EXHIBIT 10.2

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (“Agreement”) made this 21st day of February, 2019 by and between WEST AVENUE REALTY ASSOCIATES L.L.C., a limited liability company organized under the laws of the State of Connecticut and having an address c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, NJ 07311 (“Seller”) and RMC ACQUISITION ENTITY, LLC, a Delaware limited liability company having an address c/o Robert Martin Company, 100 Clearbrook Road, Elmsford, NY 10523 (“Purchaser”).

In consideration of the mutual promises, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Definitions.  For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

“419 and 650 West Avenue Real Property” means that certain parcel of real property located in the City of Stamford, County of Fairfield, State of Connecticut, as more particularly described by the legal descriptions attached hereto and made a part hereof as Exhibit A-1, together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface development rights and water rights. Buildings known as “419 West Avenue” and “650 West Avenue” (referred to as “419 and 650 West Avenue”) are located on the 419 and 650 West Avenue Real Property.

“500 West Avenue Real Property” means that certain parcel of real property located at 500 West Avenue, City of Stamford, County of Fairfield, State of Connecticut, as more particularly described by the legal descriptions attached hereto and made a part hereof as Exhibit A-2 (referred to as “500 West Avenue”), together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface development rights and water rights.

“550 West Avenue Real Property” means that certain parcel of real property located at 550 West Avenue, City of Stamford, County of Fairfield, State of Connecticut, as more particularly described by the legal descriptions attached hereto and made a part hereof as Exhibit A-3 (referred to as “550 West Avenue”), together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface development rights and water rights.

“600 West Avenue Real Property” means that certain parcel of real property located at 600 West Avenue, City of Stamford, County of Fairfield, State of Connecticut, as more particularly described by the legal descriptions attached hereto and made a part hereof as Exhibit A-4 (referred to as “600 West Avenue”), together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface development rights and water rights.

“Additional Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.

“Allocation” shall have the meaning ascribed to such term in Section 3.1 and as set forth on Schedule 3.1.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Apex Agreements” means that certain Agreement for the management of rooftop transmitting sites dated July 6, 1998 between Mack-Cali Realty Corporation on behalf of Seller and Apex Site Management, Inc. and that certain Agreement for the management of telecommunication access sites dated December 14, 1998 between Mack-Cali Realty Corporation on behalf of Seller and Apex Site management, Inc. (as same has been amended).

“Assignment of Service Contracts” has the meaning ascribed to such term in Section 10.3(d) and shall be in the form attached hereto as Exhibit B.

“Assignment of Lease Obligations” has the meaning ascribed to such term in Section 10.3(c) and shall be in the form attached hereto as Exhibit C.

“Assignment of Maintenance Declaration” has the meaning ascribed to such term in Section 10.3(f) and shall be in the form attached hereto as Exhibit K.

“Association” means the association known as West-Ave. Maintenance Corp., successor-in-interest to West Avenue Extension Maintenance Association, Inc.

“Association Documents” means, collectively, (i) that West Avenue Extension Maintenance Association Declaration dated as of March 29, 1984, by Robert Martin Company and Robert Martin West Corporation, as declarant, and recorded with the Clerk’s Office on March 30, 1984, in Book 2366 at page 104, as amended by that certain First Amendment to West Avenue Extension Maintenance Declaration, dated February 11, 1991 and recorded with the Clerk’s Office on March 18, 1991, in Book 3672 at page 6, as assigned pursuant to that certain Assignment and Assumption of Rights and Obligations under Maintenance Declaration, dated as of January 31, 1997, by and between  West Avenue Extension Maintenance Association, Inc., as assignor, and West—Ave. Maintenance Corp , as assignee, including without limitation all exhibits and schedules attached thereto (collectively, the “Maintenance Declaration”), (ii) the By-Laws of the Association, and (iii) the rules and regulations for the Association established from time to time, if any, as any or all of the same may have been or may be amended and/or restated from time to time.

“Authorities” means the various federal, state and local governmental and quasi-governmental bodies or agencies having jurisdiction over the Real Property and Improvements, or any portion thereof.

“Bill of Sale” has the meaning ascribed to such term in Section 10.3(b) and shall be in the form attached hereto as Exhibit D.

“Bring-Down Certificate” has the meaning ascribed to such term in Section 10.3(k).

“Broker” has the meaning ascribed to such term in Section 16.1.

“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.

“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3(i) and shall be in the form attached as Exhibit I.

“Certifying Person” has the meaning ascribed to such term in Section 4.3(a).

“Clerk’s Office” means the Stamford Office of the Town Clerk (Division of Land Records).

“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.

“Closing Date” means the date on which the Closing of the transactions contemplated hereby actually occurs.

“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).

“Closing Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 3.1 (as to Allocation), 3.2, 5.3, 5.4, 7.5, 8.1, 8.2, 8.3, 10.4, 10.5, 10.6, 10.7, 11.1, 11.2, 12.1, 14.1, 16.1, 18.1, 18.2, 18.3, 18.4, 18.5, 18.6, 18.7, 18.9, 18.10, 18.11, 18.12, 18.13, 18.14, and any other provisions which pursuant to their terms survive the Closing hereunder.

“Code” has the meaning ascribed to such term in Section 4.3.

“Commonwealth Title Commitment” means, collectively, the new title insurance commitments prepared by Commonwealth Land Title Insurance Company for the Real Property, as made available electronically to Purchaser for its review.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated November 2, 2018, between MCRC and Purchaser.

“Continuing Tax Protection Rights” has the meaning ascribed to such term in Section 7.5(a).

“Contribution and Exchange Agreement (RM)” means, collectively, that Contribution and Exchange Agreement, dated January 24, 1997, between Robert Martin Company, LLC, Robert Martin-Eastview North Company, L.P., Mack-Cali Realty, L.P. (f/k/a Cali Realty, L.P.) and Mack-Cali Realty Corporation (f/k/a Cali Realty Corporation), as amended by that certain Consent and Waiver Agreement, dated September    , 1997, and that certain Second Amendment to Contribution and Exchange Agreement, dated June 27, 2000, and that certain Letter Agreement, dated December 31, 2018, regarding the Elmsford Distribution Center.

“CTDEEP” has the meaning ascribed to such term in Section 5.5.

“Data Room” means the electronic web-based document depository established and maintained by the Broker in connection with the transactions contemplated by this Agreement, a link to which has been provided to Purchaser.

“Deed” has the meaning ascribed to such term in Section 10.3(a) and shall be in the form attached hereto as Exhibit L.

“Delinquent Rental” has the meaning ascribed to such term in Section 10.4(b).

“Documents” has the meaning ascribed to such term in Section 5.2(a).

“Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.

“EAT” has the meaning ascribed to such term in Section 10.7.

“Effective Date” means the date of this Agreement first set forth above.

“Employee Notice” has the meaning ascribed to such term in Section 9.2(g).

“Environmental Laws” means each and every federal, state, county and municipal statute, ordinance, rule, regulation, code, order, requirement, directive, binding written interpretation and binding written policy pertaining to Hazardous Substances issued by any Authorities and in effect as of the date of this Agreement with respect to or which otherwise pertains to or affects the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or Purchaser, and as the same have been amended, modified or supplemented from time to time prior to the Effective Date, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Water Act (33 U.S.C. § 1321 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. § 7401 et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) (collectively, the “Environmental Statutes”), and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the Environmental Statutes.

“Escrow Agent” means First American Title Insurance Company, having an address at 655 Third Avenue, 16th Floor, New York, New York 10017, Attention: Messrs. Wayne Baird and Sohail Shohpar.

“Existing Survey” means Seller’s existing surveys of the Real Property, as made available electronically to Purchaser for its review.

“Evaluation Period” has the meaning ascribed to such term in Section 5.1.

“Governmental Regulations” means all statutes, ordinances, rules and regulations of the Authorities applicable to Seller or the use or operation of the Real Property or the Improvements or any portion thereof.

“Hazardous Substances” means (a) asbestos, radon gas and urea formaldehyde foam insulation, (b) any solid, liquid, gaseous or thermal contaminant, including smoke vapor, soot, fumes, acids, alkalis, chemicals, petroleum products or byproducts, polychlorinated biphenyls, phosphates, lead or other heavy metals and chlorine, (c) any solid or liquid waste (including, without limitation, hazardous waste), hazardous air pollutant, hazardous substance, hazardous chemical substance and mixture, toxic substance, pollutant, pollution, regulated substance and contaminant, and (d) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Laws.

“HIG” has the meaning ascribed to such term in Section 4.4.

“HIG Percentage” has the meaning ascribed to such term in Section 4.4.

“HIG Wire Instructions” has the meaning ascribed to such term in Section 4.4.

“Identified Terrorist” has the meaning ascribed to such term in Section 8.1(o).

“Improvements” means all buildings, structures, fixtures, parking areas and other improvements located on the Real Property.

“Initial Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.

“Investigations” has the meaning ascribed to such term in Section 5.1.

“Lease Schedule” has the meaning ascribed to such term in Section 5.2(a) and is attached as Exhibit G.

“Leases” means all of the leases, licenses, occupancy agreements and other agreements with Tenants with respect to the use and occupancy of the Real Property, together with all renewals and modifications thereof, if any, all guaranties thereof, if any, and any new leases, lease amendments, and lease guaranties entered into after the Effective Date to the extent permitted by Section 7.1.

“Leasing Commission Agreements” means all leasing commission agreements currently affecting the Property and any leasing commission agreements entered into after the Effective Date in connection with new leases and lease amendments permitted by Section 7.1.

“Letters of Credit” has the meaning ascribed to such term in Section 10.4(a)(ii).

“Licensee Parties” has the meaning ascribed to such term in Section 5.1.

“Licenses and Permits” means, collectively, any and all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by the Authorities in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.

“LKE Property” means those Properties designated as “LKE Property” on Schedule 3.1.

“LLCs” has the meaning ascribed to such term in Section 10.7.

“Major Taking” has the meaning ascribed to such term in Section 11.2.

“Major Tenant” means Stamford RPM Raceway LLC.

“Material Damage Event” has the meaning ascribed to such term in Section 11.1.

“MCRC” means Mack-Cali Realty Corporation, a Maryland Corporation and the sole general partner of Mack-Cali Realty, L.P., a Delaware limited partnership.

“MCRLP” means Mack-Cali Realty, L.P., a Delaware limited partnership.

“Motor Vehicles” means those motor vehicles identified on Exhibit D-1 hereto.

“New Leasing Costs” has the meaning ascribed to such term in Section 10.4(e).

“New Objection Date” has the meaning ascribed to such term in Section 6.2(b).

“New Title Objection” has the meaning ascribed to such term in Section 6.2(b).

“Notice to Proceed” has the meaning ascribed to such term in Section 5.3(c).

“OP Unit Redemption Agreement” means the OP Unit Redemption Agreement, intended to be entered into before the expiration of the Evaluation Period, between MCRLP, Mack-Cali CW Realty Associates L.L.C., Mack-Cali So. West Realty Associates L.L.C. and the ROFO (RM) Party, pursuant to which the ROFO (RM) Party shall elect to redeem certain limited partnership interests in the form of operating partner interests in MCRLP in exchange for certain real property defined in the Other PSAs as 85 Executive Boulevard Real Property and 2 Executive Plaza Real Property, as same may be amended and/or restated in accordance with its terms, to be in a form based on this Agreement and to be agreed to by such parties before the expiration of the Evaluation Period.

“Operating Expenses” has the meaning ascribed to such term in Section 10.4(c).

“Other PSAs” means, collectively, (i) that certain Agreement of Sale and Purchase, dated as of even date hereof, between Seller’s affiliates, as seller, and Purchaser, as purchaser, with respect to those certain real properties located in the South Westchester Executive Park, the Cross Westchester Executive Park and the Mid-Westchester Executive Park (each as defined therein) (as same may be amended and/or restated from time to time in accordance with its terms), and (ii) the OP Unit Redemption Agreement.

“Permitted Assignee” has the meaning ascribed to such term in Section 15.1.

“Permitted Exceptions” has the meaning ascribed to such term in Section 6.2(a).

“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).

“Personal Property” means all of Seller’s right, title and interest in and to all equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used in connection with the ownership or operation of the Improvements and situated at the Real Property at the time of Closing, specifically including, not by way of limitation, all excess materials and supplies and other “attic stock” in connection with the maintenance and operation of the Improvements and other equipment but specifically excluding all personal property leased by Seller or owned by Tenants or others not affiliated with Seller.

“Preliminary Closing Statement” has the meaning ascribed to such term in Section 10.4(a).

“Property” has the meaning ascribed to such term in Section 2.1.

“Proration Items” has the meaning ascribed to such term in Section 10.4(a).

“Proration Time” has the meaning ascribed to such term in Section 10.4(a).

“Protected Information” has the meaning ascribed to such term in Section 5.2(a).

“Purchase Price” has the meaning ascribed to such term in Section 3.1.

“Purchaser’s Affiliates” means any (i) direct or indirect shareholder, partner, member, manager or owner of Purchaser; (ii) entity in which Purchaser or any direct or indirect shareholder, partner, member, manager or owner of Purchaser has an equity interest equal to or greater than ten percent (10%); (iii) entity that, directly or indirectly, controls, is controlled by or is under common control with Purchaser and (iv) the successors and assigns of any or all of the foregoing.

“Purchaser’s Information” has the meaning ascribed to such term in Section 5.3(c).

“Purchaser’s Transaction Costs” means up to $500,000.00 of the reasonable, out-of-pocket costs and expenses incurred by Purchaser, any Permitted Assignee, Purchaser’s Affiliates and/or HIG and its affiliates in connection with this Agreement and the transactions contemplated by this Agreement, including, without limitation, attorneys’ fees, due diligence expenses, and financing related fees and expenses, all of which must be evidenced by invoices or other documentation reflecting the amounts actually incurred.  Notwithstanding anything to the contrary in this Agreement or the Other PSAs, the $500,000.00 of such costs and expenses set forth in this definition is an aggregate amount to be applied with respect to Purchaser, any Permitted Assignee, Purchaser’s Affiliates and HIG and its affiliates under this Agreement and under the Other PSAs and may be reached solely under this Agreement or the Other PSAs, or partially under this Agreement and either of the Other PSAs.

“QI” has the meaning ascribed to such term in Section 10.7.

“Real Property” means individually and collectively the 419 and 650 West Avenue Real Property, the 500 West Avenue Real Property, the 550 West Avenue Real Property and the 600 West Avenue Real Property, as applicable.

“Rental” has the meaning ascribed to such term in Section 10.4(b), and same are “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).

“Required Percentage” has the meaning ascribed to such term in Section 7.2.

“Right of Access and Confidentiality Agreement” means that certain Right of Access and Confidentiality Agreement, dated December 3, 2018, between Purchaser and Seller.

“RMC” means the Robert Martin Company, LLC.

“ROFO (RM) Affidavit” has the meaning ascribed to such term in Section 7.5(a) and shall be in the form attached hereto as Exhibit Q.

“ROFO (RM) Exception Condition” has the meaning ascribed to such term in Section 7.5(a).

“ROFO (RM) Party” has the meaning ascribed to such term in Section 7.5(a).

“ROFO (RM) Rights” has the meaning ascribed to such term in Section 7.5(a).

“RSRs” has the meaning ascribed to such term in Section 5.5.

“Scheduled Closing Date” has the meaning ascribed to such term in Section 10.1.

“Second Amendment (RM)” has the meaning ascribed to such term in Section 7.5(a).

“Section 1031 Exchange” has the meaning ascribed to such term in Section 10.7.

“Security Deposits” means all security deposits (in the form of cash and/or a letter of credit) held by Seller, as landlord (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the Tenant).

“Seller’s Affiliates” means any past, present or future: (i) shareholder, partner, member, manager or owner of Seller; (ii) entity in which Seller or any past, present or future shareholder, partner, member, manager or owner of Seller has or had an interest; (iii) entity that, directly or indirectly, controls, is controlled by or is under common control with Seller and (iv) the heirs, executors, administrators, personal or legal representatives, successors and assigns of any or all of the foregoing.

“Seller’s Knowledge” has the meaning ascribed to such term at the end of Section 8.1.

“Service Contracts” means all service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds, construction contracts, open purchase orders and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property, Improvements or Personal Property that are currently in effect and to which Seller is a party, as listed and described on Exhibit F attached hereto, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1.  The Apex Agreements are not Service Contracts.

“Service Contract Termination Notices” has the meaning ascribed to such term in Section 10.2(h), and are to be delivered by Purchaser to certain service providers pursuant to Section 10.6.

“SNDA” has the meaning ascribed to such term in Section 7.4.

“SNDA Tenant” means each Tenant listed on Exhibit P hereto.

“Survey Objection” has the meaning ascribed to such term in Section 6.1.

“Tax Protection Rights” has the meaning ascribed to such term in Section 7.5(a).

“Tenants” means the tenants, users, licensees or other occupants of the Real Property and Improvements who are parties to the Leases.

“Tenant Estoppel” has the meaning ascribed to such term in Section 7.2.

“Tenant Notice Letters” has the meaning ascribed to such term in Section 10.2(g), and are to be delivered by Purchaser to Tenants pursuant to Section 10.6.

“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 5.2, 5.3, 5.4, 7.5(a), 12.1, 16.1, 18.1, 18.2, 18.3, 18.4, 18.5, 18.6, 18.7, 18.8, 18.9, 18.10, 18.11, 18.12, Articles XIII and XIV, and any other provisions which pursuant to their terms survive any termination of this Agreement.

“Title Commitment” has the meaning ascribed to such term in Section 6.2(a).

“Title Company” means First American Title Insurance Company, as lead title insurer, and Commonwealth Land Title Insurance Company, as co-insurer under a so called “me too” endorsement for a 20% interest, or such other lead title company or co-insurer in addition to Commonwealth Land Title Insurance Company as Purchaser may select, in its sole and absolute discretion.

“Title Defect” has the meaning ascribed to such term in Section 6.3(a).

“Title Objection Date” has the meaning ascribed to such term in Section 6.2(a).

“Title Objections” has the meaning ascribed to such term in Section 6.2(a).

“Title Policy” means an ALTA extended coverage owner’s policy of title insurance covering the applicable Property in the full amount of the Purchase Price allocated to such Property, subject only to the Permitted Exceptions.

“Total Damage Event” has the meaning ascribed to such term in Section 11.1.

“Transfer Act” has the meaning ascribed to such term in Section 5.5.

“Transfer Act Certification” has the meaning ascribed to such term in Section 5.5.

“Transfer Act Obligations” has the meaning ascribed to such term in Section 5.5.

“Transfer Act Real Property” has the meaning ascribed to such term in Section 5.5.

“Updated Survey” means Seller’s updated survey of the Real Property, prepared by Lagan CT, Inc. dated December 5, 2018, as made available electronically to Purchaser for its review.

“Violation Penalty Excess” has the meaning ascribed to such term in Section 6.3(c).

Section 1.2            References: Exhibits and Schedules.  Except as otherwise specifically stated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.

ARTICLE II

AGREEMENT OF PURCHASE AND SALE

Section 2.1            Agreement.  Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the “Property”):

(a)           the Real Property;

(b)           intentionally omitted;

(c)           the Improvements;

(d)           the Personal Property;

(e)           the Motor Vehicles;

(f)            all of Seller’s right, title and interest as lessor in and to the Leases and, subject to the terms of the respective applicable Leases, the Security Deposits;

(g)           to the extent assignable, all of Seller’s right, title and interest in and to the Service Contracts and the Licenses and Permits; and

(h)           all of Seller’s right, title and interest, to the extent assignable or transferable, in and to all (if any) construction documents, “as built” plans and specifications and floor plans for the existing Improvements and landscape plans (including, without limitation any CAD files and drawings), surveys, environmental site assessments and warranties relating to and only to the extent reflecting current conditions at the Real Property (but specifically excluding any such items which may have been prepared for or identify potential capital improvements or development), marketing materials, electronic versions of all lease templates, maintenance and warranty records and all other intangible rights, titles, interests, privileges and appurtenances owned by Seller and related to or used exclusively in connection with the ownership, use or operation of the Real Property or the Improvements (but for the avoidance of doubt, expressly excluding the trade name “Mack-Cali” and the trademarks and logos of Mack-Cali Realty Corporation and/or Mack-Cali Realty, L.P.).

Section 2.2            Indivisible Economic Package.  Except as otherwise expressly provided in this Agreement for the removal of an individual property from this Agreement and the Closing, Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.  In addition, except as otherwise expressly provided in this Agreement for the removal of an individual Property from this Agreement and the Closing, the parties acknowledge that this Agreement is intended to effect the transfer of title to all the properties constituting the Real Property, and notwithstanding any reference in this Agreement to any singular property, building or parcel or any other similar reference implying that this Agreement relates to only one property, except as otherwise expressly provided in this Agreement for the removal of an individual property from this Agreement and the Closing, this Agreement shall be construed to relate to the transfer of title to all the properties constituting the Real Property (so that, provisions relating to the delivery of the Deed, Bill of Sale, and so forth, shall be construed to require a separate deed for each such property rather than a single deed, as well as separate bills of sale and the like),  but all other references to the Property, Real Property, Personal Property or Improvements shall be deemed to refer to all of the Property, Real Property, Personal Property and Improvements in the aggregate. Notwithstanding anything to the contrary in this Agreement, if Purchaser and/or the purchasers under the Other PSAs elect pursuant to the terms and conditions of this Agreement and/or the Other PSAs to remove (except pursuant to Section 13.1 hereof and thereof) individual Properties from this Agreement and the Closing and/or individual properties from the Other PSAs and the closings thereunder which, in the aggregate, have an Allocation of more than $50,000,000.00, then Seller shall have the right to terminate this Agreement by giving notice to Purchaser, and this Agreement shall terminate five (5) Business Days after the date of such termination notice and Purchaser shall have the right to receive a refund of the Earnest Money Deposit within one (1) Business Day following any such termination, and except with respect to the Termination Surviving Obligations, this Agreement shall be null and void and the parties shall have no further obligation to each other hereunder; provided that if within five (5) Business Days after the date of such termination notice Purchaser gives Seller notice revoking its prior decision(s) to remove one or more individual Properties from this Agreement and the Closing so that individual Properties and properties under the Other PSAs which, in the aggregate, have an Allocation of less than or equal to $50,000,000.00 remain so removed from this Agreement and the Closing and the Other PSAs and the closings thereunder, then Seller’s termination notice with respect to this Agreement shall be null and void, ab initio, and this Agreement shall continue in full force and effect.

ARTICLE III

CONSIDERATION

Section 3.1            Purchase Price.  (a)            The purchase price for the Property (the “Purchase Price”) shall be Twenty-Nine Million Nine Hundred Eighty-Six Thousand Nine Hundred Forty and 00/100 Dollars ($29,986,940.00) in lawful currency of the United States of America, payable as provided in Section 3.2.  No portion of the Purchase Price shall be allocated to the Personal Property, except as otherwise may be required in connection with a Section 1031 Exchange.

(b)           The Purchase Price shall be allocated (the “Allocation”) among the Properties as set forth on Schedule 3.1. The Allocation shall be binding on the parties hereto, and neither Purchaser nor Seller (nor any of their respective affiliates) shall file any tax return or other document or otherwise take any position which is inconsistent with the Allocation, except as may be adjusted by subsequent agreement by Purchaser and Seller. The terms and conditions of this Section with respect to the Allocation shall survive the Closing.

Section 3.2            Method of Payment of Purchase Price.  No later than 3:00 p.m. Eastern Time on the Scheduled Closing Date, Purchaser shall pay the Purchase Price (less the Earnest Money Deposit; and after all adjustments, credits and prorations are made), together with all other costs and amounts to be paid by Purchaser at the Closing pursuant to the terms of this Agreement (“Purchaser’s Costs”), by Federal Reserve wire transfer of immediately available funds to the account of Escrow Agent.  Escrow Agent, following authorization by the parties prior to 4:00 p.m. Eastern Time on the Scheduled Closing

Date, shall pay: (i) to Seller by Federal Reserve wire transfer of immediately available funds to an account designated by Seller, the Purchase Price (after all adjustments, credits and prorations are made and the costs and amounts described in the immediately succeeding clause (ii) are deducted), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement; (ii) to the appropriate payees, out of the cash proceeds of Closing otherwise payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement; and (iii) to the appropriate payees at Closing pursuant to the terms of this Agreement, Purchaser’s Costs.

ARTICLE IV

EARNEST MONEY DEPOSIT
AND ESCROW INSTRUCTIONS

Section 4.1            The Earnest Money Deposit.  Within two (2) Business Days after the execution and delivery of this Agreement by Purchaser, Purchaser shall deposit with Escrow Agent, by Federal Reserve wire transfer of immediately available funds, the sum of Three Hundred Thousand and 00/100 Dollars ($300,000.00) as an earnest money deposit on account of the Purchase Price (the “Initial Earnest Money Deposit”). TIME IS OF THE ESSENCE with respect to the deposit of the Initial Earnest Money Deposit.  If Purchaser provides a Notice to Proceed to Seller prior to the expiration of the Evaluation Period pursuant to Section 5.3(c) below, then within one (1) Business Day after the expiration of the Evaluation Period, Purchaser shall deposit the additional sum of Three Hundred Thousand and 00/100 Dollars ($300,000.00) with Escrow Agent as an additional earnest money deposit on account of the Purchase Price (the “Additional Earnest Money Deposit”). TIME IS OF THE ESSENCE with respect to the deposit of the Additional Earnest Money Deposit.  The Initial Earnest Money Deposit and the Additional Earnest Money Deposit, together with any interest earned thereon, are hereinafter referred to individually and collectively as the “Earnest Money Deposit”.

Section 4.2            Escrow Instructions.  The Earnest Money Deposit shall be held in escrow by Escrow Agent in an interest-bearing account, in accordance with the provisions of Section 4.4 and Article XVII. In the event Purchaser provides a Notice to Proceed to Seller prior to the expiration of the Evaluation Period pursuant to Section 5.3(c) below, then the entire Earnest Money Deposit shall, except as otherwise provided herein, become non-refundable to Purchaser. In the event this Agreement is terminated prior to the expiration of the Evaluation Period pursuant to Section 5.3(c) below, then the Earnest Money Deposit shall be refunded to Purchaser within one (1) Business Day following such termination.

Section 4.3            Designation of Certifying Person.  In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:

(a)           Provided Escrow Agent shall execute a statement in writing (in form and substance reasonably acceptable to the parties hereunder) pursuant to which it agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, Seller and Purchaser shall designate Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the “Certifying Person”).  If Escrow Agent refuses to execute a statement pursuant to which it agrees to be the Certifying Person, Seller and Purchaser shall agree to appoint another third party as the Certifying Person.

(b)           Seller and Purchaser each hereby agree:

(i)            to provide to the Certifying Person all information and certifications regarding such party, as reasonably requested by the Certifying Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

(ii)           to provide to the Certifying Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Certifying Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Certifying Person is correct.

Section 4.4            Earnest Money Payable to HIG. Notwithstanding anything to the contrary in this Agreement or in the Other PSAs, (a) if Purchaser is entitled to a return of all or any portion of the “Earnest Money Deposit” in accordance with the terms and provisions of this Agreement and the Other PSAs as a result of the termination of this Agreement and the Other PSAs prior to the expiration of the Evaluation Period pursuant to Section 5.3(c) below and Section 5.3(c) of the Other PSAs, then one hundred percent (100%) of the “Earnest Money Deposit” under this Agreement and the Other PSAs (i.e., $4,000,000.00, together with any interest earned thereon) shall be paid by Escrow Agent directly to H.I.G. Realty Partners III (Onshore), L.P. and H.I.G. Realty Partners III (Offshore), L.P. (collectively, “HIG”) pursuant to the wire instructions attached hereto as Exhibit O (the “HIG Wire Instructions”), without the need for any demand or notice by or from HIG, and (b) if Purchaser is entitled to a return of all or any portion of the “Earnest Money Deposit” in accordance with the terms and provisions of this Agreement and the Other PSAs as a result of any other termination of this Agreement and the Other PSAs, then eighty percent (80%) (the “HIG Percentage”) of that portion of the “Earnest Money Deposit” to which Purchaser is so entitled under this Agreement and the Other PSAs shall be paid by Escrow Agent directly to HIG pursuant to the HIG Wire Instructions, without the need for any demand or notice by or from HIG. HIG, upon written notice given to Purchaser, Seller and Escrow Agent, shall have the right to change the HIG Percentage at any time prior to Closing or the earlier termination of this Agreement and the Other PSAs. Purchaser, Seller and Escrow Agent each hereby acknowledge and agree that HIG (i) is an intended third-party beneficiary of this Section and (ii) shall have the right to enforce the terms and provisions of this Section.

ARTICLE V

INSPECTION OF PROPERTY

Section 5.1            Evaluation Period.   For a period ending at 6:00 p.m. Eastern Time on February 26, 2019 (the “Evaluation Period”), and continuing thereafter until Closing or the earlier termination of this Agreement, Purchaser, Purchaser’s Affiliates, HIG, its affiliates, and each of their authorized agents, lenders, consultants and representatives  (for purposes of this Article V, the “Licensee Parties”) shall have the right, subject to the right of any Tenants, to enter upon the Real Property at all reasonable times during normal business hours to perform an inspection of the Property.  Purchaser will provide to Seller notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property at least one (1) Business Day prior to such intended entry and specify the intended purpose therefor and the inspections and examinations (collectively, the “Investigations”) contemplated to be made and with whom any Licensee Party will communicate.  At Seller’s option, Seller may be present for any such entry and inspection. Purchaser shall not communicate with or contact any of the Tenants or any of the Authorities (except for the purposes of obtaining and generating due diligence reports and materials including, without limitation, due diligence regarding any Purchaser redevelopment plans) without the prior written consent of Seller not to be unreasonably withheld, conditioned or delayed.  Notwithstanding anything to the contrary contained herein, no physical testing or sampling which is more invasive than a Phase I environmental study shall be conducted during any such entry by Purchaser or any Licensee Party upon the Real Property without Seller’s specific prior written consent.  TIME IS OF THE ESSENCE with respect to the provisions of this Section 5.1.

Section 5.2            Document Review.

(a)           During the Evaluation Period, and continuing thereafter until Closing or the earlier termination of this Agreement, Purchaser and the Licensee Parties shall have the right to review, inspect and copy, at Purchaser’s sole cost and expense, all of the following which, to Seller’s Knowledge, are in Seller’s possession or control  (collectively, the “Documents”): all existing environmental reports and studies of the Real Property and Improvements commissioned by Seller (which Purchaser shall have the right to have updated at Purchaser’s sole cost and expense), existing surveys of the Real Property, “as built” plans and specifications for the existing Improvements, operating statements, real estate tax bills, together with assessments (special or otherwise), ad valorem and personal property tax bills, and any tax agreements for payments in lieu of taxes covering the period of Seller’s ownership of the Property; Seller’s most current lease schedule in the form attached hereto as Exhibit G (the “Lease Schedule”); current operating statements; the Leases, Service Contracts, Licenses and Permits, the Association Documents and all other documents used in connection with the operation or ownership of the Property except for the Protected Information.  Such inspections shall occur at a location selected by Seller, which may be at the office of Seller, Seller’s counsel, Seller’s property manager, at the Real Property or any of them, or some or all of the Documents may be delivered to Purchaser in electronic format or as hard copies or may be made available to Purchaser for review electronically.  Purchaser shall not have the right to review or inspect Seller’s materials which are attorney client privileged or which incorporate proprietary analytical or operational tools of Seller, MCRC, MCRLP or any of their respective affiliates and/or materials not directly related to the leasing, operation, maintenance and/or management of the Property, including, without limitation, Seller’s internal memoranda, financial projections, budgets, appraisals, proposals for work not actually undertaken, engineering reports and drawings, plans and specifications for possible capital projects or development, and accounting and tax records (other than operating statements) (collectively “Protected Information”) information.

(b)           Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature and have been provided to Purchaser solely to assist Purchaser in determining the desirability of purchasing the Property.  Subject only to the provisions of Article XII, prior to Closing, Purchaser agrees not to disclose the contents of the Documents or the results of the Investigations or any of the provisions, terms or conditions contained therein to any party outside of Purchaser’s organization other than HIG, its affiliates, the Licensee Parties and Purchaser’s and HIG’s attorneys, partners, accountants, or prospective lenders and investors and their respective counsel and accountants (collectively, for purposes of this Section 5.2(b), the “Permitted Outside Parties”).  Purchaser further agrees that within its organization, and as to the Permitted Outside Parties, the Documents, the contents thereof, and/or the results of the Investigations will be disclosed and exhibited prior to Closing only to those persons within Purchaser’s organization or to those Permitted Outside Parties who are responsible for determining the desirability of Purchaser’s acquisition of the Property.  In permitting Purchaser and the Permitted Outside Parties to review the Documents and other information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller, and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver.  Purchaser agrees prior to Closing that all such information shall be kept confidential by Purchaser and all Permitted Outside Parties and their respective employees, agents and contractors.  If prior to Closing disclosure of any of such confidential information is required pursuant to law, or pursuant to court or other administrative process, then Purchaser and all Permitted Outside Parties, as the case may be, shall give immediate written notice to Seller, specifying to whom and why such disclosure is required, and no such disclosure shall be made if Seller objects, unless and until a determination requiring the disclosure is made by a court of competent jurisdiction or Purchaser or one of the Permitted Outside Parties is advised by counsel that disclosure prior to such time is required by law.  Seller shall have the right to interpose all objections that Seller may have to the disclosure prior to Closing, and Purchaser shall, and shall make reasonable efforts to cause all Permitted Outside Parties and their respective employees, agents and contractors, at no cost to Seller, to reasonably cooperate prior to Closing with Seller in connection with such objections, including giving testimony and signing affidavits, certifications or other documentation as may be required by Seller, provided the information contained in the affidavits, certifications or other documentation is true and accurate.  Prior to the initial entry upon the Real Property and/or Improvements, Purchaser shall advise anyone acting on behalf of Purchaser, including the Permitted Outside Parties, of the terms of this confidentiality provision and their obligation to be bound by it.  This confidentiality provision shall survive the expiration or earlier termination of this Agreement, but shall not survive Closing.  It is understood and agreed that any Documents provided hereunder or information contained therein shall not be deemed confidential if it is of public record or otherwise generally available to the public.

(c)           Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller’s ownership of the Property. PURCHASER HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS OR THE SOURCES THEREOF.  SELLER HAS NOT UNDERTAKEN ANY INDEPENDENT INVESTIGATION AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IS PROVIDING THE DOCUMENTS SOLELY AS AN ACCOMMODATION TO PURCHASER.

Section 5.3            Entry and Inspection Obligations; Termination of Agreement.

(a)           Purchaser agrees that in entering upon and inspecting or examining the Property, Purchaser and the other Licensee Parties will not unreasonably disturb the Tenants or interfere with the use of the Property pursuant to the Leases; unreasonably interfere with the operation and maintenance of the Real Property or Improvements; damage any part of the Property or any personal property owned or held by Tenants or any other person or entity; injure or otherwise cause bodily harm to Seller or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; or permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights under this Article V.  Purchaser will furnish or cause to be furnished to Seller evidence of, and will cause to be maintained and kept in effect, without expense to Seller, at all times that any entry is made upon the Property: (1) insurance against claims for personal injury (including death), and property damage, under a policy or policies of general public liability insurance of not less than One Million Dollars ($1,000,000) in respect to bodily injury (including death), and not less than Five Million Dollars ($5,000,000) of excess liability insurance, naming Seller and its mortgagee, if any, MCRLP and  MCRC, as additional insureds; (2) adequate workers’ compensation insurance in statutory limits to cover employees of Purchaser and, to the extent applicable, any Licensee Parties that plan to enter onto the Real Property; and (3) if entry upon the Real Property is for purposes of any invasive testing or sampling, errors and omissions insurance and contractor’s pollution liability insurance of not less than Three Million Dollars ($3,000,000), naming Seller and its mortgagee, if any, MCRLP, and  MCRC, as additional insureds.  Each of the policies described in clauses (1) and (3) above shall be on an occurrence basis and not on a claims made basis and shall provide that such policy cannot be canceled without at least thirty (30) days prior written notice to Seller, and each policy shall be issued by a recognized, responsible insurance company licensed to do business in the State of Connecticut.  Proof of payment of the premium of each policy and each replacement policy shall also be delivered to Seller.  Purchaser shall: (i) promptly pay when due the costs of all entry, inspections and examinations done with regard to the Property; (ii) cause any inspection to be conducted in accordance with standards customarily employed in the industry and in compliance with all Governmental Regulations; and (iii)  restore any portion of the Real Property and Improvements damaged by such inspections, testing, sampling, inspections and examination to the condition in which the same were found before any such damage.

(b)           Purchaser hereby indemnifies, defends and holds Seller and its partners, agents, directors, officers, employees, successors and assigns harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations to third parties, together with all losses, penalties, costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees and expenses), arising out of any inspections, investigations, examinations, sampling or tests conducted by Purchaser or any of the Licensee Parties on the Property, whether prior to the date hereof or after the date hereof and prior to Closing, or any violation of the provisions of this Article V; provided, however, this indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (e.g., latent environmental contamination).

(c)           Prior to the expiration of the Evaluation Period, Purchaser shall determine (in its sole discretion) whether it wants to proceed with the transactions set forth in this Agreement.  If Purchaser elects (in its sole discretion) to proceed with the transactions set forth in this Agreement, it shall do so by providing written notice to Seller of its election to proceed with the transactions set forth in this Agreement (such notice, a “Notice to Proceed”) by no later than 6:00 p.m. (Eastern Time) on the last day of the Evaluation Period, WITH TIME BEING OF THE ESSENCE WITH RESPECT THERETO. If Purchaser provides a Notice to Proceed to Seller, then Purchaser shall have no right to rescind such Notice to Proceed or to otherwise terminate this Agreement before the expiration of the Evaluation Period, except as otherwise expressly set forth in this Agreement. If Purchaser fails (for any reason or no reason whatsoever) to timely provide a Notice to Proceed to Seller, Purchaser shall be deemed to have elected not to proceed with the transactions set forth in this Agreement and this Agreement shall be thereby deemed to be terminated effective immediately prior to the expiration of the Evaluation Period. Without limiting the foregoing, Purchaser shall have the right to elect (in its sole discretion) to terminate this Agreement (for any or no reason whatsoever) at any time prior to the expiration of the Evaluation Period by providing Seller with a written termination notice to that effect at any time prior to the expiration of the Evaluation Period. In the event this Agreement terminates in accordance with this Section 5.3(c), Purchaser shall have the right to receive a refund of the Earnest Money Deposit within one (1) Business Day following any such termination, and except with respect to the Termination Surviving Obligations, this Agreement shall be null and void and the parties shall have no further obligation to each other hereunder.  In the event this Agreement is terminated for any reason, upon written request from Seller, Purchaser shall promptly return to Seller or destroy (with a written certification delivered to Seller that such documents have been destroyed) all copies Purchaser has made of the Documents and, except in the case of Seller’s default, upon written request from Seller, Purchaser to its knowledge, shall promptly deliver to Seller true and complete copies, without any representation or warranty by Purchaser, of all third party studies, reports or test results regarding any part of the Property obtained by Purchaser (excluding any studies, reports or test results which would be Protected Information with respect to Purchaser), before or after the execution of this Agreement, in connection with Purchaser’s inspection of the Property (collectively, “Purchaser’s Information”).  Seller and Purchaser agree that any termination of either of the Other PSAs by the purchaser thereunder prior to the expiration of the evaluation period under such Other PSA shall automatically terminate this Agreement.

(d)           In the event that this Agreement is not terminated pursuant to Section 5.3(c) above, then prior to the expiration of the Evaluation Period, Purchaser may notify Seller in writing of any assignable warranties that Purchaser wants Seller to assign to Purchaser at or promptly after Closing and (y) any Service Contracts that Purchaser wants to terminate pursuant to Section 7.1(c), WITH TIME BEING OF THE ESSENCE WITH RESPECT TO SUCH NOTICE.  Failure to provide a notice shall be deemed an election by Purchaser to take an assignment of all warranties and to not terminate any Service Contracts.

(e)           The Right of Access and Confidentiality Agreement continues to govern and apply to all access to the Property, inspections, investigations, examinations, sampling or tests conducted by Purchaser or any of the Licensee Parties, except that the terms and conditions of this Section 5.3 shall govern, apply and supersede to the extent of any express inconsistency with the terms and conditions of the Right of Access and Confidentiality Agreement, and in such case, such terms and conditions of this

Section 5.3 shall relate back prior to the date of this Agreement to the date of the Right of Access and Confidentiality Agreement.

(f)            In the event that Purchaser provides a Notice to Proceed to Seller in accordance with the provisions of Section 5.3(c) herein, Seller shall continue to afford Purchaser reasonable access to the Property and the Documents in accordance with, and subject to, the terms hereof.

Section 5.4            Sale “As Is”.  THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER. THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS THE RIGHT TO CONDUCT ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN THE MATTERS REPRESENTED AND/OR WARRANTED TO BY SELLER IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, BY WHICH ALL OF THE FOLLOWING PROVISIONS OF THIS SECTION 5.4 ARE LIMITED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE.

SELLER SPECIFICALLY DISCLAIMS, AND NEITHER SELLER NOR ANY OF SELLER’S AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER, AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER, IN EACH CASE EXCEPT AS EXPRESSLY MADE BY SELLER IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT , WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (g) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS, NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS,” WITH ALL FAULTS.  PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE, AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE PROPERTY.  PURCHASER HAS BEEN GIVEN A SUFFICIENT OPPORTUNITY HEREIN TO CONDUCT AND HAS CONDUCTED OR WILL CONDUCT SUCH INSPECTIONS, INVESTIGATIONS AND OTHER INDEPENDENT EXAMINATIONS OF THE PROPERTY AND RELATED MATTERS AS PURCHASER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND WILL RELY UPON SAME AND NOT UPON ANY STATEMENTS OF SELLER (EXCLUDING

THE MATTERS REPRESENTED AND/OR WARRANTED TO BY SELLER IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT) NOR OF ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER. PURCHASER ACKNOWLEDGES THAT ALL INFORMATION OBTAINED BY PURCHASER WAS OBTAINED FROM A VARIETY OF SOURCES, AND SELLER WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED, EXCEPT AS EXPRESSLY PROVIDED BY SELLER IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, THE COMPLETENESS, TRUTH OR ACCURACY OF ANY OF THE DOCUMENTS OR OTHER SUCH INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO PURCHASER.  UPON CLOSING, PURCHASER WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INSPECTIONS AND INVESTIGATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT, UPON CLOSING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, SELLER WILL SELL AND CONVEY TO PURCHASER, AND PURCHASER WILL ACCEPT THE PROPERTY, “AS IS, WHERE IS,” WITH ALL FAULTS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN OR IN ANY CLOSING DOCUMENT. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS IS, WHERE IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY.  PURCHASER, WITH PURCHASER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT AND UNDERSTANDS THEIR SIGNIFICANCE AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT.

PURCHASER AND PURCHASER’S AFFILIATES FURTHER COVENANT AND AGREE, EXCEPT AS EXPRESSLY PERMITTED AND LIMITED PURSUANT TO THIS AGREEMENT,  NOT TO SUE SELLER AND SELLER’S AFFILIATES ON, AND RELEASE SELLER AND SELLER’S AFFILIATES OF AND FROM, AND WAIVE, ANY CLAIM OR CAUSE OF ACTION, INCLUDING, WITHOUT LIMITATION, ANY STRICT LIABILITY CLAIM OR CAUSE OF ACTION, THAT PURCHASER OR PURCHASER’S AFFILIATES MAY HAVE AGAINST SELLER OR SELLER’S AFFILIATES UNDER ANY ENVIRONMENTAL LAW, NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, RELATING TO ENVIRONMENTAL MATTERS OR ENVIRONMENTAL CONDITIONS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE REAL PROPERTY, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, OR BY VIRTUE OF ANY COMMON LAW RIGHT, NOW EXISTING OR HEREAFTER CREATED, RELATED TO ENVIRONMENTAL CONDITIONS OR ENVIRONMENTAL MATTERS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE REAL PROPERTY. THE TERMS AND CONDITIONS OF THIS SECTION 5.4 WILL EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING, AS THE CASE MAY BE, AND WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND ARE HEREBY DEEMED INCORPORATED INTO THE DEED AS FULLY AS IF SET FORTH AT LENGTH THEREIN.

Section 5.5            Transfer Act.  Without otherwise limiting the generality of the matters set forth in this Article, the parties acknowledge that the Connecticut Transfer Act, Conn. Gen. Stat. §22a-134 et seq. (“Transfer Act”), may apply to one or more Real Property (“Transfer Act Real Property”). Solely as to any Transfer Act Real Property, the parties agree as follows:

(a)           In connection with closing of the transactions contemplated by this Agreement, Seller, as “transferor” within the meaning of the Transfer Act, shall prepare, deliver and file a certification for each Transfer Act Real Property (“Transfer Act Certification”), in such form as Seller may determine in its sole discretion.

(b)           Seller’s sole obligation to Purchaser hereunder shall be to prepare, deliver and file certification(s) in accordance with Section 5.5(a). In all other respects, any obligations Seller may have pursuant to the Transfer Act as certifying party for any Transfer Act Real Property (“Transfer Act Obligations”) shall be exclusively as determined by Connecticut law under the jurisdiction of the Connecticut Department of Energy and Environmental Protection (“CTDEEP”), and as between Seller and Purchaser shall be subject in all respects to the release and waiver of claims and causes of action related to environmental matters set forth in Section 5.4.  Without limiting the generality of the foregoing, Purchaser intends the release and waiver of claims and causes of action set forth in Section 5.4 to apply to any rights it might otherwise have, in contract or under any statute, concerning Seller’s Transfer Act Obligations.

(c)           After closing, Purchaser shall grant Seller or Seller’s designee full access to any Transfer Act Real Property, upon reasonable advance notice, for any and all activities relating to any Transfer Act Certification and Seller’s Transfer Act Obligations.

(d)           If Seller’s Transfer Act Obligations extend to action to achieve compliance with the Connecticut Remediation Standard Regulations, R.C.S.A. §22a-133k-1 et seq. (“RSRs”), Purchaser agrees that such compliance may be to industrial/commercial nonresidential standards, and shall fully cooperate with measures to achieve compliance on that basis, including without limitation by accepting, agreeing to and executing any Environmental Land Use Restriction, Notice of Activity and Use Limitation, or comparable document or covenant.

(e)           The obligations of Purchaser under this Section 5.5 shall survive Closing and shall be binding on Purchaser’s successors and assigns. Seller shall perform Transfer Act Obligations at its sole cost and expense.

ARTICLE VI

TITLE AND SURVEY MATTERS

Section 6.1            Survey.  Purchaser acknowledges receipt of the Existing Survey and the Updated Survey.  Purchaser shall reimburse Seller for the cost incurred by Seller in preparing the Updated Survey in the amount of $33,000.00, which amount shall be paid at Closing by Purchaser to Seller by increasing the cash to be delivered by Purchaser in payment of the Purchase Price at Closing. Any modification, update or recertification of the Updated Survey or any new survey shall be at Purchaser’s election and sole cost and expense. Any matters disclosed on the Updated Survey that would render title unmarketable and which are objectionable according to the Connecticut Bar Association Standards shall constitute a “Survey Objection” under this Agreement if Purchaser objects to same in writing on or before the Title Objection Date (as defined in Section 6.2(a) below), WITH TIME BEING OF THE ESSENCE.

Section 6.2            Title Commitment.  (a)       Purchaser acknowledges receipt of the Commonwealth Title Commitment. If Purchaser elects to use a title company other than Commonwealth Land Title Insurance Company, prior to the Effective Date, Purchaser shall have ordered from the Title Company a title insurance commitment for an Owner’s Title Insurance Policy (the “Title

Commitment”). If Purchaser elects to use Commonwealth Land Title Insurance Company as the Title Company, within two (2) Business Days after the Effective Date, Purchaser shall order from the Title Company an update to said Commonwealth Title Commitment.  Prior to the expiration of the Evaluation Period (the “Title Objection Date”), Purchaser shall notify Seller in writing of any (i) exceptions to title to the Real Property raised by the Title Company if Purchaser deems same unacceptable (“Title Objections”) and (ii) Survey Objections.  In the event Seller does not receive notice of any Title Objections or Survey Objections by the Title Objection Date, Purchaser will be deemed to have accepted the exceptions to title set forth in the Title Commitment, and such exceptions shall constitute “Permitted Exceptions”, and all matters shown on the Updated Survey.  TIME SHALL BE OF THE ESSENCE WITH RESPECT TO THE TITLE OBJECTION DATE.

(b)           By the date (the “New Objection Date”) which is five (5) Business Days after Purchaser’s counsel receives notice of any new exception to title to the Real Property recorded in the land records or arising after the effective date of the Title Commitment and prior to the Closing (or as promptly as possible prior to the Closing if such notice is received with less than five (5) Business Days prior to the Closing) which is objectionable according to the Connecticut Bar Association Standards, Purchaser shall provide Seller with written notice of its objection to such new exception if Purchaser deems same unacceptable (“New Title Objection”). TIME SHALL BE OF THE ESSENCE WITH RESPECT TO THE NEW OBJECTION DATE.  In the event Seller does not receive the New Title Objection by the New Objection Date, Purchaser will be deemed to have accepted the applicable exceptions to title set forth on any applicable update to the Title Commitment as Permitted Exceptions.

(c)           All taxes, water rates or charges, sewer rents and assessments, plus interest and penalties thereon, which on the Closing Date are liens against the Real Property and which Seller is obligated to pay and discharge will be credited against the Purchase Price (subject to the provision for apportionment of taxes, water rates and sewer rents herein contained) and shall not be deemed a Title Objection.  If on the Closing Date there shall be security interests filed against the Real Property, such items shall not be Title Objections if (i) the personal property covered by such security interests are no longer in or on the Real Property; (ii) such personal property is the property of a Tenant, and Seller executes and delivers an affidavit to such effect; or (iii) the security interest was filed more than five (5) years prior to the Closing Date and was not renewed; and in addition, as a result thereof or otherwise, the Title Company omits such security interest as an exception from the Title Commitment.

(d)           If on the Closing Date the Real Property shall be affected by any lien which, pursuant to the provisions of this Agreement, is required to be discharged or satisfied by Seller, Seller shall not be required to discharge or satisfy the same of record provided the money necessary to satisfy the lien is retained by the Title Company at Closing to be applied to satisfy such lien at Closing, or Seller provides an indemnity from MCRLP in form and substance satisfactory to the Title Company, the Title Company omits the lien as an exception from the Title Commitment without additional premium or cost to Purchaser, and Purchaser’s lender does not object to such omission based on such indemnity and a credit is given to Purchaser for the recording charges for a satisfaction or discharge of such lien.

(e)           No franchise, transfer, inheritance, income, corporate or other tax open, levied or imposed against Seller or any former owner of the Real Property, that may be a lien against the Real Property on the Closing Date, shall be an objection to title if the Title Company insures against collection thereof from or out of the Real Property and/or the Improvements, and provided further that Seller deposits with the Title Company a sum reasonably sufficient to secure a release of the Real Property from the lien thereof or an indemnity agreement reasonably satisfactory to the Title Company, the Title Company omits the lien as an exception from the Title Commitment and Purchaser’s lender does not object to such omission based on such indemnity agreement. If any such tax issue is not resolved within sixty (60) days of after Closing, the Title Company shall, at Purchaser’s direction use any escrowed funds to satisfy such tax.  If a search of title discloses judgments, bankruptcies, or other returns against other persons having names the same as or similar to that of Seller, Seller will deliver to Purchaser and the Title

Company an affidavit stating that such judgments, bankruptcies or other returns do not apply to Seller, and, so long as the Title Company omits the same as an exception from the Title Commitment without additional premium or cost to Purchaser, such search results shall not be deemed Title Objections.

Section 6.3            Title Defect.

(a)           In the event Seller receives notice of any Survey Objection or Title Objection within the time periods required under Sections 6.1 and 6.2 above (collectively and individually, a “Title Defect”), Seller may elect (but shall not be obligated) to attempt to remove, or cause to be removed at its expense, any such Title Defect, and shall provide Purchaser with notice, within seven (7) days after its receipt of any such objection, of its intention to attempt to cure any such Title Defect.  Failure to respond within such seven (7) day period shall be deemed an election by Seller to attempt to cure such objection.  If Seller elects or is deemed to have elected to attempt to cure any Title Defect, (i) the Closing shall not occur any earlier than five (5) Business Days after Seller has cured the Title Defect and given Purchaser notice thereof, and (ii) the Scheduled Closing Date, to the extent elected by Seller, shall be extended, for a period not to exceed fifteen (15) days, for the purpose of attempting such removal.  In the event that (A) Seller elects not to attempt to cure any such Title Defect, or (B) Seller is unable to cure any such Title Defect for any period elected by Seller but not to exceed fifteen (15) days from the Scheduled Closing Date, Seller shall so advise Purchaser, and Purchaser shall have the right to (1) waive such Title Defect and proceed to the Closing, or (2) amend this Agreement to remove the individual Property that Seller is unable to convey free and clear of Title Defects and reduce the Purchase Price by an amount equal to the Allocation for such Property.  Purchaser shall make such election within ten (10) days of receipt of Seller’s notice.  Failure to so elect within such ten (10) day period shall be deemed an election under clause (2) above.  If Purchaser elects to proceed to the Closing, any Title Defects waived by Purchaser shall be deemed to constitute Permitted Exceptions.

(b)           Notwithstanding any provision of this Article VI to the contrary, Seller will be obligated to cure exceptions to title to the Property, regardless of notice from Purchaser, in the manner described above, (i) relating to liens and security interests securing any financings to Seller, (ii) any mechanic’s liens resulting from work at the Property commissioned by Seller, (iii) any other liens against the Property based on claims against Seller, or against any tenant unless such tenant is obligated under its lease to discharge such lien (by payment or filing a bond or otherwise as permitted by law), which may be cured by the payment of up to three-quarters of one percent (0.75%) of the Allocation for a particular Property, in the aggregate, with respect to all liens described in this clause (iii) which affect such Property; however up to, in the aggregate with respect to all liens described in this clause (iii), three-quarters of one percent (0.75%) of the Purchase Price, and (iv) any exceptions or encumbrances to title created by Seller or any Seller’s Affiliate after the Effective Date.  Purchaser shall have the right to apply any portion of the Purchase Price at Closing to satisfy, cure and discharge any of the liens, security interests and encumbrances that Seller is required to cure pursuant to this Section 6.3(b).  Notwithstanding anything to the contrary in this Agreement or the Other PSAs, the mandatory cure cap set forth as to all liens described in clause (iii) of this Section 6.3(b) (i.e., three-quarters of one percent (0.75%) of the Purchase Price) is an aggregate amount to be applied with respect to Seller under this Agreement and the seller under the Other PSAs and may be reached solely under this Agreement or either of the Other PSAs, or partially under this Agreement and the Other PSAs.

(c)           Purchaser shall accept title to the Real Property subject to any and all violations, provided that Seller shall, at or prior to Closing, pay any outstanding fines, penalties and interest thereon up to an aggregate amount of $750,000.00 which are in liquidated sums on the face of such violations.  In the event that there are such amounts outstanding in excess of $750,000.00 (the “Violation Penalty Excess”), Purchaser may, within three (3) Business Days after being notified or obtaining knowledge that such Violation Penalty Excess exists or, if sooner, before Closing, (i) waive such Violation Penalty Excess and proceed to the Closing, or (ii) amend this Agreement to remove the individual Property(ies) affected by such Violation Penalty Excess and reduce the Purchase Price by an amount equal to the

Allocation for such Property(ies); provided, however, if Purchaser exercises the foregoing Property(ies) removal right, Seller may within three (3) Business Days thereafter or, if sooner, before Closing agree to also pay the Violation Penalty Excess in which case the Purchaser’s election to remove such Property(ies) shall be null and void, ab initio, and this Agreement shall continue in full force and effect with Seller obligated to also pay the Violation Penalty Excess.  Notwithstanding anything to the contrary in this Agreement or the Other PSAs, the $750,000.00 mandatory violation penalty payment cap set forth in this Section 6.3(c) is an aggregate amount to be applied with respect to Seller under this Agreement and the seller under the Other PSAs and may be reached solely under this Agreement or either of the Other PSAs, or partially under this Agreement and the Other PSAs.

ARTICLE VII

INTERIM OPERATING COVENANTS AND ESTOPPELS

Section 7.1            Interim Operating Covenants.  Seller makes the following covenants to Purchaser:

(a)           Operations.  From the Effective Date until Closing:

Seller will continue to operate, manage and maintain the Real Property and the Improvements in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and further subject to Article XI of this Agreement, and not postpone any regularly scheduled maintenance as a result of this transaction.  Seller shall comply in all material respects with its obligations, as landlord, under all Leases.  Seller shall not amend, renew, extend or terminate any existing Lease, or enter into any new Lease without Purchaser’s prior written consent, which consent may be given or denied in Purchaser’s sole discretion.  After January 25, 2019, Seller shall not initiate or settle any tax appeal for the tax year in which the Closing is scheduled to occur or tax years thereafter, without Purchaser’s prior written consent, which consent may be given or denied in Purchaser’s sole discretion.  Seller shall not have the right to prosecute or settle any tax appeals for tax years prior to the year in which the Closing occurs without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Seller shall maintain in full force and effect all insurance policies currently in effect with respect to the Property. Seller shall comply in all material respects with its obligations under the Association Documents.  Seller shall not amend, modify, renew, extend, terminate, or enter into any new agreements with respect to, any Association Document without Purchaser’s prior written consent, which consent may be given or denied in Purchaser’s sole discretion.

(b)           Compliance with Governmental Regulations. From the Effective Date until Closing, Seller will not knowingly take any, or refrain from taking, action that Seller knows would result in a failure to comply in all material respects with all Governmental Regulations applicable to the Property, it being understood and agreed that prior to Closing, Seller will have the right to contest any such Governmental Regulations in a manner that is not adverse to any Property.

(c)           Service Contracts. From the expiration of the Evaluation Period until Closing, Seller will not (i) enter into any Service Contract unless such Service Contract is on terms substantially the same as the Service Contract which it is replacing and is terminable on thirty (30) days’ notice without penalty or unless Purchaser consents thereto in writing, which approval will not be unreasonably withheld, delayed or conditioned or (ii) terminate any Service Contracts unless Purchaser consents thereto in writing, which approval will not be unreasonably withheld, delayed or conditioned.  On or before the expiration of the Evaluation Period, Purchaser shall notify Seller in writing of any Service Contracts which Purchaser wants to terminate on or after the Closing Date, to the extent the same can be terminated, WITH TIME BEING OF THE ESSENCE WITH RESPECT TO SUCH NOTICE.  At Closing, Purchaser shall assume all Service Contracts. Seller shall deliver to Purchaser at Closing a termination letter from Purchaser with respect to any Service Contracts which Purchaser has so identified for termination on or after the Closing Date, to the extent the same can be terminated (collectively, the “Service Contracts Termination Notices”).  Any and all costs accruing on or after the Closing Date under any Service Contract, whether or not terminated by Purchaser on or after the Closing Date, shall be borne entirely by Purchaser.

(d)           Notices. To the extent received by Seller from the Effective Date until Closing, Seller shall promptly deliver to Purchaser copies of any written notice (i) from a Tenant or the Association, or (ii) that alleges a violation of any Governmental Regulations.

(e)           No Advance Rent.  Seller has not sent invoices to or charged Tenants for and, without Purchaser’s prior written consent, will not (except if otherwise expressly provided in a Lease and subject to proper apportionment thereof in accordance with this Agreement) send invoices to or charge Tenants for so called fixed or base rent (for avoidance of doubt not to include any security deposits, additional rent, percentage rent or any other type of rent) more than one month in advance.  However, if any such fixed or base rent is nevertheless paid to Seller, such rent shall be subject to proper apportionment thereof in accordance with this Agreement.

(f)            Bill and Invoices.  Seller shall remain responsible after the Closing for all bills and invoices received by Seller for labor, goods and materials, services and utility charges contracted for by Seller for its own account with respect to the Property for which Seller is responsible relating to the period prior to Closing and otherwise subject to apportionment and/or Purchaser’s assumption thereof pursuant to the terms and conditions of this Agreement and/or the Closing documents executed by Purchaser.

(g)           No Alteration.  Subject to rights of tenants and landlord’s obligations under the applicable Lease, Seller shall not undertake or perform or allow to be undertaken or performed any construction, demolition, alteration or similar activities of or at the Real Property, except in connection with any repair and/or replacement work, which shall be performed by Seller as necessary in order to keep and maintain the Real Property in good order and repair.

(h)           No Transfers Encumbrances.  Between the Effective Date and Closing, Seller (i) shall not sell or otherwise transfer, or permit the sale or transfer of, the Property or any portion thereof and (ii) shall not subject the Property to, or consent to the Property becoming subject to, any liens, encumbrances, covenants, conditions, easements, rights of way, agreements or other similar matters.

Section 7.2            Tenant Estoppels.  It will be a condition to Purchaser’s obligation to close hereunder that Seller obtain a Tenant Estoppel from (i) the Major Tenant and (ii) other Tenants or, together with the sellers under the Other PSAs, “Tenants” under and as defined in the Other PSAs to the extent required to bring the aggregate rented square footage covered by Tenant Estoppels to no less than 75% (the “Required Percentage”) of the aggregate rented square footage of the Improvements under this Agreement and the Other PSAs, on a combined basis and deliver, together with the sellers under the Other PSAs, such Tenant Estoppels to Purchaser at least three (3) Business Days prior to Closing.  Notwithstanding anything to the contrary set forth above, in no event shall the square footage demised pursuant to a Lease or a “Lease” under and as defined in the Other PSAs, that is scheduled to expire prior to or within sixty (60) days after the Scheduled Closing Date, be included in calculating such rented square footage.

Seller has delivered by email to Purchaser’s counsel a draft Tenant Estoppel for the Major Tenant.  Purchaser has approved the draft of Major Tenant Estoppel. At a time selected by Seller but in any event no later than five (5) Business Days after Purchaser’s timely deposit with the Escrow Agent of the Additional Earnest Money Deposit pursuant to Section 4.1 above, Seller shall deliver a draft Major Tenant Estoppel to the Major Tenant for execution.  Seller may, but is not required to, deliver by email draft non-Major Tenant Estoppels to Purchaser’s counsel for review and comment.  At a time selected by

Seller but in any event no later than five (5) Business Days after Purchaser’s timely deposit with the Escrow Agent of the Additional Earnest Money Deposit pursuant to Section 4.1 above, Seller shall deliver a draft Tenant Estoppel to each respective non-Major Tenant for execution. Seller will use commercially reasonable efforts to obtain and deliver to Purchaser a Tenant Estoppel from all Tenants.  Furthermore, Seller shall be obligated to deliver to Purchaser any Tenant Estoppel in the form that Seller receives from a Tenant even if the Required Percentage has been achieved.  Seller shall not be in default of its obligations hereunder if the Major Tenant or Tenant fails to deliver a Tenant Estoppel, or delivers a Tenant Estoppel which is not in accordance with this Agreement.  Seller agrees to deliver by email (NOTING IN SUCH EMAIL THE DEEMED APPROVAL PROVISIONS OF THIS SECTION FOR PURCHASER’S FAILURE TO TIMELY RESPOND) to Purchaser (sent to Tim Jones - tjones@rmcdev.com, Sandy Spring - sspring@rmcdev.com, Jeremy Frank - jfrank@rmcdev.com, Christian Wallace - cwallace@rmcdev.com, Renee Fuller - rfuller@rmcdev.com, Richard J. Shea, Jr. — rshea@cbshealaw.com, Christopher R. Shea — cshea@cbshealaw.com, Lisa Neary — lneary@cbshealaw.com, and Alicia Davis - Alicia.Davis@cwt.com), each executed Tenant Estoppel within three (3) Business Days after Seller’s receipt of the same from the applicable Tenant.  If Purchaser fails to provide comments by email (sent to Brian Primost - bprimost@mack-cali.com, Lawrence Reiss - LReiss@mack-cali.com, Susan Epstein- SEpstein@mack-cali.com, and Miles Borden - mborden@seyfarth.com) to any such executed estoppel certificate within three (3) Business Days’ after Purchaser’s  receipt thereof by an email containing the requisite deemed approval provisions described in the immediately preceding sentence, Purchaser shall be deemed to have approved and accepted such Tenant Estoppel, WITH TIME BEING OF THE ESSENCE WITH RESPECT TO PROVIDING ANY SUCH COMMENTS.  Notwithstanding anything to the contrary, Purchaser shall have no right to object to a Tenant Estoppel based on information disclosed by Seller or made available to Purchaser, or otherwise known by Purchaser, if (i) (x) prior to 6:00 p.m. on the Effective Date, Seller has disclosed to Purchaser in the Data Room materials which expressly and clearly confirm, or expressly and clearly support, any statement in such estoppel certificate, or (y) after 6:00 p.m. on the Effective Date, but prior to the expiration of the Evaluation Period, Seller has disclosed to Purchaser by email (sent to Tim Jones - TJones@rmcdev.com, and Richard Shea - RShea@cbshealaw.com) and by posting in the Data Room, materials that are described in such email as “DISCLOSURE MATERIALS” and which expressly and clearly confirm, or expressly and clearly support, any statement in such estoppel certificate; or (ii) Purchaser obtains actual knowledge prior to the expiration of the Evaluation Period, including, without limitation, as a result of Purchaser’s due diligence tests, investigations and inspections of the Property that expressly and clearly confirm, or expressly and clearly support, any such statement in such Tenant Estoppel.  Purchaser’s actual knowledge for all purposes of this Agreement shall be deemed to mean the actual knowledge (as opposed to constructive or imputed) of Timothy Jones and/or Jeremy M. Frank, without any independent investigation or inquiry whatsoever.

“Tenant Estoppel” means an estoppel certificate from a Tenant (i) substantially in the form annexed hereto as Exhibit H, or (ii) otherwise substantially in the form, or limited to the substance, prescribed by or attached to such Tenant’s Lease provided that such alternative estoppel certificate does not (1) reflect a continuing material default by landlord or a material default by Tenant under the applicable Lease (unless prior to the expiration of the Evaluation Period, Seller has disclosed or made available to Purchaser information regarding such default pursuant to the standards set forth above, or Purchaser otherwise has actual knowledge of such default, subject to and as provided in the penultimate sentence of the immediately preceding paragraph) or (2) contain a material adverse discrepancy, statement or information which is clearly inconsistent with the applicable Lease or contrary to the statements provided for in the form estoppel certificate.  A Tenant Estoppel may (I) contain substantiality, knowledge and other such qualifiers, (II) delete the updated certification paragraph and add the bracketed language set forth in the form Tenant Estoppel annexed hereto as Exhibit H or (III) contain non-substantial deviations from the requested estoppel certificate or the estoppel certificate prescribed by or attached to such tenant’s lease, and Purchaser acknowledges that none of the foregoing will allow Purchaser to claim that a Tenant Estoppel is unacceptable.  Tenant Estoppels shall be dated within sixty

(60) days of Closing (unless the Scheduled Closing Date has been adjourned for any reason (including a request by Purchaser for adjournment agreed to by Seller) by Purchaser).

In the event Seller is unable to obtain Tenant Estoppels to the extent required to be delivered as a condition to Closing pursuant to the first paragraph of this Section, Seller and/or Purchaser may, but are not obligated to, elect to extend the Scheduled Closing Date one (1) time for up to an additional thirty (30) days in order to satisfy such Tenant Estoppel condition to Closing, and if Purchaser so elects, it may deal directly with Tenants to obtain the Tenant Estoppels. If Seller is unable to obtain a Tenant Estoppel from a Major Tenant, Purchaser shall have the option, to be exercised within two (2) Business Days prior to Closing, to amend this Agreement to remove the individual Property having the leasehold of such Major Tenant from this Agreement. If Purchaser so elects to amend this Agreement, the Purchase Price shall be accordingly reduced by the Allocation for such individual Property, and the parties shall enter into an amendment to this Agreement confirming the removal of such individual Property and the applicable reduction of the Purchase Price.

Section 7.3            Intentionally Omitted.

Section 7.4            SNDAs.  (a)  It will be a condition to Purchaser’s obligation to close hereunder that Seller obtain an SNDA from each SNDA Tenant.  Purchaser has delivered by email to Seller a draft SNDA for each SNDA Tenant.  At a time selected by Seller but in any event no later than five (5) Business Days after Purchaser’s timely deposit with the Escrow Agent of the Additional Earnest Money Deposit pursuant to Section 4.1 above, Seller shall deliver a draft SNDA to each respective SNDA Tenant for execution.  Seller will use commercially reasonable efforts to obtain and deliver to Purchaser an SNDA from each SNDA Tenant.  Seller shall not be in default of its obligations hereunder if any SNDA Tenant fails to deliver an SNDA, or delivers an SNDA which is not in accordance with this Agreement.  Seller agrees to deliver by email (NOTING IN SUCH EMAIL THE DEEMED APPROVAL PROVISIONS OF THIS SECTION FOR PURCHASER’S FAILURE TO TIMELY RESPOND) to Purchaser (sent to Tim Jones - tjones@rmcdev.com, Sandy Spring - sspring@rmcdev.com, Jeremy Frank - jfrank@rmcdev.com, Christian Wallace - cwallace@rmcdev.com, Renee Fuller - rfuller@rmcdev.com, Richard J. Shea, Jr. — rshea@cbshealaw.com, Christopher R. Shea — cshea@cbshealaw.com, Lisa Neary — lneary@cbshealaw.com, and Alicia Davis - Alicia.Davis@cwt.com), each executed SNDA within three (3) Business Days’ after Seller’s receipt of the same from the applicable SNDA Tenant.  If Purchaser fails to provide comments by email (sent to Brian Primost - bprimost@mack-cali.com, Lawrence Reiss - LReiss@mack-cali.com, Susan Epstein- SEpstein@mack-cali.com, and Miles Borden - mborden@seyfarth.com) to any such executed SNDA within three (3) Business Days’ after Purchaser’s receipt thereof by an email containing the requisite deemed approval provisions described in the immediately preceding sentence, Purchaser shall be deemed to have approved and accepted such SNDA, WITH TIME BEING OF THE ESSENCE WITH RESPECT TO PROVIDING ANY SUCH COMMENTS.

“SNDA” means a subordination, non-disturbance and attornment Agreement from an SNDA Tenant, (i) substantially in the form annexed hereto as Exhibit R, or (ii) otherwise substantially in the form, or limited to the substance, prescribed by or attached to such tenant’s lease.  An SNDA may (I) contain substantiality, knowledge and other such qualifiers, or (II) contain non-substantial deviations from or commercially reasonable comments to the requested SNDA or the SNDA prescribed by or attached to such tenant’s lease, and, subject to Purchaser’s lender’s acceptance of the SNDA (not to be unreasonably withheld, conditioned or delayed), Purchaser acknowledges that none of the foregoing will allow Purchaser to claim that an SNDA  is unacceptable.

In the event Seller is unable to obtain an SNDA to the extent required to be delivered as a condition to Closing pursuant to the first paragraph of this Section, Seller and/or Purchaser may, but are not obligated to, elect to extend the Scheduled Closing Date one (1) time for up to an additional thirty (30) days in order to satisfy such SNDA condition to Closing, and if Purchaser so elects, it may deal directly with SNDA Tenants to obtain the SNDAs.  If Seller is unable to obtain an SNDA from an SNDA Tenant, Purchaser shall have the option, to be exercised within two (2) Business Days prior to Closing, to amend this Agreement to remove the individual Property having the leasehold of such SNDA Tenant from this Agreement.  If Purchaser so elects to amend this Agreement, the Purchase Price shall be accordingly reduced by the Allocation for such individual Property, and the parties shall enter into an amendment to this Agreement confirming the removal of such individual Property and the applicable reduction of the Purchase Price.

(b)           If requested by an SNDA Tenant, and SNDA Tenant is entitled to the same under its Lease, Purchaser shall reimburse the reasonable costs and expenses of such SNDA Tenant in connection with the negotiation, execution and delivery of an SNDA, which shall be paid by Purchaser at Closing or the termination of this Agreement, or if requested by an SNDA Tenant thereafter and SNDA Tenant is entitled to the same under its Lease, within ten (10) days after demand, and which payment obligation shall be a Closing Surviving Obligation or a Termination Surviving Obligation.

Section 7.5            Rights of First Offer; and Built-In Gain.

(a)           Seller has informed Purchaser that the parties described on Schedule 7.5 attached hereto and made a part hereof (collectively, the “ROFO (RM) Party”) possess certain rights of first offer (the “ROFO (RM) Rights”) and other protections to prevent the recognition of gain (the “Tax Protection Rights”) pursuant to the Contribution and Exchange Agreement (RM), including, without limitation, Section 27 of the Contribution and Exchange Agreement (RM) and Sections 1.1.1 through 1.1.9 of that certain Second Amendment to Contribution and Exchange Agreement (RM), dated June 27, 2000  (the “Second Amendment (RM)”).

By signing this Agreement, subject to any ROFO (RM) Exception Condition, each ROFO (RM) Party hereby, now and hereafter, as of the Effective Date, (1) permanently waives and terminates any and all of its ROFO (RM) Rights under the Contribution and Exchange Agreement (RM),  (2) agrees that such ROFO (RM) Rights under the Contribution and Exchange Agreement (RM) are hereby terminated and of no further force and effect and (3) releases Seller, MCRC, MCRLP, Purchaser, HIG, any Permitted Assignee and their respective successors and assigns from any and all obligations and liabilities (including, without limitation, any tax liabilities or other liability or payment specified in the Contribution and Exchange Agreement (RM) or otherwise available by law or equity) with respect to or in connection with the ROFO (RM) Rights under the Contribution and Exchange Agreement (RM), except for obligations or liabilities with respect to Continuing Tax Protection Rights.  At Closing Seller shall deliver to Purchaser and to the Title Company an affidavit in the form attached hereto as Exhibit Q (the “ROFO (RM) Affidavit”).

By signing this Agreement, subject to any ROFO (RM) Exception Condition and except for the Continuing Tax Protection Rights, each ROFO (RM) Party hereby, now and hereafter, as of the Effective Date, (1) permanently waives and terminates any and all of its Tax Protection Rights under the Contribution and Exchange Agreement (RM), (2) agrees that such Tax Protection Rights under the Contribution and Exchange Agreement (RM) are hereby terminated and of no further force and effect and (3) releases Seller, MCRC, MCRLP and their respective successors and assigns from any and all obligations and liabilities (including, without limitation, any tax liabilities or other liability or payment specified in the Contribution and Exchange Agreement (RM) or otherwise available by law or equity) with respect to or in connection with the Tax Protection Rights under the Contribution and Exchange Agreement (RM). For purposes hereof, the “Continuing Tax Protection Rights” are as follows:

(i)            notwithstanding anything herein to the contrary, those Limited Agreements of Indemnity executed by each ROFO (RM) Party (collectively, the “Indemnities”) shall, to the extent not terminated, continue in full force and effect after the Closing (subject to the terms and conditions of those Indemnities) and each ROFO (RM) Party shall continue to be entitled to all rights set forth in Section 1.1.6 of the Second Amendment relating to the ROFO (RM) Party’s right to execute guarantees or indemnities relating to debt of MCRC or MCRLP; and

(ii)           to the extent that Seller or any of its Affiliates undertakes any Section 1031 Exchange, Seller shall not enter into any Section 1031 Exchanges for any non-LKE Properties unless all LKE Properties are the subject of one or more Section 1031 Exchanges; provided that, none of Seller, MCRC, MCRLP, their respective Affiliates or their respective successors and assigns shall have any liability to any ROFO (RM) Party if (x) Seller or any of its Affiliates elect not to pursue any such Section 1031 Exchange with respect to one or more LKE Property(ies), (y) any such Section 1031 Exchange with respect to any LKE Property fails to occur (in whole or part) or is otherwise ineffective for any reason or (z) any ROFO (RM) Party recognizes any gain as a result of clauses (x) or (y) above, or from the sale of the Personal Property associated with any such LKE Property.  However, notwithstanding the foregoing, no ROFO (RM) Party is waiving any claim arising from any LKE Properties excluded from a Section 1031 Exchange in favor of any non-LKE Properties being included in a Section 1031 Exchange.

For avoidance of doubt, the waivers, terminations and releases in this Section 7.5(a) by each ROFO (RM) Party with respect to the ROFO (RM) Rights and the Tax Protection Rights under the Contribution and Exchange Agreement (RM) apply to any individual Propert(ies) that are removed from the terms of this Agreement pursuant to any provisions hereof, except if the Closing does not occur due to any ROFO (RM) Exception Condition and except for Continuing Tax Protection Rights.  The provisions of this Section 7.5(a) shall survive (i) the Closing, including a Closing as a result of Purchaser’s exercise of its specific performance rights pursuant to this Agreement or (ii) a termination of this Agreement; however, notwithstanding anything herein to the contrary, the provisions of this Section 7.5(a) shall be null and void ab initio, if the Closing does not occur due to any of the following reasons (each a, “ROFO (RM) Exception Condition”):

(1)           the termination of this Agreement due to a failure of a condition precedent to Purchaser’s obligation to close under (I) Section 9.1(a) - except due to a failure under Section 10.3(r), (II) Section 9.1(b) or (III) Section 9.1(c); or

(2)           the termination of this Agreement due to Purchaser’s failure to deliver a Notice to Proceed under Section 5.3(c); or

(3)           the exercise of Purchaser’s right to terminate this Agreement pursuant to Article XI in the case of a Total Damage Event.

(b)           Intentionally Omitted.

(c)           By signing this Agreement, MCRLP and MCRC agree that the provisions of Section 26.4 of the Contribution and Exchange Agreement (RM), including, without limitation, those restricting the development of Competitive Uses (as defined therein), are hereby terminated and the RM Group (as defined therein) are hereby released from any and all obligations or liabilities with respect thereto, except if the Closing does not occur due to a failure of a Section 9.2 condition precedent to Seller’s obligation to close, or the exercise of Purchaser’s right to terminate this Agreement pursuant to Article XI in the case of a Total Damage Event, or the termination of this Agreement due to Purchaser’s failure to deliver a Notice to Proceed pursuant to Section 5.3(c).  The provisions of this Section 7.5(c) will survive the Closing or the termination of this Agreement.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.1            Seller’s Representations and Warranties. The following constitute representations and warranties of Seller, which representations and warranties shall be true as of the

Effective Date.  Subject to the exceptions set forth on Schedule 8.1 attached hereto and made apart hereof, and to the limitations set forth in Section 8.3, Seller represents and warrants to Purchaser the following:

(a)           Status. Seller is a limited liability company, duly organized and validly existing under the laws of the State of Connecticut.

(b)           Authority. The execution and delivery of this Agreement and all documents to be delivered by Seller at the Closing and the performance of Seller’s obligations hereunder and under such other documents, have been or will be duly authorized by all necessary actions on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller.

(c)           Non-Contravention.  The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority, or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease, other material agreement or instrument to which Seller is a party or by which it is bound.

(d)           Suits and Proceedings.  There are no legal actions, suits or similar proceedings pending and served, or to Seller’s Knowledge, threatened in writing, against Seller or the Property which are not adequately covered by existing insurance.

(e)           Non-Foreign Entity.  Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Code and the regulations promulgated thereunder.

(f)            Tenants.  As of the date of this Agreement, the only tenants of the Real Property are tenants pursuant to the Leases set forth on the Lease Schedule annexed hereto and made a part hereof as Exhibit G.  The Documents made available to Purchaser pursuant to Section 5.2 hereof include true, correct and, in all material respects, complete copies of all of the Leases listed on Exhibit G.

(g)           Service Contracts.  The Documents made available to Purchaser pursuant to Section 5.2 hereof include true, correct and, in all material respects, complete copies of all Service Contracts listed on Exhibit F.

(h)           Leasing Commission Agreements. (i) The Leasing Commission Agreements are listed on Exhibit J, and there are no other Leasing Commission Agreements, and (ii) the Documents made available to Purchaser pursuant to Section 5.2 hereof include true, correct and, in all material respects, complete copies of the Leasing Commission Agreements.

(i)            Intentionally Omitted.

(j)            Association Documents.  The Documents made available to Purchaser pursuant to Section 5.2 hereof include true, correct and, in all material respects, complete copies of all Association Documents.  With respect to the Association Documents:

(i)            To Seller’s Knowledge, the documents are in full force and effect and have not been modified, or amended;

(ii)           Seller has not received or given any written notice of any party’s default thereunder that has not been cured;

(iii)          To Seller’s Knowledge, there exists no default on the part of any other party under such documents;

(iv)          There exists no default on the part of Seller under such documents and Seller has not taken (or failed to take) any act which, with the giving of notice and/or the passing of time, would be a default under the such documents; and

(v)           To Seller’s Knowledge, there are no pending proceedings or pending claims by or against the Association.

(k)           Insurance.  Seller currently maintains all property, liability, rental income or business interruption and other insurance policies relating to the Property or the use or occupancy thereof by Seller or any of Seller’s affiliates, and is in compliance with such limits of coverage and deductible amounts as are required under any applicable leases or mortgages, and such current insurance policies are in full force and effect.

(l)            ERISA; Employees.  All employees at the Real Property are employees of Seller or Seller’s Affiliates.  There are no union contracts, collective bargaining agreements, pension, profit-sharing, bonus, employment contracts or other employee benefit plans, contracts or agreements relating to current or past employees of Seller or Seller’s Affiliates at the Real Property.  There is no pending or to Seller’s Knowledge, threatened attempt to organize a labor union covering employees at the Real Property.  There are not and have not been any pending or, to Seller’s Knowledge, threatened employment strikes, work stoppages, work slowdown, picketing, lockout or other material labor dispute involving the Real Property for the period Seller has owned the Real Property.  (i) Seller has not received written notice or, to Seller’s Knowledge, oral notice of any actual or alleged violations of any applicable labor and employment laws, including any applicable laws respecting labor relations, employment discrimination, disability rights or benefits, occupational health and safety, worker’s compensation, affirmative action, unemployment compensation, leaves of absence, plant closures, mass layoffs, immigration and wages and hours and (ii) there are no charges, complaints or lawsuits pending or, to Seller’s Knowledge, threatened against Seller regarding employment matters at the Real Property, and there are no Governmental Authority audits, examinations or investigations pending or threatened in writing against Seller regarding employment matters at the Real Property.  With respect to the Real Property, Seller is not required to contribute to a “multiemployer plan” as defined under ERISA in connection with the operation of the Real Property.

(m)          Notices from Governmental Authorities.  To Seller’s Knowledge, Seller has not received from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Property, or any part thereof, that has not been corrected, except as may be reflected by the Documents.

(n)           Consents.  No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

(o)           Anti-Terrorism.  Neither Seller, nor any officer, director, shareholder, partner, investor or member of Seller is named by any Executive Order of the United States Treasury Department as a terrorist, a “Specially Designated National and Blocked Person,” or any other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (collectively, an “Identified Terrorist”).  Seller is not engaging in this transaction on the behalf of, either directly or indirectly, any Identified Terrorist.

(p)           Insolvency.  Seller is not subject to any pending voluntary or involuntary proceedings under any federal, state or local insolvency laws. There is no action or proceeding pending or, to Seller’s Knowledge, threatened in writing against Seller or relating to the Property, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement or against or with respect to the Property.  Seller has not (i) made a general assignment for the benefit of creditors,

(ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, or (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets.

(q)           Conflicting Rights.  No rights of first offer, rights of first refusal, purchase options or other preemptive rights regarding the acquisition of the Property or any portion thereof or any direct or indirect ownership interest therein exist under the organizational documents of Seller or any direct or indirect owner of Seller or under any agreement by which Seller, the Property, any portion thereof or any direct or indirect owner of Seller is or may be bound or affected including, without limitation, subject to Section 7.5(a), under the Contribution and Exchange Agreement (RM).  The ROFO (RM) Rights do not run with the land and will not be binding on the Purchaser after the Closing.

(r)            Leases; and AR Aging Report.  With respect to each Lease:  (i) to Seller’s Knowledge, each Lease is in full force and effect, and no material uncured breach or default exists on the part of the landlord or Tenant thereunder; (ii) the Tenant under each Lease has accepted possession of its leased premises in their present condition; (iii) to Seller’s Knowledge, the landlord under each of the Leases has no unfulfilled material obligation to construct, install, or repair any improvements or facilities for the Tenant under any of the Leases; (iv) except as expressly required under a Lease, no fixed or base rent (for avoidance of doubt not to include any security deposits, additional rent, percentage rent or any other type of rent) called for under any of the Leases has been paid more than one month in advance of its due date; (v) to Seller’s Knowledge, no Tenant is asserting any material claim of offset or other material defense in respect of its or the landlord’s obligations under its Lease; and (vi) to Seller’s Knowledge, no Tenant is entitled to any material concession, rebate, allowance, or period of occupancy free of rent except as set forth in its Lease.  The Accounts Receivable Aging Report attached hereto as Schedule 8.1(r) with respect to Lease rental payments is true, correct and complete as of the “run date” of such report.  To the extent Purchaser approves, or is deemed to have approved pursuant to Section 7.2, any Tenant Estoppel which contains facts inconsistent with the foregoing, this Section shall be deemed to be modified to the extent necessary to comply with the terms of such Tenant Estoppel.

(s)            Environmental Condition.  To Seller’s Knowledge, neither the Real Property nor the Improvements are currently the site of any activity that would violate, in any material respect, any past or present environmental law or regulation of any governmental body or agency having jurisdiction.

(t)            Tax Proceedings.  To Seller’s Knowledge, there are no pending tax reduction or tax certiorari proceedings pending with respect to the Real Property and Improvements.

(u)           Condemnation, Zoning.  Seller has received no written notice of and to Seller’s Knowledge there are no, (i) pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which would affect the Real Property, or any part thereof, (ii) proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Real Property, (iii) proposed or pending special assessments which might affect the Real Property or any portion thereof, and (iv) no proposed change(s) in any road patterns or grades with respect to the roads providing a means of ingress and egress to the Real Property.  Seller agrees to furnish Purchaser with a copy of any such notice promptly after receipt thereof.

(v)           Recorded Documents.  Seller has not received any written notice of any claim of a monetary breach or other material breach (including, but not limited to, a breach that would or could exist with the provision of notice and/or the passage of time) by Seller with respect to any covenant, restriction or other document of record to which Seller is a party or by which Seller is bound.

(w)          No Disputes.  There is no pending or, to Seller’s Knowledge, threatened judicial, municipal or administrative proceedings or investigation, or labor or other disputes affecting the Property, the operation of the Property, or in which Seller is, will or may be a party by reason of Seller’s ownership of the Property or any portion thereof, or which would affect the sale of the Property in accordance with the terms hereof.

(x)           Documents Provided.  Although Seller is not making any representation or warranty as to the truth or accuracy of any Documents, to Seller’s Knowledge, true, correct and, in all material respects, complete copies of the Documents have been provided or made available to Purchaser.

(y)           Seller’s Knowledge.  Seller represents that Dean Cingolani, and, as to Lease and leasing representations, Jeff Warner are individuals affiliated with Seller and by reason of their position, have knowledge concerning the knowledge representations and warranties by Seller made in this Agreement.  “Seller’s Knowledge” means the present actual (as opposed to constructive or imputed) knowledge solely of Dean Cingolani, Senior Vice President of Property Management of MCRC, the general partner of the Seller’s property manager, MCRLP, and, as to Lease and leasing representations, Jeff Warner, Senior Vice President of Leasing of MCRC, without any independent investigation or inquiry whatsoever.

Section 8.2            Purchaser’s Representations and Warranties.  Subject to the limitations set forth in Section 8.3, Purchaser represents and warrants to Seller the following:

(a)           Status. Purchaser is a duly organized and validly existing limited liability company under the laws of the State of Delaware.

(b)           Authority. The execution and delivery of this Agreement and all the documents to be delivered by Purchaser at the Closing and the performance of Purchaser’s obligations hereunder, and under such other documents, have been or will be duly authorized by all necessary actions on the part of Purchaser, and this Agreement constitutes, and such other documents will at Closing constitute, the legal, valid and binding obligation of Purchaser.

(c)           Non-Contravention.  The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.

(d)           Consents. Except for any consents binding on, or applicable to, Seller or any Property, no consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

(e)           Anti-Terrorism.  Neither Purchaser, nor any officer, director, shareholder, partner, investor or member of Purchaser is named by any Executive Order of the United States Treasury Department as an Identified Terrorist.  Purchaser is not engaging in this transaction on the behalf of, either directly or indirectly, any Identified Terrorist.

Section 8.3            Survival of Representations and Warranties.  The representations and warranties (but not covenants) of Seller and Purchaser set forth in Article VIII, and/or the documents delivered by Seller and/or Purchaser at Closing, will survive the Closing for a period of nine (9) months, after which time they will merge into the Deed. Neither Seller nor Purchaser will have any right to bring any action against the other party as a result of any untruth or inaccuracy of such representations or warranties, unless and until the aggregate amount of all liability and losses arising out of all such untruths or inaccuracies, exceeds Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), however, once such threshold has been satisfied Seller and Purchaser, as applicable, may bring such action with respect to the first dollar of such liability or losses (i.e, the $750,000.00 is a threshold and not a deductible). In addition, in no event will Seller’s or Purchaser’s liability for all such untruths or inaccuracies exceed, in the aggregate, the sum of Ten Million and 00/100 Dollars ($10,000,000.00). Seller shall have no liability following Closing with respect to any of such representations or warranties, if (i) (x) prior to 6:00 p.m. on the Effective Date, Seller has disclosed to Purchaser in the Data Room materials expressly and clearly confirm, or expressly and clearly contradict, or are expressly and clearly in conflict with, any such representation or warranty of Seller, or (y) after 6:00 p.m. on the Effective Date, but prior to the expiration of the Evaluation Period, Seller has disclosed to Purchaser by email (sent to Tim Jones - TJones@rmcdev.com, and Richard Shea - RShea@cbshealaw.com) and by posting in the Data Room, materials that are described in such email as “DISCLOSURE MATERIALS” and which expressly and clearly confirm, or expressly and clearly contradict, or are expressly and clearly in conflict with, any such representation or warranty of Seller; or (ii) Purchaser obtains actual knowledge prior to the expiration of the Evaluation Period, including, without limitation, as a result of Purchaser’s due diligence tests, investigations and inspections of the Property that expressly and clearly contradicts, or is expressly and clearly in conflict with, any of such Seller’s representations or warranties, or (iii) prior to 6:00 p.m., Eastern Time on the date that is two (2) Business Days prior to Closing, Seller provides notice to Purchaser that any such representation or warranty is not true and correct, and in each case, Purchaser nevertheless consummates the transaction contemplated by this Agreement. Purchaser’s actual knowledge for all purposes of this Agreement shall be deemed to mean the actual knowledge (as opposed to constructive or imputed) of Timothy Jones and/or Jeremy M. Frank, without any independent investigation or inquiry whatsoever.  The Closing Surviving Obligations and the Termination Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing but will be merged into the Deed and other Closing documents delivered at the Closing. Notwithstanding anything herein to the contrary, the foregoing survival and liability limitations shall not be applicable with respect to (a) any breach or default by a party, with respect to which the aggrieved party shall have its applicable rights and remedies set forth in Article XIII; (b) Seller’s liability for breach of Section 8.1(q); and (c) Seller’s liability for breach of the Seller’s estoppel delivered pursuant to Section 10.3(y).

Notwithstanding anything to the contrary in this Agreement or the Other PSAs, as to the seller and the purchaser under this Agreement or the Other PSAs, respectively, the $750,000.00 floor and $10,000,000.00 cap set forth in the paragraph immediately above and the $750,000.00 floor and $10,000,00.00 cap set forth in the Other PSAs are aggregate amounts to be applied to this Agreement and the Other PSAs and may be reached solely under this Agreement or either of the Other PSAs, or partially under this Agreement and the Other PSAs, so that the aggregate floor under this Agreement and the Other PSAs is $750,000.00 and the aggregate cap under this Agreement and the Other PSAs is $10,000,000.00.

ARTICLE IX

CONDITIONS PRECEDENT TO CLOSING

Section 9.1            Conditions Precedent to Obligation of Purchaser.  The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which (except as provided below) may be waived by Purchaser, in its sole discretion, in writing or by proceeding to Closing:

(a)           Seller shall have delivered to Escrow Agent, Purchaser or Purchaser’s counsel, as mutually agreed to prior to Closing by Seller’s and Purchaser’s counsel, all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.3.

(b)           All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the date of Closing, with appropriate modifications permitted under this Agreement, it being understood and agreed that, subject to the obligations of Seller under Sections 7.1 above and 10.3(k) below, and the provisions of Article XI below and Article XIII below, after the expiration of the Evaluation Period, Purchaser shall assume the risk of any adverse changes at the Property, including but not limited to tenant defaults, the commencement of eviction actions in accordance with this Agreement, the receipt of violation notices, and the termination of Service Contracts  in accordance with this Agreement.

(c)           Seller shall have performed and observed, in all material respects, all material covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.

(d)           Intentionally Omitted.

(e)           As of the Closing there shall not be any of the following by or against or with respect to Seller: (i) a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; or (iii) an assignment for the benefit of creditors.

(f)            The closing of the transactions contemplated under the Other PSAs must occur simultaneously with the Closing on the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, this condition precedent cannot be waived unilaterally by Purchaser.

(g)           The lead Title Company (or Commonwealth Land Title Insurance Company, if Purchaser’s lead title company is not willing to do so), shall have irrevocably committed to issue a Title Policy with respect to the Real Property to Purchaser subject only to the Permitted Exceptions applicable thereto and, to the extent permitted under applicable law and regulations, containing affirmative coverage over the ROFO (RM) Rights and any other right of first offer, right of first refusal, purchase option or any other potential right with request to the Property, any portion thereof or any direct or indirect interest therein under, or with respect to, the Contribution and Exchange Agreement (RM); provided, however, that the issuance of the Title Policy pursuant to this Section 9.1(g) shall not be a condition to Closing if Purchaser has failed to wire the premiums therefor to Escrow Agent on the Closing Date or Purchaser has failed as of Closing to satisfy all material conditions and requirements applicable to Purchaser that are imposed by the Title Company as a condition to the issuance of each such Title Policy.

(h)           Any other condition precedent to Purchaser’s obligation to close the transactions set forth in this Agreement that is expressly set forth in this Agreement.

(i)            This Agreement has not been terminated in accordance with its express terms and conditions. Notwithstanding anything to the contrary contained in this Agreement, this condition precedent cannot be waived unilaterally by Purchaser.

Section 9.2            Conditions Precedent to Obligation of Seller.  The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date (or as otherwise provided) of all of the following conditions, any or all of which (except as provided below) may be waived in writing by Seller in its sole discretion:

(a)           Escrow Agent shall have received the Purchase Price as adjusted pursuant to, and payable in the manner provided for, in this Agreement and has been irrevocably authorized by Purchaser and is committed to deliver the same to Seller.

(b)           Purchaser shall have delivered to Escrow Agent, Seller or Seller’s counsel, as mutually agreed to prior to Closing by Seller’s and Purchaser’s counsel, all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.2.

(c)           All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not materially adverse to Seller).

(d)           Purchaser shall have performed and observed, in all material respects, all material covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.

(e)           The closing of the transactions contemplated under the Other PSAs must occur simultaneously with the Closing on the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, this condition precedent cannot be waived unilaterally by Seller.

(f)            This Agreement has not been terminated in accordance with its express terms and conditions.  Notwithstanding anything to the contrary contained in this Agreement, this condition precedent cannot be waived unilaterally by Seller.

(g)           Purchaser shall have delivered to Seller, on or before March 8, 2019, a notice setting forth the names of those persons currently employed at the Real Property by Seller (or its affiliated property manager) to whom Purchaser, one of Purchaser’s Affiliates, or a third party property manager being retained by Purchaser will make an offer of employment and the compensation offered (the “Employee Notice”); and if Purchaser intends to make no such offers, the Purchaser shall so state in the Employee Notice.  Purchaser will make, or cause one of Purchaser’s Affiliates, or a third party property manager being retained by Purchaser to make, such offers of employment and employ any such employees accepting such offer as of the Closing Date.  For avoidance of doubt, any such employees will be new “at will” employees of Purchaser or Purchaser’s Affiliate(s) and neither Purchaser nor any Purchaser Affiliate will assume any accrued liabilities or other obligations of Seller or any Seller affiliate to any such employee.  Seller will defend, indemnify and hold harmless Purchaser and Purchaser’s Affiliates from and against any such claims by any such employees.

ARTICLE X

CLOSING

Section 10.1         Closing. The consummation of the transaction contemplated by this Agreement shall take place on March 22, 2019 or such other date mutually agreed to by Seller and Purchaser (as such date may be extended pursuant to the terms and conditions of this Agreement, the “Scheduled Closing Date”), through an escrow closing at the offices of the Escrow Agent.  At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived in writing by the party for whose benefit they are intended.

Section 10.2         Purchaser’s Closing Obligations. On the Closing Date, Purchaser, at its sole cost and expense, will deliver to Escrow Agent the following items (which shall be delivered by Escrow Agent to Seller upon Closing); provided that Seller’s and Purchaser’s respective counsel may mutually agree on the delivery of certain such items directly to Seller or Seller’s counsel:

(a)           The Purchase Price, after all adjustments, credits and prorations are made as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.2;

(b)           A counterpart original of the Assignment of Lease Obligations, duly executed by Purchaser;

(c)           A counterpart original of the Assignment of Service Contracts, duly executed by Purchaser;

(d)           Intentionally Omitted.

(e)           A counterpart original of the Assignment of Maintenance Declaration, duly executed by Purchaser;

(f)            Evidence reasonably satisfactory to Seller and the Title Company that the person executing the Assignment of Lease Obligations, the Assignment of Service Contracts, the Assignment of Maintenance Declaration and the Tenant Notice Letters on behalf of Purchaser has full right, power and authority to do so;

(g)           Form of written notice executed by Purchaser and to be addressed and delivered to the Tenants by Purchaser in accordance with Section 10.6 herein, acknowledging (i) the sale of the Property to Purchaser, (ii) that Purchaser has received and that Purchaser is responsible for the Security Deposit (specifying the exact amount of the Security Deposit) assigned or credited to Purchaser pursuant to this Agreement, or noting that a letter of credit Security Deposit is not transferrable and demanding replacement thereof and (iii) directing all future rent and other sums to be paid to Purchaser or whomever Purchaser shall designate (the “Tenant Notice Letters”); provided that, pursuant to Section 10.4(a)(ii), if any Letter of Credit Security Deposit is not transferrable, the applicable Tenant Notice Letter shall demand such Tenant to deposit with Purchaser a replacement cash or letter of credit security deposit;

(h)           Form of written termination, executed by Purchaser and to be addressed and delivered by Purchaser in accordance with Section 10.6 herein to the service providers under Service Contracts which Purchaser has identified to be terminated pursuant to Section 5.3(d) (the “Service Contract Termination Notices”);

(i)            A counterpart of the Closing Statement, duly executed by Purchaser;

(j)            A certificate, dated as of the date of Closing, stating that the representations and warranties of Purchaser contained in Section 8.2 are true and correct in all material respects as of the Closing Date (with appropriate modification permitted under this Agreement or not materially adverse to Seller);

(k)           Such executed transfer tax forms and such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement including, but not limited to, the City of Stamford transfer tax form, as applicable;

(l)            Intentionally omitted; and

(m)          Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

Section 10.3         Seller’s Closing Obligations.  On the Closing Date, Seller, at its sole cost and expense, will deliver to Escrow Agent the following documents on a per Property or Properties basis as designated by Purchaser (which shall be delivered by Escrow Agent to Purchaser upon Closing); provided that Seller’s and Purchaser’s respective counsel may mutually agree on the delivery of certain such items directly to Purchaser or Purchaser’s counsel:

(a)           A bargain and sale deed without covenant against the grantor’s acts in the form attached hereto as Exhibit L (the “Deed”), duly executed and acknowledged by Seller, conveying to Purchaser the Real Property and the Improvements located thereon, subject only to the Permitted Exceptions applicable thereto;

(b)           A blanket assignment and bill of sale in the form attached hereto as Exhibit D (the “Bill of Sale”), duly executed by Seller, assigning and conveying to Purchaser title to the Personal Property;

(c)           A counterpart original of an assignment and assumption of Seller’s interest, as lessor, in the Leases, Security Deposits and Leasing Commission Agreements in the form attached hereto as Exhibit C (the “Assignment of Lease Obligations”), duly executed by Seller, conveying and assigning to Purchaser all of Seller’s right, title and interest, as lessor, in and to the Leases, Security Deposits and Leasing Commission Agreements;

(d)           A counterpart original of an assignment and assumption of all of Seller’s right, title and interest in and to the Service Contracts, but only to the extent that same are assignable, and, to the extent assignable,  the Licenses and Permits in the form attached hereto as Exhibit B (the “Assignment of Service Contracts”), duly executed by Seller, conveying and assigning to Purchaser all of Seller’s right, title, and interest, if any, in and to the assignable Service Contracts and Licenses and Permits; provided, however, if any such assignment is subject to the re-issuance by the vendor of a replacement contract or warranty in favor of Purchaser, or confirmation that the vendor is recognizing or approving such assignment, then Seller shall be permitted to deliver such reissued contract or warranty or such confirmation after Closing in order that the contract or warranty may continue to run in favor of Seller until Closing;

(e)           Intentionally Omitted.

(f)            A counterpart original of an assignment and assumption of all of the Seller’s rights, obligations and duties under the Maintenance Declaration, in the form attached hereto as Exhibit K (the “Assignment of Maintenance Declaration”);

(g)           The Tenant Notice Letters, duly executed by Seller;

(h)           The Service Contract Termination Notices, duly executed by Seller;

(i)            Evidence reasonably satisfactory to Purchaser and Title Company that the person executing the documents delivered by Seller pursuant to this Section 10.3 on behalf of Seller has full right, power, and authority to do so;

(j)            A certificate in the form attached hereto as Exhibit I (“Certificate as to Foreign Status”) certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;

(k)           A certificate, dated as of the date of Closing (the “Bring-Down Certificate”), stating that the representations and warranties of Seller contained in Section 8.1 are true and correct in all material respects as of the Closing Date (with appropriate modifications to reflect any changes therein permitted by this Agreement) or identifying any representation or warranty which no longer is true and correct and explaining the state of facts giving rise to the change.  In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder, if any representation or warranty is no longer true and correct in all material respects (or, if applicable, in all respects), except such change with respect to

Seller’s representations and warranties pursuant to Sections 8.1(a), (b), (c), (e), (n), (o) and (q), unless such change results (x) from or causes a breach of an independent express obligation or covenant of Seller under this Agreement or (y) from a material breach of any representation or warranty of Seller when made pursuant to this Agreement, in which event the provisions of Section 13.1 below shall apply. If such change does not (1) constitute or cause a breach of an independent express obligation or covenant of Seller under this Agreement, or (2) result from a breach of any representation or warranty of Seller when made by Seller pursuant to this Agreement, then, solely with respect to the post-Closing obligations and liabilities of Seller under this Agreement, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified as of Closing by all statements made in the Bring-Down Certificate;

(l)            The Lease Schedule, updated to show any changes, dated as of no more than five (5) Business Days prior to the Closing Date and an accounts receivable report with respect to the Property, dated no earlier than five (5) Business Days prior to Closing;

(m)          Such executed transfer tax forms and such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement, including, but not limited to, the City of Stamford transfer tax form, as applicable;

(n)           Intentionally Omitted.

(o)           Intentionally Omitted;

(p)           A written resignation, effective as of Closing, of any members and/or officers of the board of the Association, affiliated with Seller or any Seller Affiliate, if any;

(q)           An Owner’s affidavit with respect to all the Real Property for the benefit of the Title Company, substantially in the form attached hereto as Exhibit L;

(r)            the Tenant Estoppels as required as a condition to close pursuant to Section 7.2 and the SNDA’s as required as a condition to close by Section 7.4;

(s)            The ROFO (RM) Affidavit, duly executed by Seller;

(t)            Evidence of the termination of (x) Seller’s existing property management agreements for the Properties and (ii) any other agreement with respect to any Property entered into with any Seller’s Affiliate, including, without limitation, any construction, leasing, development or other similar agreements;

(u)           A counterpart of the Closing Statement, duly executed by Seller;

(v)           Intentionally Omitted;

(w)          Transfer Act Certification(s), if any, in accordance with Section 5.5;

(x)           Intentionally Omitted;

(y)           A Seller estoppel, in the commercially reasonable form to be agreed to by Seller and Purchaser prior to expiration of the Evaluation Period, pursuant to which Seller certifies that it is not in default of its obligations under the Association Documents.  Notwithstanding the foregoing, and in lieu of such Seller estoppel, and not as a condition to Closing, Seller shall use commercially reasonable efforts to obtain such an estoppel from the Association with respect to the Association Documents; and

(z)           Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).

Immediately after the Closing, Seller shall make available to Purchaser for pick up by Purchaser at Seller’s location where the same are presently located, to the extent in Seller’s or its property manager’s possession or control, all original (or, to the extent not available, copies of) Leases, Lease files, maintenance records, warranties, Service Contracts, Licenses and Permits, plans and specifications, certificates of occupancy, keys and other items pertaining to the Property which are being conveyed to Purchaser hereunder.

Section 10.4         Prorations.

(a)           Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day preceding the Closing Date (the “Proration Time”), the following (collectively, the “Proration Items”):

(i)            Rental, in accordance with Section 10.4(b) below.

(ii)           Cash Security Deposits and any prepaid rents, together with interest required to be paid thereon.  The amount of any cash Security Deposits held by Seller under Leases shall be credited against the Purchase Price (and Seller shall be entitled to retain such cash security deposits), and any Security Deposits in the form of letters of credit (collectively, the “Letters of Credit”) shall be transferred to Purchaser as set forth below.  Within three (3) Business Days after the Closing Date, Seller shall (1) deliver to the issuers of the Letters of Credit the required transfer documents in order for the issuers to process a change in the beneficiary and pay (or cause the Tenant to pay) any required transfer fee, with copies provided to Purchaser, or (2) if a Letter of Credit is not transferrable by its terms, insert in the Tenant Notice Letter  to the respective Tenant demanding such Tenant to either deliver a replacement cash or letter of credit security deposit to Purchaser for the requisite security deposit pursuant to the terms and conditions of the applicable Lease, and Seller shall return such Letter of Credit to the issuer at such time Purchaser confirms to Seller that such replacement cash or letter of credit security deposit was delivered to Purchaser.  To the extent a required transfer fee for which a Tenant is responsible under its Lease is paid by Seller, Purchaser shall bill the Tenant and use commercially reasonable efforts to seek to collect such amounts on behalf of Seller after Closing; it being understood and agreed that Purchaser shall have no obligation to commence any legal action against any Tenant. To the extent that any Letter of Credit is not transferred to Purchaser at Closing, or the documents delivered to effect such transfer are not accepted by the issuer thereof, Seller shall, at Purchaser’s request and with Purchaser’s cooperation, reasonably cooperate with Purchaser as Purchaser shall reasonably request to effect such transfer. For any Letter of Credit to be transferred after Closing, until such transfer is effected: (A) at Purchaser’s instruction upon a Tenant default, Seller will draw upon the Letter of Credit and pay the proceeds to Purchaser; and (B) under no circumstances will Seller draw upon the Letter of Credit without written authorization from Purchaser. Seller agrees that after the expiration of the Evaluation Period it will not pursue any eviction action or initiate any litigation against any Tenants or apply or draw on any Security Deposits of any Tenants against the payment of rent or other default of a Tenant; provided that Seller shall give prompt notice to Purchaser for any such application or draw of Security Deposits prior to the expiration of the Evaluation Period.  Seller’s and Purchaser’s obligations under this Section 10.4(a)(ii) shall survive Closing.

(iii)          Reserved.

(iv)          Utility charges payable by Seller, including, without limitation, electricity, water charges and sewer charges.  If there are meters on the Real Property, Seller will cause readings of all said meters to be performed not more than five (5) days prior to the Closing Date, and a per diem adjustment shall be made for the days between the meter reading date and the Closing Date based on the most recent meter reading.  Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration will be made at the Closing with respect to utility bills.  Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for any deposits with the utility providers.

(v)           Real property taxes and other governmental impositions levied against the Real Property and/or Improvements (including without limitation the Stamford Water Pollution Control Authority or other governmental utility charges that are not calculated according to usage), on the basis of the fiscal period on account of which each such imposition was levied. If the Closing Date shall occur before the tax rate is fixed, the apportionment of real estate taxes and assessments shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If, subsequent to the Closing Date, real estate taxes and assessments (by reason of change in either assessment or rate or for any other reason other than as a result of the final determination or settlement of any tax appeal) for the Real Property and/or Improvements should be determined to be higher or lower than those that are apportioned, a new computation shall be made, and Seller agrees to pay Purchaser any increase shown by such recomputation and vice versa; provided, however, that if any increase in the assessed value of the Real Property and/or Improvements results from improvements made to the Property by Purchaser, then Purchaser shall be solely responsible for any increase in taxes attributable thereto. With respect to tax appeals, any tax refunds or credits attributable to tax years prior to the tax year in which the Closing occurs shall belong solely to Seller, regardless of whether such refunds are paid or credits are given before or after Closing.  Any tax refunds or credits attributable to the tax year in which the Closing occurs shall be apportioned between Seller and Purchaser based on their respective periods of ownership in such tax year, but only after giving effect to any tax exemption that may otherwise be available to Purchaser post-Closing.  For example, if the Purchaser is totally exempt from the payment of real estate taxes post-Closing, then Purchaser would not share in any portion of the refund or credit.  If, however, the Purchaser is only partially exempt, then the apportionment shall be based on each party’s respective percentage of the total real estate tax obligations of the Property for such tax year.  The expenses of any tax appeals  for the period in which the Closing occurs shall be apportioned between the parties in the same manner as the refunds and/or credits.  The provisions of this Section 10.4(a)(v) shall survive the Closing.

(vi)          The value of fuel stored at the Real Property, at Seller’s most recent cost, including taxes, on the basis of a reading made within ten (10) days prior to the Closing by Seller’s supplier.

(vii)         Reserved.

(viii)        Reserved.

(ix)          Charges, assessments and fees due and payable, if any, pursuant to the Association Documents for the month in which the Closing occurs.

(x)           Amounts payable under the Service Contracts.  For avoidance of doubt, Purchaser shall be responsible for amounts payable during any post-Closing “tail period” under any Service Contracts which are being terminated by a Service Contract Termination Notice.

(xi)          If at the time of Closing, the Real Property is affected by an assessment or assessments that are or may become payable in installments, the assessments payable on the date of or after Closing shall be payable by Purchaser, and the assessments payable prior to Closing shall be paid by Seller at or prior to Closing and any such payments by Seller or Purchaser shall be apportioned at Closing based on the customary rules and protocols of the location of each Property.

(xii)         Such other items that are customarily prorated in transactions of this nature shall be ratably prorated in accordance with the customary rules and protocols of the location of each Property.

Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Proration Time.  The estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser and Escrow Agent for review prior to the Closing Date (the “Preliminary Closing Statement”).  The Preliminary Closing Statement, once finalized, shall be signed by Purchaser, Seller and Escrow Agent, and shall be the “Closing Statement” for the transaction.  The Closing Statement may be delivered electronically.  The prorations shall be paid at Closing by Purchaser to Seller (if the prorations result in a net credit to Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing.  If the actual amounts of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser.  No prorations will be made in relation to insurance premiums, and Seller’s insurance policies will not be assigned to Purchaser.  The provisions of this Section 10.4(a) will survive the Closing for twelve (12) months; provided, however, that the provisions of Section 10.4(a)(v) shall survive until the date that is thirty (30) days following Purchaser’s receipt of the final tax bill or the resolution of any tax appeal, whichever is later, with respect to each Property.

(b)           Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Proration Time) of all Rental previously paid to or collected by Seller and attributable to any period following the Proration Time.  After the Closing, Seller will cause to be paid or turned over to Purchaser all Rental, if any, received by Seller after Closing and Purchaser shall apply such Rental as set forth below.  “Rental” as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant’s proration share of building operation and maintenance costs and expenses as provided for under the Lease, to the extent the same exceeds any expense stop specified in such Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, vending machine receipts and other sums and charges payable by Tenants under the Leases or from other occupants or users of the Property.  Rental is “Delinquent” when it was due prior to the Closing Date, and payment thereof has not been made on or before the Proration Time.  Delinquent Rental will not be prorated.  Purchaser agrees to use good faith collection procedures during the first twelve (12) full calendar months after Closing with respect to the collection of any Delinquent Rental, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to pursue legal action to enforce collection of any such amounts owed to Seller by any Tenant.  All sums collected by Purchaser from and after Closing from Seller and/or each Tenant in respect of Delinquent Rental, Operating Expenses, or tenant billings for work orders, special items performed or provided at the request of a

Tenant or other specific services, will be applied (i) first, to amounts which are then due and payable in connection with the month in which the Closing occurred, (ii) second, to amounts which are then due and payable in connection with the month or months following Closing, and (iii) third, to amounts which are then due and payable in connection with the month or months preceding Closing.  Any sums due Seller will be promptly remitted to Seller. Seller reserves the right to bill and collect from Tenants any Delinquent Rental for periods prior to Closing, but may not pursue any eviction actions or initiate any litigation in pursuit of such Delinquent Rents.  The provisions of this Section 10.4(b) will survive the Closing for twelve (12) months, except that the preceding sentence of this Section 10.4(b) shall survive Closing without such 12-month limitation.

(c)           At the Closing, Seller shall deliver to Purchaser a list of additional rent, however characterized, under each Lease, including without limitation, real estate taxes, electrical charges, utility costs and operating expenses (collectively, “Operating Expenses”) billed to Tenants for the calendar year in which the Closing occurs (both on a monthly basis and in the aggregate), the basis on which the monthly amounts are being billed and the amounts incurred by Seller on account of the components of Operating Expenses for such calendar year.  Upon the reconciliation by Purchaser of the Operating Expenses billed to Tenants, and the amounts actually incurred for such calendar year, Seller and Purchaser shall be liable for overpayments of Operating Expenses, and shall be entitled to payments from Tenants, as the case may be, on a pro-rata basis based upon each party’s period of ownership during such calendar year.  Seller reserves the right to bill and collect from any Tenant directly for any Operating Expenses relating to any calendar year preceding the calendar year in which Closing occurs, but may not pursue any eviction actions or initiate any litigation in pursuit of such Operating Expenses.  The provisions of this Section 10.4(c) will survive the Closing for fifteen (15) months, except that the preceding sentence of this Section 10.4(c) shall survive Closing without such 15-month limitation.

(d)           With respect to specific tenant billings for work orders, special items performed or provided at the request of a Tenant or other specific services, which are collected by Purchaser after the Closing Date but relate to the foregoing specific services rendered by Seller prior to the Proration Time, then notwithstanding anything to the contrary contained herein, Purchaser shall cause amounts collected from such Tenant which are specifically earmarked to be payment for such specific services to be paid to Seller on account thereof.  The provisions of this Section 10.4(d) shall survive Closing.

(e)           Notwithstanding any provision of this Section 10.4 to the contrary, subject to Closing hereunder, Purchaser will be solely responsible for any leasing commissions, tenant improvement costs or other expenditures (for purposes of this Section 10.4(e), “New Leasing Costs”) that are or will be incurred in connection with any (i) Lease and/or Lease amendments, renewals and/or expansions entered into during (or, if pursuant to an option, exercised during) the period commencing on January 1, 2019 and ending on the day immediately prior to the Effective Date, (ii) Lease amendments, renewals and/or expansions entered into on or after the Effective Date in accordance with Section 7.1 above, or, if pursuant to an option, exercised on or after the Effective Date, and/or (iii) new leases entered into on or after the Effective Date in accordance with Section 7.1 above.  Purchaser will pay to Seller at Closing, in addition to the Purchase Price, an amount equal to any New Leasing Costs paid by Seller.  In addition, Purchaser shall be solely responsible for any free rent, rent credit(s) and/or rent abatement(s) (1) for periods on and after the Closing provided in any Leases in existence as of the Effective Date, and (2) provided in any Leases, entered into by Seller, and approved by Purchaser, on or after the Effective Date in accordance with Section 7.1 of this Agreement.  Seller shall be solely responsible for and agrees to pay or discharge at or prior to Closing, or give Purchaser a credit against the Purchase Price, for any unpaid leasing commissions (including, without limitation, those payable to any Seller Affiliate or third party leasing broker or representative), tenant improvement costs, or other landlord expenditures relating to the current term of Leases (as opposed to any future extension terms) entered into on or prior to the December 31, 2018.  At Closing, the parties will equitably adjust based on projected total costs and the amounts paid by Seller as of the Closing, with a true-up post-Closing. The provisions of this Section 10.4(e) shall survive Closing.

(f)            With respect to any Lease terminations exercised by a Tenant after December 31, 2018 in accordance with the terms and conditions of its Lease, Purchaser shall be entitled to receive any lease termination or similar payments received by Seller after December 31, 2018.  To the extent any such payment is received by Seller prior to Closing, Purchaser shall be granted a Purchase Price credit in the amount of such payment at Closing.

Section 10.5         Costs of Title Company and Closing Costs.  Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:

(a)           Seller shall pay (i) Seller’s attorney’s fees; (ii) one-half (1/2) of any escrow fees; (iii) all realty transfer fees and taxes; and (iv) the cost of discharging any liens or Title Objections that Seller is obligated to, or has agreed to, discharge pursuant to the terms and conditions of this Agreement.

(b)           Purchaser shall pay (i) Purchaser’s attorney’s fees; (ii) the costs of Purchaser’s due diligence investigations with respect to the Property, including but not limited to the cost of the Updated Survey; (iii) the costs of recording the Deed and all other documents, except for discharges of any liens that Seller is obligated to, or has agreed to, discharge pursuant to the terms and conditions of this Agreement; (iv) all premiums and other costs in connection with obtaining the Title Policy, any mortgagee title insurance policy that Purchaser desires to obtain (the “Mortgagee Title Policy”) and any additional coverage or endorsements or deletions (including, without limitation, the deletion of the survey exception) to the Title Policy and/or Mortgagee Title Policy that are desired by Purchaser; (v) if agreed to by Purchaser in advance in writing to Seller, any and all fees, charges, costs and expenses, including but not limited to the cost of any work, incurred in connection with transferring any warranties to Purchaser, provided that, and notwithstanding anything to the contrary in this Agreement, if Purchaser does not so agree, Seller does not have any obligation to assign or transfer any applicable warranties to Purchaser; and  (vi) one-half (1/2) of any escrow fees.

(c)           Any other costs and expenses of Closing not provided for in this Section 10.5 shall be allocated between Purchaser and Seller in accordance with the custom in the area in which the Property is located.

(d)           The provisions of this Section 10.5 shall survive Closing or the earlier termination of this Agreement.

Section 10.6         Post-Closing Delivery of Tenant Notice Letters and Service Contract Terminations.  Immediately following Closing, Purchaser will deliver to (i) each Tenant a Tenant Notice Letter, as described in Section 10.2(g), and (ii) the respective service providers, a Service Contract Termination Notice, as described in Section 10.2(h).

Section 10.7         Like-Kind Exchange.  Purchaser and Seller hereby acknowledge that either party may now or hereafter desire to enter into a partially or completely nontaxable exchange or exchanges (a “Section 1031 Exchange”) involving the Property (and/or any one or more of the properties comprising the Property) under Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.  In connection therewith, and notwithstanding anything herein to the contrary, each party consents to the other party taking any action in furtherance of effectuating a Section 1031 Exchange, including, without limitation, assigning, or causing the assignment of, this Agreement and all of such other party’s rights hereunder with respect to any or all of the Property, and/or to convey, transfer or sell any or all of the Property, to:  (a) a “qualified intermediary” (as defined in Treasury Regulations Section 1.1031(k)-1(g)(4)(iii)) (a “QI”);  (b) an “exchange accommodation titleholder” (within the meaning of Revenue Procedure 2000-37, 2000-40 IRB, as may hereafter be amended or revised) (“EAT”);  (c)  one or more limited liability companies (“LLCs”) that are wholly-owned by an EAT; or  (d)  one or more LLCs that are wholly-owned by such other party and/or any affiliate of such other party and thereafter assigning its interest in such LLCs to an EAT.  Each party agrees to (i) cooperate with the other party in effectuating the transactions described in (a) through (d), above, (ii) accept conveyance of any or all of the Property from a QI or an EAT or from any of the LLCs referred to in (c) or (d), above, and (iii) pay the consideration therefor to a QI or an EAT or any of the LLCs referred to in (c) or (d), above; provided, however, that (1) neither party shall be required to delay the Closing or incur any liabilities or obligations and (2) the requesting party shall pay all costs associated with such Section 1031 Exchange including reimbursing the non-requesting party for any costs that it incurs in connection therewith (other than di minimis expenses relating to reviewing and executing documents required in connection with the transaction, which shall not be reimbursed); and provided further that the requesting party shall provide whatever safeguards are reasonably requested by the non-requesting party, and not inconsistent with the requesting party’s desire to effectuate a Section 1031 Exchange involving any or all of the Property, to ensure that all of the requesting party’s obligations under this Agreement shall be satisfied in accordance with the terms thereof.  Nothing set forth in this Section shall require Purchaser or an EAT to take title to any property other than the Property from anyone other than Seller by direct deed. Purchaser and Seller acknowledge that a Section 1031 Exchange can only be accomplished on a nontaxable basis with respect to the Real Property and the Improvements and cannot be accomplished on a nontaxable basis with respect to the Personal Property.  Purchaser and Seller hereby agree that, between the date of this Agreement and the Closing Date, Seller and Purchaser will jointly prepare and agree to a schedule that lists and attributes a value to all of the Personal Property located at each Real Property that will be included in the sale of the Property. The respective obligations of Seller and Purchaser under this Section 10.7 shall survive the Closing and shall not be merged therein.

Section 10.8         Specified Post Closing Covenants of Seller.

(a)           Intentionally omitted.

(b)           Seller shall reimburse Purchaser for out—of-pocket costs, capped at $100,000.00, incurred by Purchaser to close out all building permits with respect to the Property which remain open as of Closing.  Notwithstanding anything to the contrary in this Agreement or the Other PSAs, such $100,000.00 building permits close out payment cap is an aggregate amount to be applied with respect to Seller under this Agreement and the seller under the Other PSAs and may be reached solely under this Agreement or either of the Other PSAs, or partially under this Agreement and the Other PSAs.

(c)           The provisions of this Section 10.8 will survive the Closing.

ARTICLE XI

CASUALTY AND CONDEMNATION

Section 11.1         Casualty.  If, prior to the Closing Date, the Property or any portion thereof is destroyed or damaged by fire or other casualty (a “Damage Event”), Seller will promptly notify Purchaser of such Damage Event.  If there is a Material Damage Event with respect to an individual Property, Purchaser shall have the option, to be exercised within fifteen (15) days after receipt of notice of such Material Damage Event, to amend this Agreement to remove the individual Property that is the subject of the Material Damage Event from this Agreement and, if necessary, the Scheduled Closing Date shall be automatically extended to give Purchaser the full fifteen (15) day period to make such election.  If Purchaser so elects to amend this Agreement, the Purchase Price shall be accordingly reduced by the Allocation for such individual Property, and the parties shall enter into an amendment to this Agreement confirming the removal of such individual Property and the applicable reduction of the Purchase Price. “Material Damage Event” with respect to an individual Property means a Damage Event with respect to such individual Property if: (i) the cost of restoration or repair exceeds the greater of (x) ten percent (10%) of the Allocation for such individual Property and (y) $500,000.00; (ii) the Damage Event, including any abatements of rent for a Major Tenant, is not covered by Seller’s or such Tenant’s insurance (excluding any deductible paid for by Seller or such Tenant); (iii) ingress or egress to, the parking for, or the current use and operation of such individual Property are materially and adversely affected with no viable alternative available in lieu thereof; (iv) the Damage Event causes any Major Tenant’s Lease to automatically terminate by its terms or any Major Tenant terminates its Lease in accordance with its terms because of such Damage Event or any Major Tenant has not waived in writing any right which it has, if any, to terminate its Lease because of such Damage Event unless such right is not likely to arise; or (v) the Damage Event causes any Ground Lease to automatically terminate by its terms or any ground Lessor terminates any Ground Lease in accordance with its terms because of such Damage Event or any ground lessor has not waived in writing any right which it has, if any, to terminate any Ground Lease because of such Damage Event.  In addition to the foregoing, in the event that there is a Damage Event or Damage Events with respect to the Property or any portions thereof, or the “Property” or any portion thereof under either of the Other PSAs, where the cost of restoration or repairs, in the aggregate, exceeds twenty percent (20%) of the total Purchase Price under this Agreement and the Other PSAs (a “Total Damage Event”), Purchaser shall have the option to be exercised within fifteen (15) days after receipt of notice of any such Damage Event, to terminate this Agreement in its entirety, and the Closing Date shall be automatically extended to give Purchaser the full fifteen (15) day period to make such election.  Upon such termination, the Earnest Money Deposit shall be returned to Purchaser, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations.  In the event of a Damage Event which is not a Material Damage Event or a Total Damage Event, or if Purchaser does not otherwise elect to remove an individual Property from the terms of this Agreement with respect to a Material Damage Event or to terminate this Agreement in the event of a Total Damage Event in accordance with the terms hereof, then (a) at Closing Seller will assign and turn over to Purchaser Seller’s insurance proceeds, including, without limitation, business interruption insurance, net of reasonable collection costs (or if such have not been awarded, all of its right, title and interest therein) payable with respect to the Damage Event (which right of Purchaser shall survive Closing), (b) Seller will not be obligated to repair such damage or destruction, and (c) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price (except for any reduction thereto by the Allocation of any individual Property that has been removed from this Agreement), except that Purchaser will receive a credit against the Purchase Price for any insurance deductible amount.  In the event Seller elects to perform any work in an effort to make the Property safe and secure after the Damage Event and to protect the Property from further damage, Seller will be entitled to deduct its reasonable costs and expenses from any amount to which Purchaser is entitled under this Section 11.1, which right shall survive the Closing.  Seller shall not settle any claim with respect to any destruction, damage, fire or Damage Event concerning the Property or any part thereof or spend any award or proceeds for repairs or restoration without obtaining Purchaser’s prior written consent in each case, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 11.2         Condemnation of Property.  If proceedings in eminent domain are threatened, instituted or concluded with respect to, or if any of the Authorities prior to the  Closing Date indicates in writing its offer to purchase, any individual Property or any part thereof, prior to the Closing, Seller shall notify Purchaser in writing of such fact promptly after obtaining knowledge thereof.  In the event of any such threatened or actual condemnation or sale in lieu thereof with respect to any individual Property or any part thereof,  (i) where the award or the cost of restoration exceeds the greater of (x) ten percent (10%) of the Allocation for such individual Property and (y) $500,000.00, (ii) which materially and adversely affects the ingress or egress to, the parking for, or the current use and operation of the individual Property with no viable alternative available in lieu thereof,  (iii) where any Major Tenant’s Lease automatically terminates by its terms or any Major Tenant terminates its Lease in accordance with its terms because of such condemnation, or any Major Tenant has not waived in writing any right which it has, if any, to terminate its Lease because of such condemnation unless such right is not likely to arise, or (iv) where any Ground Lease automatically terminates by its terms or the ground lessor terminates any Ground Lease in accordance with its terms because of such condemnation or any ground lessor has not waived in writing any right which it has, if any, to terminate any Ground Lease because of such condemnation (each, a “Major Taking”), Purchaser will have the option, to be exercised within fifteen (15) days after receipt of notice of such Major Taking, to amend this Agreement to remove the individual Property that is the subject of such Major Taking from the Property and, if necessary, the Scheduled

Closing Date shall be automatically extended to give Purchaser the full fifteen (15) day period to make such election.  If Purchaser so elects to amend this Agreement, the Purchase Price shall be accordingly reduced by the Allocation for such individual Property, and the parties shall enter into an amendment to this Agreement confirming the removal of such individual Property and the applicable reduction of the Purchase Price. In the event that either (i) any condemnation or sale in lieu of condemnation of the Property which is not a Major Taking; or (ii) Purchaser does not elect to amend this Agreement pursuant to the preceding sentence, (a) at the Closing Seller will assign and turn over to Purchaser any and all awards for and/or the proceeds of such condemnation or sale, net of reasonable collection costs (or if such have not been awarded, all of its right, title and interest therein), to the extent the same are applicable to the Property (which right of Purchaser shall survive Closing), (b) Seller will not be obligated to restore the Property, and (c) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price (except for any reduction thereto by the Allocation of any individual Property that has been removed from this Agreement).  Unless Purchaser has elected to amend this Agreement to eliminate an individual Property, Seller shall not settle any claim with respect to any condemnation, condemnation proceeding or offer concerning the Property or any part thereof or spend any award for repairs or restoration without obtaining Purchaser’s prior written consent in each case, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE XII

CONFIDENTIALITY

Section 12.1         Confidentiality. Seller and, prior to the Closing, Purchaser each expressly acknowledge and agree that the transactions contemplated by this Agreement and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective legal counsel, accountants, consultants, officers, partners, directors, and shareholders, and in the case of Purchaser, its Permitted Outside Parties, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder.  Purchaser further acknowledges and agrees that, unless and until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons, other than Permitted Outside Parties, without the prior written consent of Seller.  Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities or filings with any national stock exchange required by reason of the transactions provided for herein pursuant to advice of counsel, or as may be otherwise required by law. Nothing in this Article XII will negate, supersede or otherwise affect the obligations of the parties under the Right of Access and Confidentiality Agreement or Confidentiality Agreement.  In addition, prior to the Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in a form approved by Purchaser and Seller and their respective counsel, which approval shall not be unreasonably withheld, conditioned or delayed.  The provisions of this Section 12.1 are subject to the Section 12.2.

Section 12.2         Notwithstanding anything to the contrary in Section 12.1, upon the execution of this Agreement, MCRLP and MCRC shall have the right to make such public announcements or filings as may be required by (i) the Securities Act, (ii) the Exchange Act, (iii) the rules and listing standards of the New York Stock Exchange, Inc., or (iv) any other law of a jurisdiction to which MCRLP and MCRC are subject.  MCRLP and MCRC also shall have the right to make such public announcements or filings as they may deem reasonably prudent, and shall be entitled to make such filings or announcements upon advice of counsel as may be otherwise be deemed necessary; provided that in all cases, such filings or announcements shall not include reference to HIG (other than via attachments of this Agreement or the Other PSAs to an 8-K or other regulatory filing) and shall be substantially consistent with the Form 8-K (or other regulatory filing) and related press release which Purchase has approved prior to expiration of this Agreement.  In this connection, it should be noted that MCRC has determined that the entry into this

Agreement will need to be disclosed within four (4) Business Days of its execution on a Current Report on Form 8-K under Item 1.01 thereof and that this Agreement will be filed as an exhibit thereto or be filed as an exhibit to the MCRC’s next following periodic report filed pursuant to the Exchange Act.  Purchaser acknowledges receipt and approval of a draft of such Form 8-K.

Section 12.3         The provisions of this Article XII will survive the Closing or any termination of this Agreement.

ARTICLE XIII

REMEDIES

Section 13.1         Default by Seller.  In the event the Closing and the transactions contemplated hereby do not occur as herein provided by reason of any failure of the Purchaser’s conditions to close pursuant to Section 9.1, Purchaser may, as Purchaser’s sole and exclusive remedies, if such condition failure is not cured within ten (10) Business Days’ after Purchaser’s notice to Seller expressly setting forth such condition failure, elect by notice to Seller at any time, but in no event later than twenty (20) Business Days following the Scheduled Closing Date, any of the following: (a) if such condition failure is with respect to one or more individual Property(ies) or properties under either of the Other PSAs which, in the aggregate, have an Allocation of more than $50,000,000.00, or the entire transaction contemplated by this Agreement, terminate this Agreement in its entirety in which event (i) Purchaser will receive from the Escrow Agent the Earnest Money Deposit, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, and if such condition failure is under (1) Section 9.1(a) - except due to a failure under Section 10.3(r), (2) Section 9.1(b) or (3) Section 9.1(c), Seller shall reimburse Purchaser for Purchaser’s Transaction Costs (which obligation of Seller shall survive the termination of this Agreement); (b) if such condition failure is applicable to one or more individual Property(ies) or properties under either of the Other PSAs which, in the aggregate, have an Allocation of less than or equal to $50,000,000.00, amend this Agreement to remove one or more such individual Property(ies) affected by such condition failure and reduce the Purchase Price by an amount equal to the Allocation for such Property(ies); (c) enforce specific performance of Seller’s obligation to close the transactions contemplated hereby in accordance with the terms hereof and to convey the Property to Purchaser (and Purchaser shall have the right to file a lis pendens against the Property in connection therewith), it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder (for clarification, in conjunction with its remedy under Section 13.1(b) hereof, Seller’s remedy of specific performance may be pursued with respect to all Properties not removed from this Agreement pursuant to Section 13.1(b)); or (d) waive such condition failure (except as prohibited pursuant to Section 9.1, unless agreed to by Seller) and close the transactions contemplated by this Agreement.  Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder, except pursuant to this Section 13.1 or in connection with Seller’s willful failure to close the transactions contemplated hereby or seller under either of the Other PSAs willfully failing to close thereunder, in either which case, if specific performance is not available to Purchaser hereunder or purchaser under the Other PSAs, Purchaser shall have all available remedies available to Purchaser at law and/or in equity.  Purchaser shall be deemed to have elected (a) or (b), as applicable, above if Purchaser fails to notify Seller of its election prior to the date that is twenty (20) Business Days following the Scheduled Closing Date. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser’s remedies at law, in equity or as herein provided in pursuing remedies for a breach by Seller of any of the Termination Surviving Obligations. Seller and Purchaser agree that any termination of either of the Other PSAs pursuant to the default by seller provisions in such Other PSA shall automatically terminate this Agreement pursuant to the corresponding provisions of this Agreement and Purchaser shall have the right to pursue its applicable corresponding remedies with respect thereto.  For the avoidance of doubt, if any representation or warranty of Seller was true when made but thereafter, prior to Closing, shall no longer be true in any material respect as a result of circumstances outside of the reasonable control of Seller, while such change shall be a failure of a condition to Purchaser’s obligation to close, it shall not be a default by Seller.

Section 13.2         Default by Purchaser.  In the event the Closing and the consummation of the transactions contemplated herein do not occur as provided herein by reason of any default of Purchaser, Purchaser and Seller agree it would be impractical and extremely difficult to fix the damages which Seller may suffer.  Purchaser and Seller hereby agree that if Purchaser’s default is not cured within ten (10) Business Days after Seller’s notice to Purchaser expressly setting forth such default (a) an amount equal to the Earnest Money Deposit is a reasonable estimate of the total net detriment Seller would suffer in the event Purchaser defaults and fails to complete the purchase of the Property, and (b) such amount will be the full, agreed and liquidated damages for Purchaser’s default and failure to complete the purchase of the Property, and will be Seller’s sole and exclusive remedy (whether at law or in equity) for any default of Purchaser beyond the foregoing notice and cure period resulting in the failure of consummation of the Closing, whereupon this Agreement will terminate and Seller and Purchaser will have no further rights or obligations hereunder, except with respect to the Termination Surviving Obligations.  The payment of such amount as liquidated damages is not intended as a forfeiture or penalty but is intended to constitute liquidated damages to Seller. Notwithstanding the foregoing, nothing contained herein will limit Seller’s remedies at law, in equity or as herein provided in the event of a breach by Purchaser of any of the Termination Surviving Obligations. Seller and Purchaser agree that any termination of either of the Other PSAs pursuant to the default by purchaser provisions in such Other PSA shall automatically terminate this Agreement.   Notwithstanding anything herein to the contrary, Purchaser shall have the right to cure any and all Purchaser defaults by delivering all of Purchaser’s closing deliverables under and in accordance with Section 10.2 of this Agreement and otherwise being ready, willing and able to close the transactions contemplated by this Agreement on the Scheduled Closing Date.

ARTICLE XIV

NOTICES

Section 14.1         Notices.

(a)           Except to the extent expressly provided to the contrary elsewhere in this Agreement, all notices or other communications required or permitted hereunder shall be in writing, and shall be given by any nationally recognized overnight delivery service with proof of delivery, or by e-mail (provided that such e-mail is identified as an official notice pursuant to this Section 14.1), sent to the intended addressee at the addresses or e-mail address set forth below, or to such other addresses or e-mail address or to the attention of such other persons as the addressee will have designated by written notice sent in accordance herewith. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

If to Purchaser:	RMC Acquisition Entity, LLC
c/o Robert Martin Company, LLC
100 Clearbrook Road
Elmsford, NY 10523
Attn.: Timothy Jones
(914) 593-7915 (tele.)
E-mail: TJones@rmcdev.com

with a copy to:	Cohn Birnbaum & Shea P.C.
100 Pearl Street – 12th Floor
Hartford, CT 06103
Attn.: Richard J. Shea, Jr.
(860) 493-2230 (tele.)
E-mail: rshea@cbshealaw.com

with a copy to:	Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Christopher L. Hartmann, P.C.
(212) 446-4730 (tele.)
E-mail: christopher.hartmann@kirkland.com

If to Seller:	c/o Mack-Cali Realty Corporation
Harborside 3
210 Hudson Street,
Suite 400
Jersey City, NJ 07311
Attn.: Mr. Ricardo Cardoso
(732) 590-1048 (tele.)
E-mail: Rcardoso@mack-cali.com

with a copy to:	Gary T. Wagner, Esq.
at the same address
(732) 590-1516 (tele.)
E-mail: mailto:Gwagner@mack-cali.com

With a copy to	Lawrence J. Reiss, Esq.
c/o Mack-Cali Realty Corporation
100 Clearbrook Road
Elmsford, New York 10523
(914) 593-7908 (tele.)
E-mail: Lreiss@mack-cali.com

And with a copy to	Seyfarth Shaw LLP
620 Eighth Avenue
New York, New York 10018
Attention: Miles M. Borden, Esq.
(212) 218-5266 (tele.)
E-mail: mborden@seyfarth.com

If to Escrow Agent:	First American Title Insurance Company
National Commercial Services
666 Third Avenue, 5th Floor,
New York, NY 10017
Attn: Anthony Moretta
(212) 850-0618 (tele.)
E-mail: amoretta@firstam.com

(b)           Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first Business Day following such dispatch and (ii) e-mail as aforesaid shall be deemed given at the time and on the date of the e-mail provided same is sent prior to 6:00 p.m. Eastern

Time on a Business Day (if sent later, then notice shall be deemed given on the next Business Day).  Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party for all purposes hereunder.

ARTICLE XV

ASSIGNMENT

Section 15.1         Assignment: Binding Effect.  Purchaser shall not have the right to assign this Agreement, except as expressly provided herein. Purchaser may assign all or any portion of this Agreement, upon written notice to Seller given not less than ten (10) Business Days prior to the Closing Date, identifying the assignee or assignees, (i) (a) to any entity or entities in which RMC and/or direct or indirect equity holders in RMC owns or holds a direct or indirect economic interest of at least ten percent (10%) or (b) to a joint venture entity between one or more Purchaser’s Affiliates and an entity owned and/or controlled, directly or indirectly, by HIG or any affiliate of HIG (each such entity described in the foregoing clause (i)(a) or (i)(b), a “Permitted Assignee”), (ii) to one or more entities created and wholly owned by Purchaser or a Permitted Assignee to acquire the Property, and/or (iii) pursuant to the terms of Section 10.7 hereof. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto, and in no event (including an assignment of this Agreement) shall Purchaser named hereunder be relieved or released from its obligations hereunder. Subject to the terms of Section 10.7, Seller shall not have the right to assign this Agreement or its rights or obligations hereunder, without first obtaining the written consent of Purchaser in its sole and absolute discretion.

ARTICLE XVI

BROKERAGE

Section 16.1         Brokers.  If the Closing occurs, Seller agrees to pay to Holiday Fenoglio Fowler, L.P.  (the “Broker”) a brokerage commission pursuant to a separate agreement by and between Seller and Broker.  Purchaser and Seller represent that they have not dealt with any brokers, finders or salesmen in connection with this transaction other than Broker, and agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys’ fees, which either party may sustain, incur or be exposed to by reason of any claim for fees or commissions made through the other party or its affiliates.  The provisions of this Article XVI will survive any Closing or termination of this Agreement.

ARTICLE XVII

ESCROW AGENT

Section 17.1         Escrow.

(a)           Escrow Agent will hold the Earnest Money Deposit in escrow in an interest-bearing account of the type generally used by Escrow Agent for the holding of escrow funds until the earlier of (i) the Closing, or (ii) the termination of this Agreement in accordance with any right hereunder.  In the event Purchaser provides a Notice to Proceed to Seller prior to the expiration of the Evaluation Period pursuant to Section 5.3(c) herein, the Earnest Money Deposit shall, except as otherwise provided in this Agreement, be non-refundable to Purchaser and shall be credited against the Purchase Price at the Closing.  All interest earned on the Earnest Money Deposit shall become part of the Earnest Money Deposit and shall paid to the party entitled to the Earnest Money Deposit pursuant to the terms of this Agreement.  In the event this Agreement is terminated prior to the expiration of the Evaluation Period pursuant to Section 5.3(c) herein, then the Earnest Money Deposit will be returned by the Escrow Agent to Purchaser within one (1) Business Day following any such termination.  In the event this Agreement is terminated for any other reason, then the Earnest Money Deposit will be disbursed by the Escrow Agent to the party entitled thereto pursuant to the applicable terms and provisions of this Agreement. In the event the Closing occurs, the Earnest Money Deposit will be released to Seller, and Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Money Deposit. Escrow Agent shall not release the Earnest Money Deposit to either party until Escrow Agent has been requested in writing by Seller or Purchaser to release the Earnest Money Deposit and has given the other party written notice of such request and five (5) Business Days thereafter to dispute, or consent to, the release of the Earnest Money Deposit; provided, however, that if this Agreement is terminated prior to the expiration of the Evaluation Period pursuant to Section 5.3(c), then Escrow Agent is authorized to, and shall, deliver the Earnest Money Deposit to Purchaser within one (1) Business Day following any such termination, and neither Seller nor Purchaser shall have any right to object to such delivery to Purchaser or disbursement to Seller. Purchaser represents that its tax identification number, for purposes of reporting the interest earnings, is 46-2953085.   Seller represents that it is a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii) (“Disregarded Entity”).  Mack-Cali Realty, L.P. (“Owner”) is the direct owner of Seller and is not a Disregarded Entity. Seller represents that Owner’s tax identification number, for purposes of reporting the interest earnings, is 22-3315804.

(b)           Escrow Agent shall not be liable to any party for any act or omission, except for Escrow Agent’s bad faith, gross negligence, willful misconduct or beach of this Agreement, and the parties agree to indemnify Escrow Agent and hold Escrow Agent harmless from any and all claims, damages, losses or expenses arising in connection herewith, except to the extent arising from Escrow Agent’s bad faith, gross negligence, willful misconduct or breach of this Agreement.  The parties acknowledge that Escrow Agent is acting solely as stakeholder for their mutual convenience.  In the event Escrow Agent receives written notice of a dispute between the parties with respect to the Earnest Money Deposit, Escrow Agent shall not release and deliver the Earnest Money Deposit to either party but may either (i) continue to hold the Earnest Money Deposit until otherwise directed in a writing signed by all parties hereto or (ii) deposit the Earnest Money Deposit with the clerk of any court of competent jurisdiction if such dispute is not resolved within ninety (90) days of notice thereof.  Upon such deposit, Escrow Agent will be released from all further duties and responsibilities hereunder. Escrow Agent shall have the right to consult with separate counsel of its own choosing (if it deems such consultation advisable) and shall not be liable for any action taken, suffered or omitted by it in accordance with the reasonable advice of such counsel.

(c)           Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it with respect to the Earnest Money Deposit, the Property or the subject matter of this Agreement unless requested to do so by Purchaser or Seller and unless Escrow Agent is indemnified to its satisfaction against the cost and expense of such defense.  Escrow Agent shall not be required to institute legal proceedings of any kind and shall have no responsibility for the genuineness or validity of any document or other item deposited with it or the collectability of any check delivered in connection with this Agreement.  Escrow Agent shall be fully protected in acting in good faith in accordance with any written instructions given to it hereunder and believed by it in good faith to have been signed by the proper parties.

(d)           Escrow Agent acknowledges and agrees to the terms and provisions of Article IV of this Agreement.

(e)           The provisions of this Article XVII shall survive Closing or the earlier termination of this Agreement.

ARTICLE XVIII

MISCELLANEOUS

Section 18.1         Waivers.  No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein.  No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

Section 18.2         Recovery of Certain Fees.  In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover certain fees from the other party including all reasonable attorneys’ fees and costs resulting therefrom. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.  The provisions of this Section 18.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

Section 18.3         Construction.  Headings at the beginning of each Article and Section are solely for the convenience of the parties and are not a part of this Agreement.  Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa.  This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.  All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement.  In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.  If more than one entity executes this Agreement as Purchaser, then each of the entities constituting Purchaser shall be jointly and severally liable for the obligations of all such entities hereunder. If more than one entity executes this Agreement as Seller, then each of the entities constituting Seller shall be jointly and severally liable for the obligations of all such entities hereunder.

Section 18.4         Counterparts.  This Agreement may be executed in multiple counterparts, each of which, when assembled to include a signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed Agreement.  All such fully executed counterparts will collectively constitute a single agreement.  The delivery of a copy of an executed counterpart of this Agreement via electronic means, such as e-mail, PDF, or facsimile, shall be as legally binding on the party so delivering same as the delivery of a counterpart bearing an original signature.

Section 18.5         Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 18.6         Entire Agreement.  This Agreement, the Other PSAs, the Confidentiality Agreement and the Right of Access and Confidentiality Agreement are the final expression of, and contain the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or except as otherwise expressly permitted herein.

Section 18.7         Governing Law.  THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT.  SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF CONNECTICUT IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE OF CONNECTICUT.

Section 18.8         No Recording.  Subject to Section 13.1 with respect to Purchaser’s right to file a lis pendens with respect to the Property, the parties hereto agree that neither this Agreement nor any affidavit or memorandum concerning it will be recorded, and any recording of this Agreement or any such affidavit or memorandum by Purchaser or Seller will be deemed a material default by (as applicable) Purchaser or Seller hereunder.

Section 18.9         Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

Section 18.10       Exhibits.  The following sets forth a list of Exhibits to the Agreement:

Exhibit A-1	Legal Description of 419 and 650 West Avenue Real Property
Exhibit A-2	Legal Description of 500 West Avenue Real Property
Exhibit A-3	Legal Description of 550 West Avenue Real Property
Exhibit A-4	Legal Description of 600 West Avenue Real Property
Exhibit B -	Assignment of Service Contracts
Exhibit C -	Assignment of Lease Obligations
Exhibit D -	Bill of Sale
Exhibit D-1 -	Motor Vehicles
Exhibit E -	Intentionally omitted
Exhibit F -	Service Contracts
Exhibit G -	Lease Schedule
Exhibit H -	Tenant Estoppel
Exhibit I -	Certificate as to Foreign Status
Exhibit J -	Leasing Commission Agreements
Exhibit K -	Assignment of Maintenance Declaration
Exhibit L -	Deed
Exhibit M -	Owner’s Affidavit
Exhibit N -	Intentionally omitted
Exhibit O -	HIG Wire Instructions
Exhibit P -	Major Tenant and SNDA Tenant
Exhibit Q -	ROFO (RM) Affidavit
Exhibit R -	SNDA
Schedule 3.1 -	Purchase Price Allocation
Schedule 7.5 -	ROFO (RM) Party
Schedule 8.1 -	Exceptions to Seller’s Representations and Warranties
Schedule 8.1(r)	Accounts Receivable Aging Report

Section 18.11       No Partnership.  Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

Section 18.12       Limitations on Benefits.  It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser, any Permitted Assignee, Seller and Seller’s Affiliates and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser, any Permitted Assignee, Seller and Seller’s Affiliates or their respective successors and assigns as permitted hereunder.  Except as set forth in this Section 18.12, nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.

Section 18.13       Discharge of Obligations.  Subject to Section 18.14, the acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, in each case except those which are herein specifically stated to survive the Closing.

Section 18.14       Survival.  The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 18.15       Other PSAs.

(a)           The Closing under this Agreement and the closings under the Other PSAs shall occur simultaneously and the closings under this Agreement and the Other PSAs are each conditioned upon closing under the other;

(b)           A default by Seller under this Agreement shall be a default by the seller under the Other PSAs, and a default by the seller under either of the Other PSAs shall be a default by Seller under this Agreement, and, in either case, entitling Purchaser under this Agreement and purchaser under the Other PSAs, as applicable, to its specified remedies for a Seller default under this Agreement and a seller default under the Other PSAs; provided that such Purchaser and purchaser must pursue the same such remedy under this Agreement and the Other PSAs;

(c)           A default by Purchaser under this Agreement shall be a default by purchaser under the Other PSAs, and a default by purchaser under either of the Other PSAs shall be a default by Purchaser under this Agreement, and, in either case, entitling Seller under this Agreement and seller under the Other PSAs, as applicable, to its specified remedies for a Purchaser default under this Agreement and a purchaser default under the Other PSAs; provided that such Seller and seller must pursue the same such remedy under this Agreement and the Other PSAs;

(d)           In the event that Seller or Purchaser under this Agreement or seller or purchaser under either of the Other PSAs exercises any right to extend the Scheduled Closing Date or any other time period thereunder, then such right shall also be automatically exercised under the other agreements; and

(e)           In the event that either this Agreement or either of the Other PSAs is terminated or terminates for any reason, then the other agreement shall also automatically terminate.

(f)            In the event that either this Agreement or either of the Other PSAs is terminated or terminates for any reason and any of such agreements are reinstated or a termination notice thereunder becomes null and void, then the other agreements shall also automatically be reinstated or the termination notice thereunder shall also become null and void.

Section 18.16       In consideration of Purchaser entering into this Agreement, and to induce Purchaser to undertake the efforts and incur the costs associated with evaluating the Property and proceeding to Closing hereunder, Seller hereby agrees not to solicit or entertain any offer from any other person to sell or otherwise transfer all or any part of the Property or any portion thereof or any direct or indirect interest therein during the term of this Agreement.

[Remainder of Page Intentionally Left Blank.  Signature blocks appear immediately on next page.]

IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement as of the Effective Date.

PURCHASER:

RMC ACQUISITION ENTITY, LLC

By:	/s/ Timothy M. Jones
Name:	Timothy M. Jones
Title:	Member

SELLER:

WEST AVENUE REALTY ASSOCIATES L.L.C.

By: Mack-Cali Realty, L.P., its sole member
By: Mack-Cali Realty Corporation, its general partner

	By:	/s/ Gary T. Wagner
Gary T. Wagner, General Counsel

JOINDER:

MCRLP joins in this Agreement solely for purposes of agreeing to (i) be liable for Seller’s post-closing obligations under this Agreement and any Closing documents; however, subject in all respects to all of the terms, provisions and limitations on all such obligations as are set forth in this Agreement and/or any such Closing documents, and (ii) the terms and conditions of Section 7.5(c).

MACK-CALI REALTY, L.P.,
By: Mack-Cali Realty Corporation, its general partner

By:	/s/ Gary T. Wagner
Gary T. Wagner, General Counsel

MCRC joins in this Agreement solely for purposes of agreeing to the terms and conditions of Section 7.5(c).

MACK-CALI REALTY CORPORATION,

By:	/s/ Gary T. Wagner
Gary T. Wagner, General Counsel

As to Articles IV, X, XIII and XVII only:

ESCROW AGENT:

FIRST AMERICAN LAND
TITLE INSURANCE COMPANY

By:	/s/ Antonio Moretta
Name: Antonio Moretta
Title: Senior Underwriting Counsel

As to Section 7.5(a) only:

ROFO (RM) PARTY:

/s/ Brad W. Berger
Brad W. Berger, as Trustee
of the Brad W. Berger Revocable Trust

/s/ Greg Berger
Greg Berger

/s/ Timothy M. Jones
Timothy M. Jones, as Trustee
of the Robert F. Weinberg 2013 Trust

RFW MANAGEMENT INC.,
a New York corporation

By:	/s/ Robert F. Weinberg
Name: Robert F. Weinberg
Title: President

EXHIBIT A - 1 419 AND 650 WEST AVENUE REAL PROPERTY Commonwealth Order Number: CT6812611CL-RH [ILLEGIBLE] Customer Ref. No.: C18000310 Commonwealth Land Title Insurance Company ALTA COMMITMENT FOR TITLE INSURANCE (6/17/06) EXHIBIT “A” The land referred to in this Commitment is described as follows: Property known as 650 West Avenue First Piece (formerly known as 419 West Avenue) All that certain piece, parcel or tract of land, with the buildings and improvements thereon, situated in the City of Stamford, County of Fairfield and State of Connecticut, bounded and described as follows: Beginning at a point on the westerly line of West Avenue where the same is intersected by the southerly line of Oliver Street as depicted on a certain map titled “Map showing Subdivision of Parcel B, Map 10986 S.L.R. prepared for Robert Martin Company Stamford, CT” now on file in the office of the Town Clerk of the City of Stamford and numbered Map 11713 reference thereto being had; Thence running in a southerly direction along said westerly line of West Avenue south 17°19’00” west a distance of 20.0 feet and on a tangent curve to the left the radius of which is 133.44 feet a distance of 57.60 feet along the arc and subtending a central or delta angle of 24°43’48” to land now or formerly of United States Postal Service being Parcel A as depicted on a certain map titled “Map showing Subdivision of property of Standard Brands, Inc. Stamford, CT” now on file in the office of the Town Clerk of the City of Stamford and numbered , reference thereto being had; Thence running westerly and southerly along said land now or formerly of United States Postal Service south 82°35’12” west a distance of 62.57 feet and on a tangent curve to the left the radius of which is 132.32 feet a distance of 149.34 feet along the arc and subtending a central or delta angle of 64°40’02” and south 17(o)55’10” west a distance of 128.21 feet and south 13°31’15” west a distance of 265.57 feet to other land now or formerly of Robert Martin Company being Parcel B2-5 as depicted on a certain map titled “Resubdivision Map of Parcel B-2, S.L.R. prepared for Robert Martin Company Stamford, CT” now on file in the office of the Town Clerk of the City of Stamford and numbered Map 12275 reference thereto being had; Thence running, westerly and northerly along said other land now or formerly of Robert Martin Company north 73°16’30” west a distance of 143.39 feet and north 15°48’20” west a distance of 110.10 feet and north 31°07’00” west a distance of 89.10 feet and north 65°04’00” west a distance of 70.50 feet and north 43°59’00” west a distance of 119.50 feet and north 39°56’40” west a distance of 28.90 feet and north 00°58’30” west a distance of 27.90 feet and north 05°04’50” east a distance of 45.20 feet and north 20°25’10” east a distance of 146.20 feet and north 33°13’30” east a distance of 40.70 feet and north 59°25’50” east a distance of 33.30 feet and north 65°13’30” east a distance of 30.06 feet to land now or formerly of United House Wrecking Corporation; Thence running easterly and northerly along said land now or formerly of United House Wrecking Corporation south 64°48’16” east a distance of 39.17 feet and south 85°43’55” east a distance of 25.26 feet and north 17°10’20” east a distance of 52.72 feet to land now or formerly of Peter Hamilton; Thence running easterly along said land now or formerly of Peter Hamilton and along the aforesaid southerly line of Oliver Street south 72°29’30” east a distance of 172.75 feet and south 78°16’00” east a distance of 294.53 feet to the aforesaid westerly line of West Avenue and the point of beginning. Second Piece All that certain plot, piece or parcel of land, situate, lying and being in the City of Stamford, County of Fairfield and State of Connecticut, shown and designated as Parcel B-2-5 on a certain map entitled “Resubdivision Map of Parcel B-2, S.L.R. Prepared for Robert Martin Company, CT” as the numbered on file in the Office of the Town Clerk. The two parcels comprising 650 West Avenue are further shown together as one parcel on a map entitled, “Consolidation Map Parcel B 2-5, S.L.R. and Parcel B-1, S.L.R. Stamford, CT Prepared for Cali Stamford Realty Associates L.P.” dated December 11, 1997 revised February 12, 1998 made by Redniss & Mead and on file in the Stamford Town Clerk’s Office as Map 12884 . Exhibit A -1

EXHIBIT A -2 500 WEST AVENUE REAL PROPERTY Commonwealth Order Number: CT6812501CL-RH [ILLEGIBLE] Customer Ref. No.: C18000307 Commonwealth Land Title Insurance Company ALTA COMMITMENT FOR TITLE INSURANCE (6/17/06) EXHIBIT “A” The land referred to in this Commitment is described as follows: 500 West Avenue All that certain piece, parcel or tract of land, with the buildings and improvements thereon, situated in the City of Stamford, County of Fairfield and State of Connecticut, known and designated as Parcel B 2-2 on a certain map titled “Map showing Parcel B 2-2, Map 12275 S.L.R. prepared for Robert Martin Company, Stamford, CT” Scale 1”=50’, certified ‘Substantially Correct’ by Mark S. Lebow, Parsons-Bromfield, Redniss & Mead, Surveyors, July 2, 1991, now on file in the office of the Town Clerk of the City of Stamford and numbered Map 12323 reference thereto being had. Said piece, parcel or tract of land is more particularly described as follows: Beginning at a point at the southerly terminus of West Avenue and being where the division line between land now or formerly of Robert Martin Company (RMC) and the herein described parcel of land intersects said southerly terminus of West Avenue; said point of beginning also being a distance of 53.25 feet southeasterly of where the division line between land now or formerly of United States Postal Service (USPS) and said land now or formerly of RMC intersects the southerly terminus of West Avenue and as measured along said southerly terminus of West Avenue. Thence along said southerly terminus of West Avenue in an easterly direction on a curve to the left the radius of which is 50.00 feet a distance of 86.43 along the arc and with a chord bearing of north 67°26’10” east a distance of 76.06 feet to the easterly line of West Avenue; thence northerly along said easterly line of West Avenue north 17°55’10” east a distance of 148.65 feet to land now or formerly of Stamford Seaboard Investors Associates LLC (SSIA); thence easterly, southerly and again easterly along said land now or formerly of SSIA south 71°42’30” east a distance of 128.69 feet and south 63°55’40” east a distance of 64.38 feet and south 17°55’10” west a distance of 93.36 feet and south 70°44’00” east a distance of 16.76 feet to an iron pin and land now or formerly of Amelia Place Associates (APA); thence southerly along said land now or formerly of APA south 2°21’20” east a distance of 157.07 feet to the southeasterly comer of the herein described parcel and land now or formerly of RMC, being Parcel B 2-3 as depicted on Map 12275 S.L.R.; thence westerly, northerly and easterly along said land now or formerly of RMC south 70°25’10” west a distance of 241.49 feet and north 19°34’50” west a distance of 237.28 feet and on a curve to the left the radius of which is 175.00 feet a distance of 18.77 feet along the an) and a chord bearing of north 68°58’08” east a distance of 18.76 feet to the aforesaid southerly terminus of West Avenue and the point of beginning. Exhibit A -2

EXHIBIT A - 3 550 WEST AVENUE REAL PROPERTY Commonwealth Order Number: CT6812131CL-RH [ILLEGIBLE] Customer Ref. No.: C18000308 Commonwealth Land Title Insurance Company ALTA COMMITMENT FOR TITLE INSURANCE (6/17/06) EXHIBIT “A” The land referred to in this Commitment is described as follows: 550 West Avenue All that certain piece, parcel or tract of land, with the buildings and improvements thereon, situated in the City of Stamford, County of Fairfield and State of Connecticut, bounded and described as follows: Beginning at a point on the southerly side of a fifty foot wide strip serving as an extension of West Avenue as depicted on Map 12275 on file in the Stamford Land Records, said point being at the intersection of the division line between Parcel B-2-2 as depicted on said Map and the herein described parcel; thence, running along Parcel B-2-2, being land now or formerly of Robert Martin Company and known as 500 West Avenue, South 19°34’50” East a distance of 237.28 feet and North 70(o)25’10” East a distance of 241.49 feet to land now or formerly of Amelia Place Associates; thence, along land now or formerly of Amelia Place Associates South 2°21’20” East a distance of 43.27 feet and South 3°27’00” East a distance of 166.54 feet to land now or formerly of the State of Connecticut (Metro North Right-of-Way); thence, generally westerly along land now or formerly of the State of Connecticut (Metro North Right-of-Way) along a clockwise curve the radius of which is 3720.00 feet the chord of which bears South 69°45’57” West for a distance of 290.48 feet and the arc distance of which is 290.55 feet and South 7°08’00” West a distance of 19.87 feet and along a clockwise curve the radius of which is 3738.00 feet, the chord of which bears South 73°12’48” West a distance of 141.03 feet and the arc distance of which is 141.04 feet to other land now or formerly of Robert Martin Company designated as Parcel B-2-5 on the aforesaid Map; thence, along other and now or formerly of Robert Martin Company North 36°06’10” West a distance of 43.57 feet to other land now or formerly of Robert Martin Company designated as Parcel B-2-4 on the aforesaid Map; thence, along other land now or formerly of Robert Martin Company North 13°30’00” East a distance of 227.60 feet and North 9°52’00” West a distance of 53.83 feet and North 14°02’05” West a distance of 158.00 feet and along a clockwise curve the radius of which is 80.00 feet, the chord of which bears North 1°56’33” East for a distance of 44.04 feet and the arc distance of which is 44.62 feet and North 17°55’10” East a distance of 6.43 feet to the aforesaid southerly side of the extension of West Avenue (so called); thence along said extension along a counter-clockwise curve the radius of which is 175.00 feet, the chord of which bears North 89°58’49” East for a distance of 107.80 feet and the arc distance of which is 109.58 feet to the point or place of beginning. Exhibit A -3

EXHIBIT A - 4 600 WEST AVENUE REAL PROPERTY Commonwealth Order Number: CT6812514CL-RH [ILLEGIBLE] Customer Ref. No.: C18000309 Commonwealth Land Title Insurance Company ALTA COMMITMENT FOR TITLE INSURANCE (6/17/06) EXHIBIT “A” The land referred to in this Commitment is described as follows: Property known as 600 West Avenue PARCEL 1 ALL that certain piece, parcel or tract of land, together with the buildings and improvements thereon erected, situated, lying and being in the City of Stamford, County of Fairfield and State of Connecticut shown and designated as Parcel B 2-4 on a certain map entitled “Resubdivision Map of Parcel 3-2, Map 11841 S.L.R., Prepared for Robert Martin Company, Stamford, Connecticut” which map was filed in the Office of the Town Clerk of Stamford as Map 12275 , reference being had thereto for a more particular description of the premises. PARCEL 2 All that certain piece or parcel of land situate, lying and being in the City of Stamford, County of Fairfield and State of Connecticut, more particularly bounded and described as follows: BEGINNING at a point at the southerly terminus of West Avenue and being where the division line between property now or formerly of the Untied States Postal Service and the herein described Parcel of land intersects said southerly terminus of West Avenue, as shown on Resubdivision Map of Parcel 3-2 Map 11841 S.L.R. prepared for Robert Martin Company Stamford Connecticut (and filed as Map 12275 in the Records of the City of Stamford), thence running in a general southeasterly direction along said southerly terminus of West Avenue on a curve to the left the radius of which is 50.00 feet a distance of 53.25 feet along the arc and with a chord hearing of South 32° 32’ 11” East a distance of 50.77 feet to other land of Robert Martin Company; thence along other land of Robert Martin Company the following courses: on a curve to the right the radius of which is 175.00 feet a distance of 128.35 feet along the arc and chord bearing South 86° 54’ 28” West a distance of 125.50 feet and North 72° 04’ 50” West a distance of 235.00 feet; thence continuing along other land of Robert Martin Company North 17° 55’ 10” East a distance of 50.00 feet to land now or formerly of the United States Postal Service; thence along land now or formerly of the Untied States Postal Service the following courses: South 72° 04’ 50” East a distance of 235.00 feet and on a curve to the left the radius of which is 125.00 feet a distance of 84.23 feet along the arc and with a chord bearing of North 88° 36’ 55” East a distance of 82.65 feet to the southerly terminus of West Avenue being the point or place of BEGINNING. STAM M:004 B:1158 This Commitment is invalid unless a signed Commitment Jacket and Schedules A and B are attached. Copyright American Land Title Association. All rights reserved. The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association. ALTA Commitment (6-17-06) Exhibit A -4

EXHIBIT B

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, LICENSES AND PERMITS

THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, LICENSES AND PERMITS (this “Assignment”) is made as of                   , 20   by and between WEST AVENUE REALTY ASSOCIATES L.L.C., a limited liability company organized under the laws of the State of Connecticut, having an office located at c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311 (“Assignor”), and RMC ACQUISITION ENTITY, LLC, a Delaware limited liability company having an address c/o Robert Martin Company, 100 Clearbrook Road, Elmsford, NY 10523 (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the owner of real property commonly known as 419, 500, 550, 600 and 650 West Avenue, Stamford, Connecticut (the “Property”), which Property is affected by certain service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds, construction contracts, open purchase orders and other contracts for the provision of labor, services, materials or supplies relating solely to the Property, as set forth on Exhibit A attached hereto and made a part hereof (hereinafter collectively referred to as the “Contracts”);

WHEREAS, Assignor has entered into that certain Agreement of Sale and Purchase (the “Sale Agreement”), dated                   , 2019, with Assignee, wherein Assignor has agreed to convey to Assignee all of Assignor’s right, title and interest in and to the Property;

WHEREAS, Assignor desires to assign to Assignee, to the extent assignable, all of Assignor’s right, title and interest in and to: (i) the Contracts and (ii) all licenses, permits, certificates of occupancy, approvals, authorizations, variances, consents, dedications, subdivision maps and entitlements in connection with the Property now or hereafter issued, approved or granted by any governmental or quasi-governmental bodies or agencies having jurisdiction over the Property or any portion thereof, together with all renewals and modifications thereof (collectively, the “Licenses and Permits”), and Assignee desires to accept the assignment of such right, title and interest in and to the Contracts and Licenses and Permits and to assume Assignor’s rights and obligations thereunder.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the parties, intending to be legally bound, do hereby agree as follows:

1.                                      Assignor hereby assigns, sells, transfers, and sets over to Assignee, its successors and assigns, to the extent assignable as of the date hereof, all of Assignor’s right, title and interest in and to the Contracts.  Assignee hereby accepts the foregoing assignment and transfer and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under and by virtue of the Contracts from and after the date hereof.

2.                                      Assignor hereby assigns, sells, transfers, and sets over to Assignee, its successors and assigns, to the extent assignable, all of Assignor’s right, title and interest in and to the Licenses and Permits, and Assignee hereby accepts such assignment, sale and transfer from and after the date hereof.

3.                                      Assignee hereby agrees to indemnify and hold Assignor harmless from all loss, expense or liability (including, without limitation, reasonable attorneys’ fees and disbursements) relating to the Contracts and Licenses and Permits accruing from or after the date hereof, and Assignor hereby agrees to indemnify and hold Assignee harmless from all loss, expense or liability (including, without limitation, reasonable attorneys’ fees and disbursements) relating to the Contracts and Licenses and Permits accruing prior to the date hereof.

4.                                      This Assignment is made without representation, warranty (express or implied) or recourse of any kind, except as may be expressly provided herein or in the Sale Agreement.

5.                                      This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  This Agreement shall be governed by, and construed under, the laws of the State of Connecticut.

6.                                      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original Assignment, but all of which shall constitute but one and the same Assignment.

7.                                      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sale Agreement.

IN WITNESS WHEREOF, Assignor and Assignee do hereby execute and deliver this Assignment as of the date and year first above written.

ASSIGNOR:

WEST AVENUE REALTY ASSOCIATES L.L.C.

By: Mack-Cali Realty, L.P., its sole member
By: Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner
General Counsel

ASSIGNEE:

RMC ACQUISITION ENTITY, LLC

By:
Name:
Title:

Exhibit A

Contracts

EXHIBIT C

ASSIGNMENT AND ASSUMPTION OF LEASE OBLIGATIONS

THIS ASSIGNMENT AND ASSUMPTION OF LEASE OBLIGATIONS (this “Assignment”) is made as of                   , 20   by and between WEST AVENUE REALTY ASSOCIATES L.L.C., a limited liability company organized under the laws of the State of Connecticut, having an office located c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311 (“Assignor”), and RMC ACQUISITION ENTITY, LLC, a Delaware limited liability company having an address c/o Robert Martin Company, 100 Clearbrook Road, Elmsford, NY 10523 (“Assignee”).

W I T N E S S E T H:

WHEREAS, the property commonly known as 419, 500, 550, 600 and 650 West Avenue, Stamford, Connecticut (the “Property”) is affected by certain leases and other agreements with respect to the use and occupancy of the Property, which leases and other agreements are listed on Exhibit A annexed hereto and made a part hereof (the “Leases”);

WHEREAS, Assignor has entered into that certain Agreement of Sale and Purchase (“Agreement”) with Assignee dated                    , 2019, wherein Assignor has agreed to assign and transfer to Assignee all of Assignor’s right, title and interest in and to (i) the Leases, (ii) all security deposits paid to Assignor, as landlord (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the benefit of the tenant), to the extent such security deposits have not yet been applied toward the obligations of any tenant under the Leases, which security deposits are listed on Exhibit B annexed hereto and made a part hereof (“Security Deposits”), and (iii) the Leasing Commission Agreements entered into in connection with the Leases, which leasing commission agreements are listed on Exhibit C annexed hereto and made a pert hereof (the “Leasing Commission Agreements”);

WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Leases, Security Deposits, and Leasing Commission Agreements, and Assignee desires to accept the assignment of such right, title and interest in and to the Leases, Security Deposits, and Leasing Commission Agreements and to assume all of Assignor’s rights and obligations under the Leases, with respect to the Security Deposits, and under the Leasing Commission Agreements.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the parties intending to be legally bound, do hereby agree as follows:

1.                                      Assignor hereby assigns, sells, transfers, sets over and conveys to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to (i) the Leases, (ii) Security Deposits, and (iii) the Leasing Commission Agreements.  Assignee, from and after the date hereof, hereby accepts this assignment, sale, transfer and conveyance and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities  of Assignor under and by virtue of the Leases, including but not limited to the obligation to properly maintain, apply and return the Security Deposits in accordance with terms and conditions of the Leases, and under the Leasing Commission Agreements.

2.                                      Assignor hereby agrees to defend, indemnify and hold harmless Assignee from any liability, damages, causes of actions, out-of-pocket expenses and reasonable attorneys’ fees incurred by Assignee by reason of the failure of Assignor to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Leases, Security Deposits and Leasing Commission Agreements with respect to the period of Assignor’s ownership prior to the effective date hereof, including, without limitation, the return of Security Deposits and the payment of brokerage commissions relating thereto.

3.                                      Assignee hereby agrees to defend, indemnify and hold harmless Assignor from any liability, damages, causes of actions, out-of-pocket expenses and reasonable attorneys’ fees incurred by Assignor by reason of the failure of Assignee to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignee under and by virtue of the Leases, Security Deposits and Leasing Commission Agreements assigned hereunder from and after the effective date hereof, including, without limitation, the return of Security Deposits and the payment of brokerage commissions relating thereto.

4.                                      This Assignment is made without representation, warranty (express or implied) or recourse of any kind, except as may be expressly provided herein or in the Agreement.

5.                                      This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  This Assignment shall be governed by, and construed under, the laws of the State of Connecticut.

6.                                      This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original Assignment, but all of which shall constitute but one and the same Assignment.

7.                                Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, Assignor and Assignee do hereby execute and deliver this Assignment as of the date and year first above written.

ASSIGNOR:

WEST AVENUE REALTY ASSOCIATES L.L.C.

By: Mack-Cali Realty, L.P., its sole member
By: Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner
General Counsel

ASSIGNEE:

RMC ACQUISITION ENTITY, LLC

By:
Name:
Title:

Exhibit A

Description of Leases

Exhibit B

Security Deposits

Exhibit C

Leasing Commission Agreements

EXHIBIT D

BILL OF SALE

WEST AVENUE REALTY ASSOCIATES L.L.C., a Connecticut limited liability company (“Seller”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, transfers and delivers to RMC ACQUISITION ENTITY, LLC, a Delaware limited liability company having an address c/o Robert Martin Company, 100 Clearbrook Road, Elmsford, NY 10523 (“Buyer”), all of Seller’s right, title and interest in and to all equipment, appliances, tools, supplies, machinery, artwork, furnishings , any construction documents, “as built” plans and specifications and floor plans for the existing improvements and landscape plans, surveys, environmental site assessments and warranties relating to and only to the extent reflecting current conditions at the Real Property (but specifically excluding any such items which may have been prepared for or identify potential capital improvements or development), and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the real property commonly known as 419, 500, 550, 600 and 650 West Avenue, Stamford, Connecticut (the “Real Property”) and situated at the Real Property on the date hereof, but specifically excluding all personal property leased by Seller or owned by tenants or others, if any (the “Personal Property”), to have and to hold the Personal Property unto Buyer, its successors and assigns, forever.

Seller makes no representation or warranty to Buyer, express or implied, in connection with this Bill of Sale or the sale, transfer and conveyance made hereby, except as may be set forth in that certain Agreement of Sale and Purchase, dated February   , 2019 and entered into by and among Seller, and RMC Acquisition Entity, LLC.

EXECUTED under seal this       day of             , 20  .

WEST AVENUE REALTY ASSOCIATES L.L.C.

By: Mack-Cali Realty, L.P., its sole member
By: Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner
General Counsel

EXHIBIT D-1

MOTOR VEHICLES

NONE

EXHIBIT F

Service Contracts

Service Contracts

Contractor	Service	Owner	Agreement Date	Month-to- Month	Applies to	Contract #
ABM Air Conditioning and Heating, Inc.	HVAC Maintenance	West Avenue Realty Associates, L.L.C.	January 1, 2016	Yes	SEP — All buildings	15-106
ABM Air Conditioning and Heating, Inc.	HVAC Maintenance (Impression Point)	West Avenue Realty Associates, L.L.C.	June 27, 2016	Yes	SEP - 500 West Ave Only	16-086
ABM Air Conditioning and Heating, Inc.	HVAC Maintenance (Powersecure Lighting/Solais)	West Avenue Realty Associates, L.L.C.	June 22, 2016	Yes	SEP — 650 West Avenue only	16-152
ABM Air Conditioning and Heating, Inc.	HVAC Maintenance (Solais Lighting Expansion Space)	West Avenue Realty Associates, L.L.C.	December 20, 2016	Yes	SEP — 650 West Avenue only	16-084
CFP, Inc.	Fire and Sprinkler Tests	West Avenue Realty Associates, L.L.C.	December 4, 2013	Yes	SEP — All buildings	13-151
Eastern Land Management	Snow Removal and De-Icing	West Avenue Realty Associates, L.L.C.	September 26, 2018	Yes	SEP — All buildings	18-236
Foley’s Pump Service, Inc.	Pump Station Inspections	West Avenue Realty Associates, L.L.C.	February 4, 2015	Yes	SEP - 550 West Ave Only	15-005
Scarsdale Security Systems, Inc.	Fire Alarm Monitoring and Testing, Telephone Service	West Avenue Realty Associates, LLC	January 1, 2016	No	SEP - 419 West Ave Only [Contract incorrectly lists the property as 500 West Avenue]	16-080
Scarsdale Security Systems, Inc.	Fire Alarm Monitoring and Testing, Telephone Service	West Avenue Realty Associates, LLC	January 1, 2016	No	SEP - 500 West Ave Only	16-117

Contractor	Service	Owner	Agreement Date	Month-to- Month	Applies to	Contract #
Scarsdale Security Systems, Inc.	Fire Alarm Monitoring and Testing, Telephone Service	West Avenue Realty Associates, LLC	January 1, 2016	No	SEP - 600 West Ave Only	16-119
Scarsdale Security Systems, Inc.	Fire Alarm Monitoring and Testing, Telephone Service	West Avenue Realty Associates, LLC	January 1, 2016	No	SEP - 650 West Ave Only	16-120
Scarsdale Security Systems, Inc.	Fire Alarm Monitoring and Testing, Telephone Service, and Ejector Pump Monitoring	West Avenue Realty Associates, LLC	January 1, 2016	No	SEP - 550 West Ave Only	16-118
Sharp Roofing Assoc.	Roof Inspections	West Avenue Realty Associates, LLC	August 30, 2016	No	SEP - All Buildings	16-100
Suburban Carting Company	Rubbish Removal & Recycling	Entities listed on Exhibit B	April 15, 2016	No	CWEP - All Buildings; SEP - All Buildings	16-022
Tristate Window Cleaning, Inc.	Window Washing	West Avenue Realty Associates, LLC	December 15, 2014	Yes	SEP - All Buildings	14-139
Universal Protection Services, LP d/b/a Allied Universal	Security Services	West Avenue Realty Associates, LLC	July 27, 2016	No	SEP - All Buildings	16-095

Rooftop Antenna Management Agreement

Management and Transmitting Sites Agreement between Apex Site Management, L.P., Manager, and Mack-Cali Realty Corporation, Owner, dated July 6, 1998

• Letter Agreement re Amendment to Management Agreement, dated October 5, 1999.

• Letter Agreement re Amendment to Management Agreement, dated November 1, 1999.

• Letter Agreement re Amendment to Management Agreement, dated November 19, 1999.

• Letter Agreement re Amendment to Management Agreement, dated January 7, 2000.

• Letter Agreement re Amendment to Management Agreement, dated July 25, 2000.

• Amendment to Management of Transmitting Sites Agreement, dated February 11, 2003

•  Seventh Amendment to Management of Transmitting Sites Agreement, dated January 12, 2017

Note:  This should go on every service contract exhibit, regardless of whether there is rooftop activity

Leased Equipment

None

Roof Warranties

500 West Street

20 Year System Warranty from Sika Sarnafil, dated September 30, 2014.

EXHIBIT G

Lease Schedule

419 WEST AVENUE

Cablevision Lightpath-CT, Inc.

Telecom License Agreement between West Avenue Realty Associates L.L.C., Owner, and Cablevision Lightpath-CT, Inc., Provider, dated November 1, 2005.

•                  Renewal (Email) to Lease between West Avenue Realty Associates L.L.C., and Cablevision Lightpath-CT, Inc. dated October 15, 2010.

•                  Certificate of Conversion of a Corporation to a Limited Liability Company regarding conversion of Cablevision Lightpath - CT, Inc. to Cablevision Lightpath CT LLC, dated December 31, 2012.

•                  Delaware Secretary of State Certification of Conversion of Cablevision Lightpath - CT, Inc. to Cablevision Lightpath CT LLC and Name Change from Cablevision Lightpath - CT, Inc. to Cablevision Lightpath - CT LLC dated January 2, 2013.

•                  First Amendment to Telecom License Agreement between West Avenue Realty Associates L.L.C., c/o Mack-Cali Realty, LP, Owner, and Cablevision Lightpath CT LLC, Provider, dated  February 6, 2015.

•                  Second Amendment to Telecom License Agreement between West Avenue Realty Associates LLC c/o Mack-Cali Realty, L.P., Owner, and Cablevision Lightpath CT LLC, Provider, dated  April 8, 2018.

Fuji Medical Systems USA, Inc.

Lease between RM Stamford Realty Associates L.P., Landlord, and Fuji Medical Systems USA, Inc., Tenant, dated August 10, 1998.

•                  Amendment to Lease Agreement between  RM Stamford Realty Associates, Landlord, and Fuji Medical Systems USA, Inc., Tenant, dated August 10, 1998.

•                  Limited Guaranty between Cali Stamford Realty Associates L.P. d/b/a RM Stamford Realty Associates L.P., Landlord, and Fuji Medical Systems USA, Inc., Tenant, and Smiths Industries Aerospace & Defense Systems Inc., Guarantor, dated effective August 10, 1998.

•                  Letter Agreement to supplement Amendment to Lease Agreement dated as of August 10, 1998 between Fuji Medical Systems U.S.A., Inc. and RM Stamford Realty Associates dated November 11, 1998.

•                  First Amendment between RM Stamford Realty Associates, Landlord, and Fuji Medical Systems USA, Inc., Tenant dated September 28, 2001.

•                  Second Amendment between RM Stamford Realty Associates, Landlord, and Fuji Medical Systems USA, Inc., Tenant dated March 25, 2002.

•                  C&E Letter between RM Stamford Realty Associates as Owner/Landlord, and Fuji Medical Systems USA, Inc. as Tenant dated March 27, 2003.

•                  C&E Letter between West Avenue Realty Associates L.L.C. as Owner/Landlord and Fuji Medical Systems USA, Inc. as Tenant dated June 1, 2005.

•                  Third Amendment between West Avenue Realty Associates L.L.C., Landlord, and FujiFilm Medical Systems U.S.A., Inc., Tenant dated June 30, 2006.

•                  Fourth Amendment between West Avenue Realty Associates L.L.C., Landlord, and FujiFilm Medical Systems U.S.A., Inc., Tenant dated June 12, 2015.

•                  Fifth Amendment between West Avenue Realty Associates L.L.C., Landlord, and FujiFilm Medical Systems U.S.A., Inc., Tenant, dated May 22, 2017.

•                  Supplemental Amendment to Lease Letter between RM Stamford Realty Associates, and Fuji Medical Systems U.S.A., Inc. dated November 11, 1998

500 WEST AVENUE

Cablevision Lightpath CT LLC

Telecom License Agreement between West Avenue Realty Associates L.L.C., Owner, and Cablevision Lightpath CT LLC, Provider, dated September 18, 2014.

Cablevision of Litchfield, Inc.

Standard Form Lease between West Avenue Realty Associates L.L.C., Owner, and Cablevision of Litchfield, Inc., Tenant, dated June 12, 2014.

•                  Notice Letter regarding Possession Date to Cablevision of Litchfield, Inc., Tenant, dated August 20, 2014.

•                  Notice Letter regarding satisfaction of Article 42(a)(iv) of Lease to Cablevision of Litchfield, Inc., Tenant, from West Avenue Realty Associates L.L.C., Owner, dated September 24, 2014.

•                  Commencement Date Agreement between West Avenue Realty Associates L.L.C., Owner, and Cablevision of Litchfield, Inc., Tenant, dated September 30, 2014.

•                  First Amendment to Lease Generator Agreement between West Avenue Realty Associates L.L.C., Owner, and Cablevision of Litchfield, Inc., Tenant, dated November 25, 2014.

•                  Consent to Sublet Agreement between West Avenue Realty Associates, L.L.C., Landlord, and Cablevision of Litchfield, Inc., Tenant, dated September 19, 2018.

CSC TKR LLC d/b/a Cablevision of Connecticut L.P.

Cable Access Agreement between West Avenue Realty Associates L.L.C., Owner, and CSC TKR, INC. d/b/a Cablevision of Connecticut L.P., Provider, dated November 18, 2011.

•                  Certificate of Conversion of a Corporation to a Limited Liability Company and Name Change dated June 24, 2009

•                  Certificate of Formation of CSC TKR, LLC dated June 24, 2009.

•                  Delaware Secretary of State Certified Copy of Certificate of Conversion dated June 26, 2009

Impression Point, Inc.

Standard Form Lease between West Avenue Realty Associates L.L.C., Owner, and Impression Point, Inc., Tenant, dated June 16, 2008.

•                  First Amendment to Lease between West Avenue Realty Associates L.L.C., Owner, and Impression Point, Inc., Tenant, dated June 12, 2014.

Sekisui Diagnostics, LLC

Lease between Mack-Cali Stamford Realty Associates Limited Partnership d/b/a RM Stamford Realty Associates, Lessor, and American Diagnostica Inc., Lessee, dated June 29, 2002.

•                  First Amendment to Lease between West Avenue Realty Associates L.L.C., Lessor, and American Diagnostica Inc, Lessee, dated December 12, 2008.

•                  Consent to Sale of Stock from West Avenue Realty Associates L.L.C., Lessor, to American Diagnostica, Inc., Lessee, dated April 15, 2009.

•                  Second Amendment to Lease between West Avenue Realty Associates L.L.C., Lessor, and American Diagnostica Inc., Lessee, dated September 28, 2009.

•                  Third Amendment to Lease between West Avenue Realty Associates L.L.C., Lessor and American Diagnostica Inc., Lessee, dated March 5, 2010.

•                  Fourth Amendment to Lease between West Avenue Realty Associates L.L.C., Lessor and Sekisui Diagnostics, LLC (successor-by-merger to American Diagnostica, Inc.), Lessee, dated July 16, 2013.

•                  Extension Notice Letter from Sekisui Diagnostics, LLC, successor-in-interest to American Diagnostica, Inc., to West Avenue Realty Associates L.L.C., successor-in-interest to Mack-Cali Stamford Realty Associates Limited Partnership, Landlord, dated September 29, 2014.

•                  Fifth Amendment to Lease between  West Avenue Realty Associates L.L.C., Lessor, and Sekisui Diagnostics, LLC (successor-by-merger to American Diagnostica, Inc.), Lessee, dated June 26, 2016.

•                  Sublease Agreement between Sekisui Diagnostics, LLC, Sublessor, and BioMedica ADI Inc., Sublessee, dated December 1, 2016.

•                  Consent to Sublet between West Avenue Realty Associates L.L.C., Landlord, Sekisui Diagnostics, LLC, Tenant, and BioMedica ADI Inc., Subtenant, dated December 1, 2016.

550 WEST AVENUE

Cablevision Lightpath- CT, Inc.

Telecom License Agreement between West Avenue Associates L.L.C., Owner, and Cablevision Lightpath - CT, Inc., Provider, dated May 24, 2011.

•                  Certificate of Conversion of a Corporation to a Limited Liability Company and Name Change dated December 31, 2012.

•                  Delaware Secretary of State Certification of Filing of Certificate of Conversion and Name Change from Cablevision Lightpath- CT, Inc. to Cablevision Lightpath CT LLC dated January 2, 2013.

•                  First Amendment to Telecom License Agreement between West Avenue Associates LLC, Owner, and Cablevision Lightpath CT LLC, Provider, dated February 6, 2015.

CSC TKR LLC

Cable Access Agreement between West Avenue Realty Associates L.L.C., Owner, and CSC TKR, LLC d/b/a Cablevision of Connecticut L.P., Provider, dated November 18, 2011.

•                  Certificate of Conversion of a Corporation to a Limited Liability Company dated June 24, 2009.

•                  Delaware Secretary of State Certification of Filing of Certificate of  Conversion and Name Change from CSC TKR, INC. to CSC TKR, LLC, dated July 29, 2009.

Performance Imaging

Temporary Lease Agreement between West Avenue Realty Associates L.L.C., Owner, and Performance Imaging, LLC, Tenant, dated October 31, 2013.

•                  First Amendment to Lease between West Avenue Realty Associates L.L.C., Owner, and Performance Imaging LLC, Tenant, dated July 30, 2014.

•                  Second Amendment to Lease between West Avenue Realty Associates L.L.C., Owner, and Performance Imaging LLC, Tenant, dated April 27, 2015.

600 WEST AVENUE

Stamford RPM Raceway

Short Form Net Lease between West Avenue Realty Associates L.L.C., Landlord, and Stamford RPM Raceway LLC, Tenant dated May 9, 2017.

•                  Notice of Lease between West Avenue Realty Associates L.L.C., Landlord, and Stamford RPM Raceway LLC, Tenant dated May 9, 2017.

•                  First Amendment to Lease Commencement Date Agreement between West Avenue Realty Associates L.L.C., Landlord, and Stamford RPM Raceway LLC, Tenant, dated June 5, 2017.

•                  Notice of Default and Opportunity to Cure Letter to Stamford RPM Raceway LLC dated July 16, 2018.

•                  Guaranty and Indemnification Agreement between West Avenue Realty Associates L.L.C., Landlord, Stamford RPM Raceway LLC, Tenant, and Eyal Farage and Karen Davis Farage, Guarantors, dated September 4, 2018.

•                  Second Amendment to Lease between West Avenue Realty Associates L.L.C., Landlord, and Stamford RPM Raceway LLC, Tenant, dated September 6, 2018.

650 WEST AVENUE

CSC TKR LLC

Cable Access Agreement between West Avenue Realty Associates L.L.C., Owner, and CSC TKR, INC. d/b/a Cablevision of Connecticut L.P., Tenant dated January 13, 2012.

•                  Certificate of Conversion of a Corporation to a Limited Liability Company  dated June 24, 2009.

•                  Delaware Secretary of State Certification of Certificate of Conversion of Corporation to Limited Liability Company and Name Change dated June 29, 2009.

FujiFilm Medical Systems U.S.A., Inc.

Standard Form Lease between West Avenue Realty Associates LLC, Owner, and FujiFilm Medical Systems U.S.A., Inc., Tenant, dated February 22, 2007.

•                  First Amendment between West Avenue Realty Associates L.L.C., Owner, and FujiFilm Medical Systems U.S.A., Inc., Tenant, dated October 3, 2007.

•                  Second Amendment between West Avenue Realty Associates L.L.C., Owner, and FujiFilm Medical Systems U.S.A., Inc., Tenant, dated June 12, 2015.

•                  Third Amendment between West Avenue Realty Associates L.L.C., Owner, and FujiFilm Medical Systems U.S.A., Inc., Tenant, dated May 22, 2017.

Solais Lighting, Inc.

Standard Form Lease Agreement between West Avenue Realty Associates L.L.C, Owner, and Solais Lighting, Inc., Tenant, dated November 14, 2013.

•                  Commencement Date Agreement between West Avenue Realty Associates L.L.C, Owner, and Solais Lighting, Inc., Tenant, dated January 31, 2014.

•                  First Amendment to Lease between West Avenue Realty Associates L.L.C., Owner, and Solais Lighting, Inc., Tenant, dated August 26, 2016.

•                  Second Amendment to Lease between West Avenue Realty Associates L.L.C., Owner, and Solais Lighting, Inc., Tenant, dated November 15, 2016.

•                  Third Amendment to Lease Commencement Date Agreement between West Avenue Realty Associates L.L.C., Owner, and Solais Lighting, Inc., Tenant, dated February 3, 2017.

•                  Fourth Amendment to Lease between West Avenue Realty Associates L.L.C., Owner, and Solais Lighting, Inc., Tenant, dated December 28, 2017.

•                  Notice of Exercise of Termination Option Letter between West Avenue Realty Associates L.L.C, Owner, and Solais Lighting, Inc., Tenant, dated May 29, 2018.

•                  Termination Email between West Avenue Realty Associates L.L.C, Owner, and Solais lighting, Inc., Tenant, dated June 8, 2018.

EXHIBIT H

TENANT ESTOPPEL CERTIFICATE

PURCHASER:                                                                         RMC Acquisition Entity, LLC, its successors and/or assigns

PROPERTY:

LANDLORD:

TENANT:

TENANT’S NOTICE ADDRESS:

LEASED PREMISES:

LEASE DOCUMENTS:

For good and valuable consideration, with the understanding that Purchaser and its lenders will be relying on the statements herein in acquiring and financing the Property, Tenant hereby certifies for the benefit of Purchaser, and each of its assigns and transferees and their respective lenders, that:

1.                                        The Lease Documents listed above (collectively, the “Lease”) constitute the entire agreement between the parties concerning the Leased Premises.  There are no other agreements (oral or written) between Landlord and Tenant concerning the Leased Premises.

2.                                        The Lease is valid and in full force and effect.

3.                                        [To Tenant’s knowledge, DELETE FROM INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY INSERT] (i) Landlord is not in default in the performance of its obligations under the Lease, (ii) Tenant has no present claims against Landlord under the Lease, and (iii) there are no existing defenses against the enforcement by Landlord of any of the obligations of Tenant under this Lease.

4.                                        [To Tenant’s knowledge, DELETE FROM INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY INSERT] Tenant is not in default in any of its obligations under the Lease, nor has any event occurred that, with notice or expiration of any applicable grace period, or both, would constitute a default under the Lease.

5.                                        Tenant has accepted possession of the Leased Premises.  The Lease term commenced on                          .  The Lease term, excluding unexercised renewals and extensions, will terminate on                           .  Tenant has no right to renew extend, or expand the Lease and no right to cancel or reduce the term of the Lease.

6.                                        Tenant has paid base rent for the Leased Premises for the period up to and including                           , and additional rent as invoiced by Landlord for the Leased Premises (subject to true-up pursuant to the Lease).  The base monthly rent presently payable under the Lease is $              .  The monthly reoccurring additional rent presently payable under the Lease is, in the aggregate, $           per month.  No rent has been paid more than one month in advance, except as expressly provided in the Lease.  Tenant’s security deposit is $               .

7.                                        Tenant has no present or future right to any free rent, reduction in rent, or any other type of rent concession or to any lease support payments or lease buy-outs.  [To Tenant’s knowledge, DELETE FROM INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY INSERT] no payments are due and payable to Tenant from Landlord.

8.                                        [To Tenant’s knowledge, DELETE FROM INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY INSERT] all improvements and space required to be furnished by Landlord under the Lease have been completed.  [To Tenant’s knowledge, DELETE FROM INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY INSERT] Landlord has complied with all of its material obligations with respect to the construction, fixturing and equipping of the Leased Premises and all design allowances, construction allowances or other allowances to which Tenant may be entitled under the Lease have been paid in full.

9.                                        Tenant’s interest in the Lease has not been sublet, assigned or otherwise transferred.

10.                                 Tenant has no outstanding options or rights of first refusal to purchase the Leased Premises or any part thereof or any real property of which the Leased Premises are a part.

11.                                 No actions, whether voluntary or otherwise, are pending against Tenant, or to Tenant’s knowledge, threatened against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

12.                                 The current Tenant’s Notice Address for all notices to be given to Tenant under the Lease is set forth above.

At Purchaser’ request, Tenant agrees to provide an update to this Certificate within ten (10) days prior to Purchaser’s closing on the acquisition of the Property, including the addition of any reasonable modifications thereto as may be requested by any of the Purchaser’s lenders. [INCLUDE IN INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY DELETE]

[DO NOT INCLUDE IN INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY ADD This certificate does not amend or modify any of the terms, conditions or provisions of the Lease.]

This certificate is being delivered with the knowledge that Landlord, Purchaser and Purchaser’s mortgage lender and anyone making a loan secured by an assignment of ownership interests in any entity owning the Property, and their respective successors and assigns, will rely upon this certificate in connection with the purchase and financing of the Property.

This certificate is dated as of                      , 2019.

TENANT:

[ ]

By:
Name:
Title:

Dated: , 2019

Exhibit A

List of Documents Constituting the Lease

EXHIBIT I

NON-FOREIGN AFFIDAVIT UNDER INTERNAL REVENUE

CODE SECTION 1445(B)(2)

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)

                                             , being first duly sworn, deposes and states under penalty and perjury:

For U.S. federal income tax purposes (including Section 1445 of the Internal Revenue Code (the “Code”)), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.                               , a                                                  (“Owner”), informs                               , a                                                  (“Buyer”) that withholding of tax is not required upon the disposition of a United States real property interest by                               , a                                                  (“Seller”), and with the knowledge that Buyer will rely upon the following statements, Owner hereby certifies the following facts to Buyer:

1.                                      Seller is a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii) (“Disregarded Entity”).  Owner is the direct owner of Seller.

2.                                      Owner is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and Income Tax Regulations).

3.                                      Owner’s United States Employer Identification Number is                .

4.                                      Owner’s office address is:  c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311.

5.             I am a duly authorized officer of [Mack-Cali Realty Corporation], the general partner of  [Mack-Cali Realty, L.P.], the sole member of  Seller, the transferor of the property commonly known as                              .

This affidavit is given to the transferee of the property described in paragraph 5 above, for the purpose of establishing and documenting the non-foreign affidavit exemption to the withholding requirement of Section 1445 of the Code.  Owner understands that this affidavit may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Name:
Title:

Subscribed and sworn to before me
this day of , 201

Notary Public

EXHIBIT J

Leasing Commission Agreements

Building	Document/ Agreement	Date	Tenant	Broker
419 West Ave	Commission Broker Agreement	January 13, 1999	Fuji Medical Systems USA, Inc	Alliance Partners, Inc.
	Commission Invoice	August 15, 2002	Fuji Medical Systems USA, Inc	Alliance Partners, Inc.
	Commission Agreement	June 9, 2015	Fujifilm Medical Systems USA, Inc	CBRE, Inc.
	Commission Agreement	May 22, 2017	Fujifilm Medical Systems USA, Inc	CBRE, Inc.
500 West Ave	Commission Agreement	August 14, 2014	Impression Point, Inc,	Jones Lang LaSalle Brokerage, Inc.
	Commission Agreement	June 12, 2014	Cablevision of Litchfield, Inc.	Jones Lang LaSalle Brokerage, Inc.
	Commission Agreement	July 17, 2013	Sekisui Diagnostics, LLC	Cassidy Turley Commercial Real Estate Services
	Commission Agreement	July 7, 2016	Sekisui Diagnostics, LLC	Jones Lang LaSalle Americas, Inc.
600 West Ave	Commission Agreement	May 30, 2017	Stamford RPM Raceway, LLC	Cushman & Wakefield, Inc.
650 West Ave	Commission Agreement	October 31, 2013	Solais Lighting, Inc.	CBRE, Inc.
	Commission Agreement	September 19, 2016	Solais Lighting, Inc.	CBRE, Inc.
	Commission Amendment Letter	January 18, 2017	Solais Lighting, Inc.	CBRE, Inc.
	Commission Amendment Letter	January 25, 2018	Solais Lighting, Inc.	CBRE, Inc.
	Commission Agreement	June 9, 2015	Fujifilm Medical Systems USA, Inc.	CBRE, Inc.
	Commission Agreement	May 22, 2017	Fujifilm Medical Systems USA, Inc.	CBRE, Inc.

EXHIBIT K

ASSIGNMENT AND ASSUMPTION OF MAINTENANCE DECLARATION

THIS ASSIGNMENT AND ASSUMPTION OF MAINTENANCE DECLARATION (this “Assignment”) is made as of                   , 20   (the “Effective Date”) by and between WEST AVENUE REALTY ASSOCIATES L.L.C., a Connecticut limited liability company, having an office located c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311 (“Assignor”), and RMC ACQUISITION ENTITY, LLC, a Delaware limited liability company having an address c/o Robert Martin Company, 100 Clearbrook Road, Elmsford, NY 10523 (“Assignee”).

W I T N E S S E T H:

WHEREAS, the property commonly known as 419, 500, 550, 600 and 650 West Avenue, Stamford, Connecticut (collectively, the “Property”) is affected by that certain West Avenue Extension Maintenance Association Declaration dated March 29, 1984, by Robert Martin Company and Robert Martin West Corporation, as declarant, and recorded with the Stamford Office of the Town Clerk (Division of Land Records) on March 30, 1984, in Book 2366 at page 104, as amended by that certain First Amendment to West Avenue Extension Maintenance Declaration, dated February 11, 1991 and recorded with the Stamford Office of the Town Clerk (Division of Land Records) on March 18, 1991, in Book 3672 at page 6, as assigned pursuant to that certain Assignment and Assumption of Rights and Obligations under Maintenance Declaration, dated as of January 31, 1997, by and between West Avenue Extension Maintenance Association, Inc., as assignor, and West-Ave. Maintenance Corp., as assignee (collectively, including without limitation all exhibits and schedules attached thereto, the “Declaration”).

WHEREAS, Assignor and Assignee are parties to that certain Agreement of Sale and Purchase dated                    , 2019 (“Agreement”), pursuant to which Assignor shall assign to Assignee all of Assignor’s right, title and interest in and to the Declaration, and Assignee has agreed to accept the assignment of such right, title and interest in and to the Declaration and to assume all of Assignor’s right, title and interest in the Declaration.

NOW, THEREFORE, in consideration of the sum of Ten Dollars, the mutual covenants and conditions herein contained and for other good and valuable consideration, the parties intending to be legally bound, do hereby agree as follows:

1.                                      Assignor hereby quit claims, assigns, sells, transfers, sets over and conveys to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Declaration from and after the Effective Date, excluding any rights or positions within the respective association which requires the approval or affirmative vote of other members of such association.  Assignee hereby accepts the assignment, sale, transfer and conveyance of Assignor’s foregoing right, title and interest in and to the Declaration and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities (collectively, “Obligations”) of Assignor under and by virtue of the Declaration arising from and after the Effective Date.

2.                                      Assignee hereby agrees to indemnify and hold Assignor harmless from all loss, expense or liability (including, without limitation, attorneys’ fees and disbursements) relating to the Obligations accruing from or after the Effective Date.

3.                                      Assignor hereby agrees to indemnify and hold Assignee harmless from all loss, expense or liability (including, without limitation, attorneys’ fees and disbursements) relating to the Obligations accruing prior to the Effective Date.

4.                                      This Assignment is made without representation, warranty (express or implied) or recourse of any kind, except as may be expressly provided herein or in the Agreement.

5.                                      This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  This Assignment shall be governed by, and construed under, the laws of the State of Connecticut.

6.                                      This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original Assignment, but all of which shall constitute but one and the same Assignment.

IN WITNESS WHEREOF, Assignor and Assignee do hereby execute and deliver this Assignment as of the date and year first above written.

ASSIGNOR:

WEST AVENUE REALTY ASSOCIATES L.L.C.

By:	Mack-Cali Realty, L.P., its sole member
By:	Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner
General Counsel

ASSIGNEE:

RMC ACQUISITION ENTITY, LLC

By:
Name:
Title:

EXHIBIT L

FORM OF DEED

Block

After recording return to:

Cohn Birnbaum & Shea P.C.

100 Pearl Street - 12th Floor

Hartford, CT 06103

Attention: Richard J. Shea, Jr., Esq.

STATUTORY FORM QUIT CLAIM DEED

WEST AVENUE REALTY ASSOCIATES L.L.C., a Connecticut limited liability company, having an office located c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311 (“Grantor”), in consideration DOLLARS ($                   and 00/100, hereby grants to RMC ACQUISITION ENTITY, LLC, a Delaware limited liability company having an address c/o Robert Martin Company, 100 Clearbrook Road, Elmsford, NY 10523 (“Grantee”),

with QUIT CLAIM COVENANTS,

all of Grantor’s right, title and interest in and to that real property situated in the City of Stamford, County of Fairfield and State of Connecticut, with the buildings and all other improvements thereon, known as                West Avenue, (“Premises”).  The Premises are more particularly bounded and described in Schedule A attached hereto and made a part hereof.

[Signatures begin on the following page]

Signed this          day of           , 2019.

Witnessed by:

WEST AVENUE REALTY ASSOCIATES L.L.C.
By:	Mack-Cali Realty, L.P., its sole member
By:	Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner, General Counsel

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)

On the      day of          , 2019 before me, the undersigned, personally appeared Gary T. Wagner, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

In witness whereof I hereunto set my hand.

Signature of Notary Public

Date Commission Expires:

Printed Name of Notary

Grantee’s Mailing Address:

c/o Robert Martin Company

100 Clearbrook Road

Elmsford, NY 10523

Schedule A

(Description of Land)

EXHIBIT M

OWNER’S AFFIDAVIT

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)

First American Title Insurance Company (“First American”), and its co-insurer(s) (collectively, “Title Company”)

First American title nos.

PROPERTY ADDRESS

                                  County, New York (the “Property”)

BEFORE ME, the undersigned personally appeared Gary T. Wagner (“Affiant”), General Counsel of Mack-Cali Realty Corporation, the general partner of Mack-Cali Realty, L.P., the sole member of WEST AVENUE REALTY ASSOCIATES L.L.C. (“Owner”), who first being duly sworn, deposes and says that to his knowledge:

1.                                      That Affiant is duly authorized to make this affidavit on behalf of Owner.

2.                                      That there are no individuals or entities in possession of the Property, except pursuant to the Lease documents set forth on the Lease Schedule annexed hereto as Exhibit A or pursuant to recorded documents.

3.                                      That the Clarence House Imports Lease at 600 West Avenue has been terminated.

4.                                      That there has been no work done, services rendered or materials furnished in connection with repairs, improvements, development, construction, removal, alterations, demolition or such similar activity on or incident to the referenced property within 180 days prior to the date of this Affidavit other than that which has been or will be paid in the ordinary course of business by either Owner, a tenant or the grantee.

5.                                      That Owner has never been declared a bankrupt.

6.                                      That there are no unrecorded mortgages, encumbrances or easements adversely affecting the Property which are known to the undersigned.

7.                                      That all food service businesses or establishments at the Property, whether retail or wholesale, cooked or uncooked, are wholly tenant operated or owned and not affiliated with Owner or its principals in any manner whatsoever.

[Signatures on following page]

This affidavit is made for the purpose of inducing the Title Company to issue a title insurance policy in reliance on the statements set forth herein.

WEST AVENUE REALTY ASSOCIATES L.L.C.
By:	Mack-Cali Realty, L.P., its sole member
By:	Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner, General Counsel

Sworn to and subscribed before me

this day of , 2019

Notary Public

Exhibit A

Lease Schedule

EXHIBIT N

Intentionally omitted

EXHIBIT O

HIG WIRE INSTRUCTIONS

H.I.G. Realty Partners III (Onshore), L.P. — 68.9767%

H.I.G. Realty Partners III (Offshore), L.P. — 31.0233%

(Attached)

EXHIBIT P

MAJOR TENANT AND SNDA TENANT

Major Tenant:

Stamford RPM Raceway LLC

SNDA Tenant:

Stamford RPM Raceway LLC

EXHIBIT Q

ROFO (RM) AFFIDAVIT

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)

First American Title Insurance Company (“First American”), and its co-insurer(s) (collectively, “Title Company”)

First American title nos.

BEFORE ME, the undersigned personally appeared Gary T. Wagner (the “Affiant”), General Counsel of Mack-Cali Sub XVII, Inc., the general partner of Mack-Cali Texas Property L.P., the sole member of WEST AVENUE REALTY ASSOCIATES L.L.C., a limited liability company organized under the laws of the State of New York and having an address c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, NJ 07311 (the “Seller”), who first being duly sworn, deposes and says that to his knowledge:

1.                                      That Affiant is duly authorized to make this affidavit on behalf of the Seller.

2.                                      That the Seller delivered, with respect to the Contribution and Exchange Agreement (RM), a written notice of proposed sale and terms to each ROFO (RM)  Party in accordance with the terms of the ROFO (RM) Rights, which ROFO (RM) Rights are attributable to the properties listed in Exhibit A attached hereto.

3.                                      That each ROFO (RM) Party, respectively, either provided notice waiving or otherwise failed to timely exercise their respective ROFO (RM) Rights attributable to such properties.

Any defined terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement of Purchase and Sale made by and between the Seller and RMC ACQUISITION ENTITY, LLC dated as of February   , 2019 (the “Agreement”).

[Signatures on following page]

This affidavit is made for the purpose of inducing the Title Company to issue a title insurance policy in reliance on the statements set forth herein and the Seller hereby indemnifies and holds harmless the Title Company for any claim, cost, loss or damage arising from or in connection with the subject ROFO (RM) Rights described hereinabove.

WEST AVENUE REALTY ASSOCIATES L.L.C.
	By:	Mack-Cali Realty, L.P., its sole member
	By:	Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner, General Counsel

Sworn to and subscribed before me

this day of , 2019

Notary Public

Exhibit A

1.                                      419 West Avenue, Stamford, Connecticut

2.                                      500 West Avenue, Stamford, Connecticut

3.                                      550 West Avenue, Stamford, Connecticut

EXHIBIT R

Subordination, Non-Disturbance and Attornment Agreement

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of this         day of                     , 20     , which date shall be the effective date of this Agreement, between                                       , a                 (the “Tenant”) and BANK OF AMERICA, N.A., a national banking association, and having its principal offices in Charlotte, North Carolina (together with its successors and/or assigns the “Lender”).

The Tenant is the lessee under the lease described in Exhibit A attached hereto (as the same may from time to time be assigned, subleased, renewed, extended, amended, modified or supplemented, collectively the “Lease”).

The Lender has previously made or is about to make a loan to                                    , a                              or its successor and/or assigns with respect to the landlord’s interest under the Lease (the “Landlord”), evidenced by a promissory note in the original principal amount of approximately $                executed by the Landlord and payable to the Lender and secured by a first priority deed of trust, mortgage or deed to secure debt on certain real and personal property and improvements (the “Premises”), recorded or to be recorded in the appropriate records of                County,                       (the “Security Instrument”).

The Lender has requested the Tenant to confirm the fact that the Lease is subject and subordinate to the Security Instrument.

The Tenant is willing to confirm the subordination of the Lease, provided it obtains assurance from the Lender that its possession of the premises demised under the Lease (the “Demised Premises), which Demised Premises is all or a portion of the Premises, and its right to use any common areas will not be disturbed by reason of or in the event of the foreclosure of the Security Instrument.

The Lender is willing to give such assurance.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and other good and valuable consideration, the parties hereto do hereby mutually covenant and agree as follows:

1.                                      The Tenant hereby subordinates the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby to the Security Instrument and the lien thereof, and to all present or future advances under the obligations secured thereby and to all renewals, extensions, amendments, modifications and/or supplements of same, to the full extent of all amounts secured thereby from time to time.

2.                                      So long as no event of default on the part of the Tenant under the Lease shall exist which would entitle the Landlord to terminate the Lease, or if such an event of default shall exist, so long as the Tenant’s time to cure the default shall not have expired, the term of the Lease shall not be terminated or modified in any respect whatsoever and the Tenant’s right of possession to the Demised Premises and its rights in and to any common areas and its other rights arising out of the Lease will all be fully recognized and protected by the Lender and shall not be disturbed, canceled, terminated or otherwise affected by reason of the Security Instrument or any action or proceeding instituted by the Lender to foreclose the Security Instrument, or any extension, renewal, consolidation or replacement of same, irrespective of whether the Tenant shall have been joined in any action or proceeding.

3.                                      In the event that the Lender takes possession of the Premises, either as the result of foreclosure of the Security Instrument or accepting a deed to the Premises in lieu of foreclosure, or otherwise, or the Premises shall be purchased at such a foreclosure by a third party, the Tenant shall attorn to the Lender or such third party and recognize the Lender or such third party as its landlord under the Lease, and the Lender or such third party will recognize and accept the Tenant as its tenant thereunder, whereupon, the Lease shall continue in full force and effect as a direct lease between the Lender or such third party and the Tenant for the full term thereof, together with all extensions and renewals thereof, and the Lender or such third party shall thereafter assume and perform all of the Landlord’s obligations, as the landlord under the Lease with the same force and effect as if the Lender or such third party were originally named therein as the Landlord; provided, however, that the Lender or such third party shall not be:

(a)                                 liable for any act or omission of any prior landlord (including the Landlord), except to the extent the Lender was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

(b)                                 subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord), except to the extent the Lender was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

(c)                                  bound by any rent or additional rent which the Tenant might have paid for more than two (2) months in advance to any prior landlord (including the Landlord); or

(d)                                 bound by any amendment or modification of the Lease not consented to in writing by the Lender.

4.                                      Notwithstanding anything to the contrary in this Agreement or otherwise, in the event the Lender or a third party takes possession of the Premises as provided in paragraph 3 above, the liability of the Lender or such third party under the Lease shall be limited to the Lender’s or such third parties, as the case may be, interest in the Premises, and upon any assignment or other transfer of the Lender’s or such third-party’s interest in the Premises, the Lender or such third party, as applicable, shall be discharged and released from any obligation or liability under the Lease arising or accruing after the date of such assignment or transfer.

5.                                      Tenant agrees not to subordinate the Lease to any other lien or encumbrance which (i) affects the Premises under the Lease, or any part thereof, or (ii) is junior to the Security Instrument, without the express written consent of the Lender, and any such subordination or any such attempted subordination or agreement to subordinate without such consent of Lender, shall be void and of no force and effect.

6.                                      Tenant agrees to provide copies of all notices given Landlord under the Lease to Lender at the following address:

Lender:                                                      Bank of America Merrill Lynch
Real Estate Structured Finance Servicing
NC1-026-06-01
900 West Trade Street, Suite 650
Charlotte, North Carolina  28255
Telephone:  (866) 531-0957
Telecopy:  (704) 317-0771

or to such other address as Lender shall designate in writing; and all such notices shall be in writing and shall be considered as properly given if (i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery; any notice so given shall be effective, as applicable, upon (a) the third (3rd) day following the day such notice is deposited with the United States mail, (b) delivery to the addressee, or (c) upon delivery to such third party delivery service; and any notice given in any other manner shall be effective only if and when received by the addressee.

7.                                      In the event Landlord shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default.  Tenant shall not take any action with respect to such default under the Lease (including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder) for a period of thirty (30) days following receipt of such written notice by Lender; provided, however, that in the case of any default which cannot with diligence be cured within such thirty (30) day period, if Lender shall proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of such default with diligence and continuity.

8.                                      Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instrument, except as specifically set forth herein.

9.                                      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of the Lender to a party that assumes the Lender’s obligations and liabilities hereunder, all obligations and liabilities of the Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom the Lender’s interest is assigned or transferred.

10.                               In the event of any litigation or other legal proceeding arising between the parties to this Agreement, whether relating to the enforcement of a party’s rights under this Agreement or otherwise, the prevailing party shall be entitled to receive its reasonable attorney’s fees and costs of suit from the non-prevailing party in such amount as the court shall determine.

WITNESS/ATTEST:	TENANT:

WITNESS/ATTEST:	By:
Name:
Title:

WITNESS/ATTEST:	LENDER:

BANK OF AMERICA, N.A., a national banking association

WITNESS/ATTEST:	By:
Name:
Title:

STATE OF

COUNTY OF

I,                          , a Notary Public of the County and State aforesaid, certify that                             , personally came before me this day and acknowledged that (s)he is a                           of                                          , the                      of                                                         , that executed the foregoing instrument, and acknowledged to me that the same was the act of the said                   , and that (s)he executed the same as the act of such                    for the purposes and consideration therein expressed and in the capacity therein stated.

WITNESS my hand and official stamp or seal, this        day of                  , 20   .

Notary Public

My Commission Expires:

(Notary Seal)

STATE OF

COUNTY OF

I,                          , a Notary Public of the County and State aforesaid, certify that                             , personally came before me this day and acknowledged that (s)he is a                      of Bank of America, N.A., a national banking association, that executed the foregoing instrument, and acknowledged to me that the same was the act of the said association, and that (s)he executed the same as the act of such association for the purposes and consideration therein expressed and in the capacity therein stated.

WITNESS my hand and official stamp or seal, this        day of             , 20   .

Notary Public

My Commission Expires:

(Notary Seal)

EXHIBIT A

LEASE

That certain                                   , dated as of                  , by and between                                           , as tenant, and                                        , as landlord, relating to the Premises generally described as                                                                                            , as assigned, subleased, renewed, extended, amended, modified or supplemented from time to time.